FILED PURSUANT TO
RULE 424(b)(3)
FILE NO. 333-145949

AMERICAN REALTY CAPITAL TRUST, INC.
SUPPLEMENT NO.  7 DATED February 18, 2009
TO THE PROSPECTUS DATED March 18, 2008

This prospectus supplement (this “Supplement No. 7”) is part of the prospectus of American Realty Capital Trust, Inc. (the “REIT”), dated March 18, 2008 (the “Prospectus”), and should be read in conjunction with the Prospectus. This Supplement No. 7 supplements, modifies or supersedes certain information contained in our Prospectus. This Supplement No. 7 consolidates, supersedes and replaces all prior Supplements and must be read in conjunction with our Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 7 will be delivered with the Prospectus.

The purpose of this Supplement No.  7 is to update disclosures about our current property holdings, fees, distributions and borrowing policies, to update our financial statements, and to update the executive officers of the REIT and the REIT’s dealer-manager and advisor.

	Supplement No. 7 Page No.	Prospectus Page No.
Status of the Offering	1	N/A
Shares Currently Outstanding	1	N/A
Selected Financial Data	2	N/A
Real Estate Investment Summary	2-3	84-89
Status of Distributions	3	9, 130-131
Status of Fees Paid and Deferred	3	6-9, 35-36
Real Estate Investments	3-18	84-89
Borrowing Policies	19	74-75
Share Repurchase Program	19-21	10,133-134
Other Revisions	21-24	Cover Page, ix, 40, 46, 50-51
Financial Statements	25-47	152-163

Status of the Offering

We commenced our initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of September 30, 2008, we had issued 1,165,397 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008. Total gross proceeds from these issuances were $10,523,344. As of September 30, 2008, the aggregate value of all share issuances and subscriptions outstanding was $13,667,108 based on a per share value of $10.00. This amount includes stock subscriptions of $2,103,628 which are maintained at our third-party escrow agent, to be released when certain escrow requirements have been achieved. We will offer these shares until January 25, 2011, unless the offering is extended, provided that the offering will be terminated if all of the shares are sold before then.

Shares Currently Outstanding

As of September 30, 2008, there were approximately 1,165,000 shares of our common stock outstanding, including shares issued under the distribution reinvestment plan.

1

Selected Financial Data

The selected financial data presented below has been derived from our consolidated financial statements as of September 30, 2008 and December 31, 2007:

Balance Sheet Data:	Nine Months Ended September 30, 2008 (unadited)	Year Ended December 31, 2007
Total investment in real estate assets, net	105,154,146	-
Cash and cash equivalents	874,661	-
Restricted cash	50,232	-
Prepaid expenses and other assets	751,273	938,157
Total assets	108,284,456	938,157
Mortgage notes payable	77,067,200	-
Investor contributions held in escrow	30,824	-
Total liabilities	101,402,791	738,657
Total stockholders’ equity	6,881,665	199,500
Total liabilities and stockholders’ equity	108,284,456	938,157
Operating Data:
Rental income	3,156,379	-
Property management fees to affiliate	4,230	-
Operating income (Loss)	1,095,213	(500)
Interest expense	(2,758,625)	-
Net loss	(1,641,345)	(500)
Cash Flow Data
Net cash provided by (used in) operating activities	1,291,317	(200,000)
Net cash used in investing activities	(49,067,597)	-
Net cash provided by financing activities	48,650,941	200,000

Real Estate Investments Summary

The following summary of real estate investments as of the date of this Supplement No.  7 information is to supplement the section of our Prospectus captioned “Real Property Investments” on pages 84-89 of the Prospectus.

The REIT acquired a FedEx Cross-Dock facility in Snowshoe, Pennsylvania (the “FedEx Property”) as its initial investment on March 5, 2008; 15 Harleysville National Bank and Trust Company (“Harleysville National Bank”) bank branch properties in various Pennsylvania locations (the “Harleysville Properties”) on March 12, 2008; 18 Rockland Trust Company (the “Rockland Properties”) bank branch properties in various Massachusetts locations on May 2, 2008; 6 Rite Aid properties in various locations in Pennsylvania and Ohio (the “Rite Aid Properties”) from affiliated parties on September 29, 2008; 50 PNC Bank, National Association bank branches in various locations in Pennsylvania, New Jersey and Ohio (the “PNC Properties”) on November 25, 2008; and 2 National City Bank branches in Florida (the “National City Properties”) from affiliated parties on September 16, 2008 and October 23, 2008. The amount of the Year 1 yield based upon the contract purchase price of the acquired and to-be acquired properties as compared to the Year 1 total rent is approximately 7.19%.

2

PROPERTIES		Fed Ex	Harleysville	Rockland		Rite Aid	PNC	National City		Total Portfolio

Purchase Price*		$10,198,996	$41,663,221	$33,133,296		$18,834,391	$44,613,256	6,853,419		$155,296,579

Mortgage Debt		$6,965,000	$31,000,000	$24,412,500		$12,808,265	$33,257,000	4,500,000		$112,942,765
Interest Rate		6.29%	6.59%	4.91	%**	6.97%	5.25%	4.04	%****	5.63%

Portfolio Leverage										72.73%

Total Rent	Year 1	$702,828	$3,003,838	$2,305,816		$1,404,226	$2,960,000	466,465		$10,843,173
	Year 2	$702,828	$3,003,838	$2,340,403		$1,404,226	$2,960,000	466,465		$10,877,760

Base Rent Increase (Year 2)										0.32%

Investment Grade Tenants (based on Rent) (S&P BBB- or better)										87.87%

Average Remaining Lease Term (years)										12.87

* Purchase Price above includes all closing costs and acquisition fees paid to American Realty Capital Advisors, LLC.
** This debt is variable based on 30-day Libor plus a spread of 1.375%. The REIT entered into a rate lock agreement to limit its interest rate exposure. The LIBOR floor and cap are 3.54% and 4.125% (initial year), respectively.
*** The effective interest rate reflects various derivative instruments entered into upon acquiring the property.

The following is a summary of lease expirations for the next ten years:

Year	Expiring Revenues	Leases Expiring(1)	Square Feet	% of Gross Rev
2009	$ –	–	–	–
2010	–	–	–	–
2011	–	–	–	–
2012	–	–	–	–
2013	–	–	–	–
2014	–	–	–	–
2015	–	–	–	–
2016	242,000	2	21,476	2.12%
2017	179,000	1	12,613	1.61%
2018	$4,910,000	59	384,201	44.76%

(1)	The 62 leases listed above are with the following tenants: Fed Ex, Rockland Trust Company, PNC Bank and Rite Aid.

Status of Distributions

The following information supplements the “Distribution Policy and Distributions” section on pages 9 and 130-131 of the Prospectus.

On February 25, 2008, our Board of Directors declared a distribution for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate investments.  We acquired our initial real estate investment on March 5, 2008.  Accordingly, our daily dividend commenced accruing on April 5, 2008.  The REIT’s initial distribution payment was paid to shareholders on May 21, 2008 representing dividends accrued from April 5, 2008 through April 30, 2008.  Subsequently, we modified the payment date to the 2nd day following each month end to stockholders of record at the close of business each day during the applicable period. The distribution is calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and equals a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the share price of $10.00. During the three months ended September 30, 2008, distributions paid totaled $174,021, inclusive of $63,354 of common shares issued under the dividend reinvestment plan. Based on the terms of leases with FedEx, Harleysville National Bank, Rockland Trust Company, Rite Aid, National City Bank and PNC Bank, management anticipates income from such property leases is sufficient so that distributions on proceeds received through September 30, 2008 from the sale of shares of our common stock will be paid from cash flow from our operating activities. As of December 31, 2008, cash used to pay our distributions was entirely generated from funds received from operating activities and fee waivers from our Advisor.  Our distributions have not been paid from any other sources.  We have continued to pay distributions to our shareholders each month since our initial dividend payment.

On November 5, 2008, the Board of Directors of American Realty Capital Trust, Inc. (the “Company”) approved an increase in its annual cash distribution from $.65 to $.67, paid monthly. Based on a $10.00 share price, this 20 basis point increase, effective January 2, 2009, will result in an annualized distribution rate of 6.7%.

The following is a chart of monthly distributions declared and paid since the commencement of the offering:

	Total	Cash	DRIP

April	$–	$–	$–
May	30,262	22,008	8,253
June	49,638	35,283	14,354
July	55,042	34,788	20,255
August	57,584	36,519	21,064
September	61,395	39,361	22,035
	$253,920	$167,959	$85,962

Status of Fees Paid and Deferred

The following information is to be added to the “Estimated Use of Proceeds” section on pages 6-9 and 35-36 of the Prospectus.

Through September 30, 2008, the Company reimbursed the Advisor $59,207 and $1,047,874 for organizational and offering expenses and acquisition costs, respectively, and incurred:
•	acquisition fees of $1,047,874 paid to the Advisor
•	finance coordination fees of $810,987 paid to the Advisor
•	property management fees of $4,263 paid to the Property Manager

The Company pays the Advisor an annualized asset management fee of 1.0% based on the aggregate contract purchase price of all properties. Through September 30, 2008, the Company paid no such fees to the Advisor. The Advisor has elected to waive its asset management fee through September 30, 2008, and will determine if such fees will be waived in subsequent periods on a quarter-to-quarter basis. Such waived fees for the period ended September 30, 2008 equal approximately $388,000.  If the Advisor had not agreed to waive the asset management fee, we would not have had sufficient cash to fund our distributions.  Had this been the case, additional borrowings would have been incurred to fund our monthly distributions.

Real Estate Investments

The following information is to replace the section of our Prospectus captioned “Real Property Investments” on pages 84-89 of the Prospectus.

FedEx Property

The REIT acquired a FedEx Cross-Dock facility in Snowshoe, Pennsylvania (the “FedEx Property”) as its initial investment on March 5, 2008. On February 25, 2008, the REIT’s entire Board of Directors (with the two inside directors abstaining because the acquisition of the FedEx Property is an affiliated transaction) approved the acquisition of the FedEx Property, which acquisition closed on March 5, 2008.

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The REIT acquired the FedEx Property at sellers’ cost, which does not exceed the fair market value of the FedEx Property as determined by an appraisal of a qualified independent appraiser. The purchase price for the FedEx Property is approximately $10.0 million. The FedEx Property is subject to approximately $7.0 million of existing debt. The REIT funded the balance of the purchase price by issuing 342,502 of shares of common stock to the sellers. Closing costs and fees aggregated approximately $215,000.

Our operating partnership, American Realty Capital Operating Partnership, L.P., entered into a purchase agreement to purchase the FedEx Property subject to customary due diligence and other conditions, as described above. The sellers of the FedEx Property are two unaffiliated parties, who own approximately 70% of indirect interest in the FedEx Property, and our sponsors, Nicholas S. Schorsch and William M. Kahane, who own approximately 30% of indirect interest in the FedEx Property. The FedEx Property is a shipping and distribution facility located at 401 E. Sycamore, Snowshoe, PA. Built in 2004, the FedEx Property has 55,440 square feet of warehouse space. The current sole tenant is FedEx and will remain the sole tenant on a double-net lease basis.

FedEx Property Location	Acquisition Date	Purchase Price(1)(2)	Compensation to Advisor and Affiliates(3)
401 E. Sycamore	3/5/2008	$10,198,996	$170,125

(1)	Sellers are our sponsors, Nicholas S. Schorsch and William M. Kahane, and two unaffiliated parties.

(2)	Purchase price includes all closing costs inclusive of the acquisition fee, which equals 1% of the contract purchase price.

(3)	Amounts include acquisition and finance coordination fees paid to our advisor for acquisition and finance coordination services rendered in connection with the property acquisition.

The property acquisition is subject to a double-net lease, pursuant to which the landlord is responsible for maintaining the property’s roof and structure, and the tenant is required to pay all other expenses associated with the property in addition to base rent.

The table below provides leasing information for the tenant at the property:

FedEx Property Location	Number of Tenants	Tenant	Renewal Options	Current Annual Base Rent	Base Rent per Square Foot	Total Square Feet Leased	Remaining Lease Term
401 E. Sycamore	1	FedEx Freight East Inc.	13 year lease 2 five year extension periods	$702,979	$12.68	55,440	11.08

The following table outlines the loan terms on the existing debt financing assumed in connection with acquisition of the FedEx Property.

FedEx Property Location	1st Mortgage Debt	Type	Rate	Maturity Date
401 E. Sycamore	$6,965,000	Interest only	6.29%	9/1/2037

4

FedEx Corporation, together with its subsidiaries, provides transportation, e-commerce, and business services. It operates in four segments: FedEx Express, FedEx Ground, FedEx Freight, and FedEx Kinko's. The FedEx Express segment offers various shipping services for the delivery of packages and freight. This segment also provides international trade services specializing in customs brokerage and global cargo distribution; international trade advisory services; and publishes customs duty and tax information, as well as provides Global Trade Data, an information tool that allows customers to track and manage imports. The FedEx Ground segment provides business and residential money-back-guaranteed ground package delivery services. The FedEx Freight segment offers regional next-day and second-day, and interregional less-than-truckload (LTL) freight services, as well as long-haul LTL freight services. The FedEx Kinko's segment provides document services, such as printing, copying, and binding services; and business services, such as high-speed Internet access and computer rental, videoconferencing, signs and graphics production, and direct mail services. This segment also offers retail products, such as specialty papers, greeting cards, printer cartridges, stationery, and office supplies, as well as provides Web-based services. The company also offers supply chain solutions, including critical inventory logistics, transportation management, fulfillment, and fleet services. FedEx Corporation, formerly known as FDX Corporation, was founded in 1971 and is headquartered in Memphis, Tennessee. FedEx Corporation stock is listed on the New York Stock Exchange, and FedEx has a credit rating of BBB.

Because the FedEx Property is 100% leased to a single tenant on a long-term basis under a net lease, which transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant’s guarantor and affiliate, FedEx Corporation, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the lessee’s credit-worthiness. Additionally, because the properties are subject to a net lease, historical property financial statements provide limited information other than rental income, which is disclosed above. Therefore, we have not provided audited financial statements of the properties acquired.

FedEx Corporation currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from the 2006 and 2007 annual reports and Form 10-Q.

	Past Three Months Ended	For the Fiscal Year Ended
	8/31/2008	5/31/2008	5/31/2007	5/31/2006
Consolidated Statements of Operations (in thousands)
Revenues	$6,360,000	$24,246,000	$22,527,000	$21,296,000
Operating Income	334,000	1,857,000	1,913,000	1,730,000
Net Income	197,000	1,125,000	1,251,000	1,086,000

	As of	As of the Fiscal Year Ended
	8/31/2008	5/31/2008	5/31/2007	5/31/2006
Consolidated Balance Sheets (in thousands)
Total Assets	$13,448,000	$13,457,000	$16,032,000	$14,726,000
Long-term Debt	794,000	744,000	745,000	828,000
Stockholders’ Equity	6,062,000	5,914,000	8,905,000	7,432,000

For more detailed financial information regarding FedEx Corporation, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Harleysville Properties

The REIT acquired 15 Harleysville National Bank and Trust Company (“Harleysville National Bank”) branch properties in various Pennsylvania locations (the “Harleysville Properties”) on March 12, 2008. On February 25, 2008, the REIT’s entire Board of Directors (with the two inside directors abstaining because the acquisition is an affiliated transaction) approved the acquisition of the Harleysville Properties.

5

The REIT acquired the Harleysville Properties at seller’s cost, which does not exceed the fair market value of the Harleysville Properties as determined by an appraisal of a qualified independent appraiser. The purchase price for the Harleysville Properties is approximately $41.0 million, which is subject to approximately $31.0 million of existing debt. The remainder of the purchase price was paid with proceeds from the offering and revolving equity investments.(4)  The seller of the Harleysville Properties is one of the REIT’s sponsors, Nicholas S. Schorsch. The Harleysville Properties are commercial bank branch locations throughout Pennsylvania with an aggregate of 178,000 square feet. The current sole tenant of the properties is Harleysville National Bank and will remain the sole tenant on a triple-net lease basis.

Harleysville Property Location	Acquisition Date	Approximate Purchase Price (1) (2)	Approximate Compensation to Advisor and Affiliates (3)

Harleysville, PA	3/12/2008	$13,580,000	TOTAL FOR ALL PROPERTIES = $720,000
Lansdale, PA	3/12/2008	1,828,000	(Acquisition Fee + Finance
Lansdale, PA	3/12/2008	1,618,000	Coordination Fee)
Lansford, PA	3/12/2008	2,034,000
Lehighton, PA	3/12/2008	998,000
Limerick, PA	3/12/2008	1,695,000
Palmerton, PA	3/12/2008	3,320,000
Sellersville, PA	3/12/2008	1,162,000
Skippack, PA	3/12/2008	1,527,000
Slatington , PA	3/12/2008	1,195,000
Springhouse, PA	3/12/2008	4,072,000
Summit Hill , PA	3/12/2008	1,784,000
Walnutport, PA	3/12/2008	1,699,000
Wyomissing, PA	3/12/2008	1,553,000
Slatington , PA	3/12/2008	3,598,000
Total		$41,663,000
_________________
(1) Seller is our sponsor, Nicholas S. Schorsch.

(2) Purchase price includes all closing costs inclusive of the acquisition fee, which equals 1% of the contract purchase price.

(3) Amounts include acquisition and finance coordination fees paid to our advisor for acquisition and finance coordination services  rendered in connection with property acquisition.

(4) The proceeds from the offering totaled approximately $2,046,000 and the revolving equity investments totaled $3,954,000 and $4,000,000.

Each property acquired is subject to a triple-net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

6

Harleysville Property Location	Tenant	Guarantor	Total Square Feet Leased	% of Total Sq. Ft. Leased
Harleysville, PA	Harleysville National Bank	same	80,275	100%
Lansdale, PA	Harleysville National Bank	same	3,488	100%
Lansdale, PA	Harleysville National Bank	same	3,690	100%
Lansford, PA	Harleysville National Bank	same	7,285	100%
Lehighton, PA	Harleysville National Bank	same	2,868	100%
Limerick, PA	Harleysville National Bank	same	5,000	100%
Palmerton, PA	Harleysville National Bank	same	11,602	100%
Sellersville, PA	Harleysville National Bank	same	3,364	100%
Skippack, PA	Harleysville National Bank	same	4,500	100%
Slatington, PA	Harleysville National Bank	same	7,320	100%
Slatington, PA	Harleysville National Bank	same	19,872	100%
Spring House, PA	Harleysville National Bank	same	12,240	100%
Summit Hill, PA	Harleysville National Bank	same	5,800	100%
Walnutport, PA	Harleysville National Bank	same	5,490	100%
Wyomissing, PA	Harleysville National Bank	same	4,980	100%
Total			177,774

The table below provides leasing information for the tenant at each respective property:

Harleysville Property Location	Number of Tenants	Tenant	Renewal Options	Current Annual Base Rent	Base Rent per Square Foot	Remaining Lease Term
Harleysville, PA	1	Harleysville National Bank	See Footnote (1)	$996,100	$12.41	14.81
Lansdale, PA		Harleysville National Bank		130,200	37.33	14.81
Lansdale, PA		Harleysville National Bank		114,390	31.00	14.81
Lansford, PA		Harleysville National Bank		145,700	20.00	14.81
Lehighton, PA		Harleysville National Bank		68,832	24.00	14.81
Limerick, PA		Harleysville National Bank		120,000	24.00	14.81
Palmerton, PA		Harleysville National Bank		240,895	20.76	14.81
Sellersville, PA		Harleysville National Bank		80,755	24.01	14.81
Skippack, PA		Harleysville National Bank		108,000	24.00	14.81
Slatington, PA		Harleysville National Bank		83,540	11.41	14.81
Slatington, PA		Harleysville National Bank		261,566	13.16	14.81
Spring House, PA		Harleysville National Bank		295,920	24.18	14.81
Summit Hill, PA		Harleysville National Bank		127,600	22.00	14.81
Walnutport, PA		Harleysville National Bank		120,780	22.00	14.81
Wyomissing, PA		Harleysville National Bank		109,560	22.00	14.81
Total/Average				$3,003,838	$16.90	14.81
_____________
(1)
The lease agreement for each Harleysville Property contains a number of consecutive renewal options. After the initial contractual period, each lease may be renewed for two additional five-year terms. After both five-year renewal options have been exercised, each lease may be renewed for an additional three-year period, then for six additional five-year periods and finally, one additional two-year period.

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The following table outlines the loan terms on the existing debt financing on the Harleysville Properties. The loan has a fixed rate of 6.59% for the first six (6) years of the loan term after which the rate resets to the then current five (5) year Treasury rate plus 2.25% (with a floor of 6.5%), with interest only payments for the first three (3) years of the loan term, principal and interest payments based on a twenty (20) year amortization period for years four (4) through ten (10) of the loan term and a 10-year maturity with a 5 year extension option.

Harleysville Property Location	1st Mortgage Debt	Rate	Maturity Date
Harleysville, PA	$10,104,229	6.59%	1/1/2018
Lansdale, PA	1,360,147	6.59%	1/1/2018
Lansdale, PA	1,203,780	6.59%	1/1/2018
Lansford, PA	1,513,258	6.59%	1/1/2018
Lehighton, PA	743,135	6.59%	1/1/2018
Limerick, PA	1,260,965	6.59%	1/1/2018
Palmerton, PA	2,469,757	6.59%	1/1/2018
Sellersville, PA	864,361	6.59%	1/1/2018
Skippack, PA	1,136,628	6.59%	1/1/2018
Slatington, PA	888,856	6.59%	1/1/2018
Spring House, PA	3,029,802	6.59%	1/1/2018
Summit Hill, PA	1,327,933	6.59%	1/1/2018
Walnutport, PA	1,264,531	6.59%	1/1/2018
Wyomissing, PA	1,155,084	6.59%	1/1/2018
Slatington, PA	2,677,534	6.59%	1/1/2018
Total	$ 31,000,000

Harleysville National Corporation operates as the holding company for Harleysville National Bank and Trust Company, which provides banking and financial products and services to individual and corporate customers primarily in eastern Pennsylvania. As of December 31, 2007, Harleysville had 52 branch offices located in Montgomery, Bucks, Chester, Berks, Carbon, Lehigh, Monroe and Northampton counties, Pennsylvania. The company was founded in 1909 and is headquartered in Harleysville, Pennsylvania. The company engages in commercial banking and trust business, including accepting time, demand, savings, and money market deposits; making secured and unsecured commercial, consumer, and real estate loans, as well as lease financing; financing commercial transactions; making construction and mortgage loans; and performing corporate pension and personal investment and trust services. It also offers retail banking and wealth management solutions. In addition, the company, through its subsidiary, provides wealth management, estate and succession planning and life insurance services and products for high-net-worth business owners and families.

Because the Harleysville Properties are 100% leased to a single tenant on a long-term basis under a net lease, which transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant are more relevant to investors than the financial statements of the individual properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, historical property financial statements provide limited information other than rental income, which is disclosed above. Therefore, we have not provided audited financial statements of the properties acquired.

Harleysville National Corp. currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Harleysville National Corp. and subsidiaries are taken from the 2006 and 2007 annual reports:

	For the Fiscal Year Ended
	12/31/2007	12/31/2006	12/31/2005
Consolidated Statements of Operations (in thousands)

Revenue	$194,561	$178,941	$151,739

Net Operating Income	115,222	124,321	113,710

Net Income	26,595	39,415	38,828

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	As of the Fiscal Year Ended
	12/31/2007	12/31/2006	12/31/2005
Consolidated Balanced Sheets (in thousands)

Total Assets	$3,903,001	$3,249,828	$3,117,359

Long-Term Debt	321,785	239,750	297,750

Shareholder's Equity	339,310	294,751	273,232

For more detailed financial information regarding Harleysville National Corp., please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Rockland Properties

On April 25, 2008, the REIT’s Board of Trustees approved the acquisition of certain property owned by Rockland Trust Company (the “Rockland Properties”). The REIT acquired the Rockland Properties on May 2, 2008.

The purchase price for the Rockland Properties is approximately $33.1 million, including the acquisition fee and all closing costs, and the Rockland Properties are subject to approximately $24.4 million of debt.  The remainder of the purchase price was funded with proceeds from the offering and revolving equity investments.(1) Rockland Trust, the seller of the Rockland Properties, is an unaffiliated third party. The Rockland Properties consist of commercial bank branches, bank branch/offices and operations centers throughout Southeastern Massachusetts and Cape Cod with an aggregate of approximately 121,000 square feet. The current sole tenant of the properties is Rockland Trust Company.

(1) The proceeds from the offering totaled approximately $2,205,000, the revolving equity investments totaled $2,500,000 and the short-term convertible redeemable preferred equity totaled $3,995,000.

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Rockland Property Location	Approximate Purchase Price (1)	Approximate Compensation to Advisor and Affiliates
Brockton, MA	$643,000	TOTAL FOR ALL PROPERTIES =
Chatham, MA	1,500,000	$566,000
Hull, MA	692,000	(Acquisition Fee + Finance
Hyannis, MA	2,377,000	Coordination Fee)
Middleboro, MA	3,495,000
Orleans, MA	1,371,000
Randolph, MA	1,540,000
Centerville, MA	1,129,000
Duxbury, MA	1,323,000
Hanover, MA	1,320,000
Middleboro, MA	922,000
Pembroke, MA	1,546,000
Plymouth, MA	5,178,000
Rockland, MA	4,095,000
Rockland, MA	1,769,000
S. Yarmouth, MA	1,586,000
Scituate, MA	1,263,000
West Dennis, MA	1,384,000
Total	$33,133,000
____________________
(1) Approximate purchase price includes purchase price plus closing costs, inclusive of the acquisition fee, which equals 1% of the contract purchase price.

Each property is 100% leased on a triple-net basis to Rockland Trust Company, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The guarantor under the lease is Rockland Trust Company. Each location has four concurrent renewal options, each for a five-year term at the then prevailing market rate.

Rockland Property Location	Total Square Feet Leased	Current Annual Base Rent	Base Rent per Square Foot	Lease Term (Years)
Middleboro, MA	18,520	$250,020	$13.50	10.0
Hyannis, MA	8,948	170,012	19.00	10.0
Hull, MA	1,763	49,364	28.00	10.0
Randolph, MA	3,670	110,100	30.00	10.0
Duxbury, MA	2,667	90,678	34.00	15.0
Brockton, MA	1,835	45,875	25.00	10.0
Centerville, MA	2,977	77,402	26.00	15.0
Chatham, MA	3,459	107,229	31.00	10.0
Orleans, MA	3,768	97,968	26.00	10.0
Pembroke, MA	3,213	106,029	33.00	15.0
S. Yarmouth, MA	4,727	108,721	23.00	15.0
Scituate, MA	2,706	86,592	32.00	15.0
Rockland, MA	18,425	280,981	15.25	15.0
Rockland, MA	11,027	121,297	11.00	15.0
Hanover, MA	2,828	90,496	32.00	15.0
Plymouth, MA	25,358	355,012	14.00	15.0
Middleboro, MA	2,106	63,180	30.00	15.0
West Dennis, MA	3,060	94,860	31.00	15.0
Total average	121,057	2,305,816	$19.05	13.2

10

The following table outlines the loan terms on the debt financing assumed in connection with acquisition of the Rockland Properties:

Mortgage Debt Amount	Type	Rate	Maturity Date

30 Day LIBOR+
$24,412,500	Variable	1.375%(1)	May 2013
_____________
(1) The Company entered into a rate lock agreement to limit its interest rate exposure. The LIBOR floor and cap are 3.54% and 4.125% (initial year), respectively.

Independent Bank Corp. (NYSE: INDB) operates as the holding company for Rockland Trust Company (the “Bank”), which provides commercial banking, retail banking, and investment management services in Massachusetts. Its Fitch credit rating is BBB-. It offers a range of demand deposits, interest checking, money market accounts, savings accounts, and time certificates of deposit. The Bank's loan portfolio comprises commercial loans, business banking loans and consumer loans. It also provides real estate loans, which comprise commercial mortgages that are secured by nonresidential properties, residential mortgages that are secured primarily by owner-occupied residences, and mortgages for the construction of commercial and residential properties. In addition, the Bank provides investment management and trust services to individuals, small businesses, and charitable institutions, as well as serves as executor or administrator of estates. As of December 31, 2007, it operated 52 banking offices, 9 commercial banking centers, 4 investment management group offices, and 5 residential lending centers, which are located in Southeastern Massachusetts and Cape Cod. The Bank was founded in 1907 and is headquartered in Rockland, Massachusetts.

Independent Bank Corp. currently files its financial statement in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Independent Bank Corp. are taken from the 2005, 2006 and 2007 annual reports.

	For the Fiscal Year Ended December 31,
	2007	2006	2005
Consolidated Statements of Operations (in thousands)
Interest Income	$159,738	$167,693	$155,661
Net Interest Income after Provision for Loan Losses	93,053	100,320	101,668
Net Income	28,381	32,851	33,205

	As of the Fiscal Year Ended December 31,
	2007	2006	2005
Consolidated Balance Sheets (in thousands)
Total Assets	$2,768,413	$2,828,919	$3,041,685
Long-Term Debt	504,344	493,649	587,810
Stockholders’ Equity	220,465	229,783	228,152

For more detailed financial information regarding Independent Bank Corp., please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

11

Rite Aid Properties

On September 29, 2008, American Realty Capital Trust Inc. (the “REIT”) acquired 6 Rite Aid properties (the “Rite Aid Properties”). The REIT acquired the Rite Aid Properties at sellers’ cost, which does not exceed the fair market value of the Rite Aid Properties as determined by an appraisal of a qualified independent appraiser. The purchase price for the Rite Aid Properties is approximately $18.8 million, including closing costs and the acquisition fee, and the Rite Aid Properties are subject to approximately $12.8 million of assumed existing debt.  The remainder of the purchase price was funded with revolving equity investment of approximately $6,000,000  from a related party under an unsecured revolving equity facility.  The sellers of the Rite Aid Properties are two of the REIT’s sponsors, Nicholas S. Schorsch and William M. Kehane. The Rite Aid Properties are drug stores in Ohio and Pennsylvania with an aggregate of approximately 75,000 square feet. The current sole tenant of the properties is Rite Aid and will remain the sole tenant on a triple-net or double-net lease basis.

		Approximate
	Approximate	Compensation to
Rite Aid Property Location	Purchase Price	Advisor and Affiliates
Lisbon, OH	$1,508,000	TOTAL FOR ALL PROPERTIES =
East Liverpool, OH	2,239,000	$314,000
Carrollton, OH	2,365,000	(Acquisition Fee + Finance
Cadiz, OH	1,712,000	Coordination Fee)
Pittsburgh, PA	6,313,000
Carlisle, PA	4,624,000
Total	$18,761,000

Two of the property acquisitions (the Pennsylvania properties) are subject to a triple-net lease, pursuant to which the tenant is required to pay all operating expenses and capital expenditures in addition to base rent. Four of the property acquisitions (the Ohio properties) are subject to double-net leases, pursuant to which the landlord is responsible for maintaining the property’s roof and structure, and the tenant is required to pay all other expenses associated with the property in addition to base rent. The guarantor under the lease is Rite Aid Corp. The Ohio locations have six concurrent renewal options, each for a five-year term. The Pennsylvania locations have eight concurrent renewal options, each for a five-year term. Renewal rates include certain increases for fixed percentages as well as market adjustments, as defined by the lease.

Rite Aid Property Location	Total Square Feet Leased	Current Annual Base Rent	Base Rent per Square Foot	Remaining Lease Term (Years) (1)
Lisbon, OH	10,141	$113,174	$11.16	7.7
East Liverpool, OH	11,362	169,333	14.90	9.9
Carrollton, OH	12,613	179,177	14.21	9.5
Cadiz, OH	11,335	129,024	11.38	8.4
Pittsburgh, PA	14,564	469,790	32.26	19.4
Carlisle, PA	14,564	343,728	23.60	19.4
Total	74,579	$1,404,226	$18.83	15.0
_______________
(1) Remaining lease term as of June 30, 2008.

12

The following table outlines the loan terms on the debt financing assumed in connection with acquisition of the Rite Aid Properties.

Mortgage Debt Amount	Type	Rate	Maturity Date
$ 12,808,000	Fixed - Interest Only	6.97%	September 2017

Rite Aid (“RAD”) is the third largest drug store chain in the U.S., operating about 5,100 stores. Its S&P credit rating is B. We estimate store locations average about 12,150 sq. ft. RAD locates its stores in what it believes are convenient locations in fast-growing metropolitan areas. Stores sell prescription drugs and a wide variety of general merchandise (front-end products), including OTC medications, health and beauty aids, personal care items, cosmetics, greeting cards, household items, convenience foods, photo processing services, and seasonal merchandise. Sales of prescription drugs accounted for 64% of total sales in fiscal year 2007. Over-the-counter medications and personal care items generated 22% of sales in fiscal year 2007. The company distinguishes its stores from other national chain drug stores through its emphasis on private label brands and a store-within-Rite Aid stores program with General Nutrition Companies, Inc. (GNC). The company sells 3,000 private label products in its stores, contributing about 13% of front-end sales in categories where private label products are offered. The company plans to continue increasing the number of private label products after adding 244 new private label products in fiscal year 2007. RAD had opened about 1,270 GNC stores-within-Rite Aid stores as of February 2007. RAD is implementing programs directed toward its pharmacy business, including faster prescription delivery and an increased focus on attracting and retaining managed care customers. RAD is focusing efforts and resources on improving operations in its existing store base. The company's new store prototype has 13,000 sq. ft. in average selling sq. ft. and has 15,900 in overall sq. ft. RAD's goal is to open or relocate about 1,000 stores by the end of fiscal year 2012 under the new prototype. To increase pharmacy sales, the company purchases pharmacy files from other drug stores and has recently added the capability to provide pharmacy benefit management services to employers, health plans, and insurance companies. RAD intends to offer 90-day prescription refills to its customers as an alternative to mail order.

Rite Aid currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid are taken from the 2006, 2007 and 2008 annual reports:

	Past Three
	Months Ended	For the Fiscal Year Ended
Consolidated Statements of Operations (in thousands)	March 1, 2008	March 1, 2008	March 3, 2007	March 4, 2006
Revenues	$6,824,822	$24,326,846	17,399,383	$17,163,044
Operating Income	(952,863)	(1,076,200)	29,862	1,276,008
Net Income	(952,180)	(1,078,990)	26,826	1,273,006

	As of the Fiscal Year Ended
Consolidated Balance Sheets (in thousands)	March 1, 2008	March 3, 2007	March 4, 2006
Total Assets	$11,488,023	$7,091,024	$6,988,371
Long-Term Debt	5,610,489	2,909,983	2,298,706
Stockholders’ Equity	1,711,185	1,662,846	1,606,921

13

For more detailed financial information regarding Rite Aid, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

National City Bank Properties

On August 29, 2008, the REIT’s Board of Trustees (with the two inside directors abstaining because the acquisition of 2 National City bank branches (the “National City Properties”) is an affiliated transaction) approved the acquisition of the National City Properties. The REIT acquired the branch located in Palm Coast, FL on September 16, 2008 (the “Palm Coast Property”) and the bank branch located in Pompano Beach, FL on October 23, 2008 (the “Pompano Beach Property”).

The purchase price for the National City Properties is approximately $6.9 million, including closing costs and the acquisition fee, and the National City Properties are subject to approximately $4.5 million of debt, comprised of loans from TD Bank, N.A. in the amounts of approximately $2.1 million for the Palm Coast Property and $2.4 million for the Pompano Beach Property.  The remainder of the purchase price was funded with revolving equity investment of approximately $2,400,000 from a related party under an unsecured revolving equity facility.  The seller of the National City Properties is an affiliated party.  The National City Properties are two bank branches in Florida with an aggregate of approximately 8,500 square feet. The current sole tenant of the properties is National City Bank and will remain the sole tenant on a triple-net basis.

		Approximate
	Approximate	Compensation to
National City Property Location	Purchase Price	Advisor and Affiliates
Palm Coast, FL	$3,100,000	$51,000
Pompano Beach, FL	3,800,000	61,000
Total	$6,900,000	$112,000

The properties are triple-net leased to National City Bank, pursuant to which National City Bank is required to pay all operating expenses and capital expenditures in addition to base rent, and have primary lease terms of 20 years. Annual rent is $466,465 for each of the first five years of the initial lease term, increased by 12% every five years for the Palm Coast Property and 10% every five years for the Pompano Beach Property.

14

National City Property Location	Total Square Feet Leased	Current Annual Base Rent	Base Rent per Square Foot
Palm Coast, FL	3,804	$210,000	$55.21
Pompano Beach, FL	4,663	256,465	55.00
Total	8,467	$466,465	$55.09

The following table outlines the loan terms on the debt financing incurred in connection with acquisition of the National City Properties:
National City Property Location	Mortgage Debt Amount	Rate(1)	Maturity Date
Palm Coast, FL	$2,062,500	30 day LIBOR + 1.50%	September 16, 2013
Pompano Beach, FL	2,437,500	30 day LIBOR + 1.50%	October 23, 2013
Total	$4,500,000
(1) We limited our interest rate exposure by entering into a rate lock agreement with a LIBOR floor and cap of 3.37% and 4.45% (initial year), respectively for a notional contract amount of approximately $4,115,000 and a fixed rate of 3.565% on a notional contract amount of approximately $385,000.

National City Corporation is a $152.5 billion financial holding company with $94.6 billion in deposits and $3.02 billion in revenues. It is based in Cleveland, OH, and as of December 31, 2007 had more than 1,400 branch banking offices in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania, and Wisconsin. It is rated S&P A-. On October 24, 2008, PNC Financial Services Group announced that it would purchase National City Corporation in a stock transaction valued at $5.2 billion.

National City Corporation currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding National City Corporation are taken from the 2005, 2006 and 2007 annual reports and Form 10-Q.

		For the Fiscal Year Ended December 31,
	Three
Consolidated Statements of Operations (in millions)	Months Ended June 30, 2008	2007	2006	2005
Revenues	$1,880	$9,185	8,934	$7,732
Operating Income	1,015	4,396	4,604	4,696
Net (Loss) Income	(1,756)	314	2,300	1,985

	As of the Fiscal Year Ended December 31,
Consolidated Balance Sheets (in millions)	2007	2006	2005
Total Assets	$150,374	$140,191	$142,397
Long-Term Debt	25,992	25,407	30,496
Stockholders’ Equity	13,408	14,581	12,613

For more detailed financial information regarding National City Corporation, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

15

PNC Bank Properties

The REIT acquired 50 bank branches triple-net leased to PNC Bank, National Association (the “PNC Properties”) on November 25, 2008. On August 12, 2008, the REIT’s Board of Directors approved the acquisition of the PNC Properties and as of November 18, 2008 approved the financings with TD Bank, N.A. and KBC Bank, N.V., each described below.

The contract purchase price for the PNC Properties is approximately $42,286,000. Closing costs and the acquisition fee payable to American Realty Capital Advisors, LLC total approximately $2.3 million. The purchase price was paid with proceeds from the sale of common shares, first mortgage indebtedness, bridge equity from KBC Bank, N.V. (which bridge equity we expect to pay off during the first quarter of 2009), and funds from individuals of approximately $2,097,598, $33,398,902, $8,000,000 and $1,089,500 respectively. The PNC Properties are bank branches in Pennsylvania, New Jersey and Ohio with an aggregate of approximately 275,000 square feet. The current sole tenant of the properties is PNC Bank, National Association (“PNC Bank”) and will remain the sole tenant on a triple-net lease basis.

Address	City, State	Approximate Purchase Price	Approximate Compensation to Advisor and Affiliates
1001 East Erie Ave	Philadelphia, PA	$904,000	Total for All Properties = $757,000
108 East Main Street	Somerset, PA	1,206,000	(Acquisition fee +
114 West State Street	Media, PA	754,000	Finance coordination fee)
1152 Main Street	Paterson, NJ	829,000
1170 West Baltimore Pike	Media, PA	301,000
12 Outwater Lane	Garfield, NJ	1,206,000
1260 McBride Ave	West Paterson, NJ	678,000
141 Franklin Turnpike	Mahwah, NJ	829,000
1485 Blackwood-Clementon Rd	Clementon, PA	1,432,000
150 Paris Ave	Northvale, NJ	829,000
16 Highwood Ave	Tenafly, NJ	754,000
1921 Washington Valley Road	Martinsville, NJ	1,432,000
1933 Borendtown Ave	Parlin, NJ	980,000
204 Raritan Valley College Drive	Somerville, NJ	1,281,000
207 S State St	Clarks Summit, PA	528,000
2200 Cottman	Philadelphia, PA	1,206,000
222 Ridgewood Ave	Glen Ridge, NJ	678,000
2431 Main Street	Trenton, NJ	1,507,000
294 Main Ave	Clifton, NJ	678,000
30 Main Street	West Orange, NJ	829,000
31 S Chester Rd	Swarthmore, PA	528,000
315 Haddon Ave	Haddonfield, PA	980,000
321 E 33rd St	Paterson, NJ	377,000
34 East Market Street	Blairsville, PA	678,000
359 Georges Rd	Dayton, NJ	1,206,000
36 Bergen St	Westwood, NJ	528,000
401 West Tabor Road	Philadelphia, PA	528,000
403 N Baltimore St	Dillsburg, PA	452,000
404 Pennsylvania Ave East	Warren, PA	678,000
410 Main Street	Orange, NJ	980,000
424 Broad Street	Bloomfield, NJ	829,000
425 Boulevard	Mountain Lakes, NJ	1,055,000
45 South Martine Ave	Fanwood, NJ	1,206,000
470 Lincoln Avenue	Pittsburgh, PA	678,000
49 Little Falls Road	Fairfield, NJ	1,959,000
501 Pleasant Valley Way	West Orange, NJ	528,000
555 Cranbury Road	East Brunswick, NJ	1,130,000
570 Pompton Ave	Cedar Grove, NJ	1,356,000
583 Kearny Ave	Kearny, NJ	829,000
588 Newark-Pompton Tnpk	Pompton Plains, NJ	301,000
5900 N Broad St	Philadelphia, PA	603,000
591 Route 33	Millstone, NJ	904,000
638 E Landis Ave	Vineland, NJ	754,000
6th & Spring Garden	Philadelphia, PA	980,000
7811 Tylersville Road	West Chester, OH	1,281,000
82 Greenbrook Road	Dunellen, NJ	1,055,000
8340 Germantown Ave	Philadelphia, PA	301,000
9 West Somerset Street	Raritan, NJ	1,206,000
Cooper & Delsea	Deptford, NJ	979,000
RR1 Box 640	Tannersville, PA	903,000
TOTAL		$44,613,000

16

The properties are triple-net leased to PNC Bank, pursuant to which PNC Bank will be required to pay substantially all operating expenses and capital expenditures in addition to base rent, simultaneously with the acquisition of the properties, and will have primary lease terms of ten years, expiring November 1, 2018. Annual rent is $2,960,000 for each of the first five years of the initial lease term, increased by 10% in year six. The leases provide for up to four extensions of successive five-year terms with an increase in the rental rate by 10% for each additional renewal term. Following the first year of the lease, the tenant has the right to terminate two leases within the PNC Properties each calendar year during the term of the lease, including renewal options, at any time upon at least twelve months  prior written notice to the REIT.

Address	City, State	Total Square Feet Leased	Current Annual Base Rent	Rent Per Square Foot
1001 East Erie Ave	Philadelphia, PA	3,653	$60,000	$16.42
108 East Main Street	Somerset, PA	7,322	80,000	10.93
114 West State Street	Media, PA	12,344	50,000	4.05
1152 Main Street	Paterson, NJ	4,405	55,000	12.49
1170 West Baltimore Pike	Media, PA	2,366	20,000	8.45
12 Outwater Lane	Garfield, NJ	7,372	80,000	10.85
1260 McBride Ave	West Paterson, NJ	2,963	45,000	15.19
141 Franklin Turnpike	Mahwah, NJ	3,281	55,000	16.76
1485 Blackwood-Clementon Rd	Clementon, PA	3,853	95,000	24.66
150 Paris Ave	Northvale, NJ	3,537	55,000	15.55
16 Highwood Ave	Tenafly, NJ	10,908	50,000	4.58
1921 Washington Valley Road	Martinsville, NJ	5,220	95,000	18.20
1933 Borendtown Ave	Parlin, NJ	4,355	65,000	14.93
204 Raritan Valley College Drive	Somerville, NJ	2,423	85,000	35.08
207 S State St	Clarks Summit, PA	7,170	35,000	4.88
2200 Cottman	Philadelphia, PA	3,617	80,000	22.12
222 Ridgewood Ave	Glen Ridge, NJ	9,248	45,000	4.87
2431 Main Street	Trenton, NJ	3,470	100,000	28.82
294 Main Ave	Clifton, NJ	1,992	45,000	22.59
30 Main Street	West Orange, NJ	5,340	55,000	10.30
31 S Chester Rd	Swarthmore, PA	3,126	35,000	11.20
315 Haddon Ave	Haddonfield, PA	4,828	65,000	13.46
321 E 33rd St	Paterson, NJ	2,837	25,000	8.81
34 East Market Street	Blairsville, PA	12,212	45,000	3.68
359 Georges Rd	Dayton, NJ	3,660	80,000	21.86
36 Bergen St	Westwood, NJ	5,160	35,000	6.78
401 West Tabor Road	Philadelphia, PA	8,653	35,000	4.04
403 N Baltimore St	Dillsburg, PA	2,832	30,000	10.59
404 Pennsylvania Ave East	Warren, PA	7,136	45,000	6.31
410 Main Street	Orange, NJ	8,862	65,000	7.33
424 Broad Street	Bloomfield, NJ	3,657	55,000	15.04
425 Boulevard	Mountain Lakes, NJ	2,732	70,000	25.62
45 South Martine Ave	Fanwood, NJ	2,078	80,000	38.50
470 Lincoln Avenue	Pittsburgh, PA	2,760	45,000	16.30
49 Little Falls Road	Fairfield, NJ	5,549	130,000	23.43
501 Pleasant Valley Way	West Orange, NJ	3,358	35,000	10.42
555 Cranbury Road	East Brunswick, NJ	16,324	75,000	4.59
570 Pompton Ave	Cedar Grove, NJ	4,773	90,000	18,86
583 Kearny Ave	Kearny, NJ	7,408	55,000	7.42
588 Newark-Pompton Tnpk	Pompton Plains, NJ	4,196	20,000	4.77
5900 N Broad St	Philadelphia, PA	7,070	40,000	5.66
591 Route 33	Millstone, NJ	2,162	60,000	27.75
638 E Landis Ave	Vineland, NJ	17,356	50,000	2.88
6th & Spring Garden	Philadelphia, PA	3,737	65,000	17.39
7811 Tylersville Road	West Chester, OH	2,988	85,000	28.45
82 Greenbrook Road	Dunellen, NJ	2,784	70,000	25.14
8340 Germantown Ave	Philadelphia, PA	7,096	20,000	2.82
9 West Somerset Street	Raritan, NJ	8,033	80,000	9.96
Cooper & Delsea	Deptford, NJ	5,160	65,000	12.60
RR1 Box 640	Tannersville, PA	2,070	60,000	28.99
TOTAL		275,436	$2,960,000	$10.75

17

The REIT has secured first mortgage indebtedness from TD Bank, N.A. The following table outlines the loan terms on the debt financing incurred in connection with acquisition of the PNC Properties. The loan will be secured by a mortgage on each of the PNC Properties.

Mortgage Debt Amount	Rate (1)	Maturity Date
$33,398,902	5.25%	November 25, 2013

(1)	Rate is the effective yield based on 30-day Libor plus 1.65%, and the effects of an interest rate swap entered into prior to closing on this mortgage.

PNC Bank is a $128.6 billion commercial bank holding company with $76.5 billion in deposits. It is based in Pittsburgh, Pennsylvania, and has more than 1,100 branches, 3,900 automated teller machines and more than 25,000 employees. It is rated S&P AA- and is one of the largest commercial banking companies in the United States ranked by assets and deposits. It offers retail banking, corporate and institutional banking, asset management and global fund processing services. The following information relates to PNC Bank’s Parent company, PNC Financial Services Group, Inc.:

Consolidated Statements of	Nine Months Ended September 30,	For the Fiscal Year Ended
Operations (in millions)	2008	2007	2006	2005
Revenues	$7,453	$10,088	$11,146	$7,937
Operating Income	2,215	3,292	4,782	2,561
Net Income	1,130	1,467	2,595	1,325

	As of December 31,
Consolidated Balance Sheets (in millions)	2007	2006	2005
Total Assets	$138,920	$101,820	$91,954
Total Liabilities	122,412	90,147	83,391
Stockholders’ Equity	14,854	10,788	8,563

18

Borrowing Policies

The following information is to be added to the material concerning Borrowing Policies on page 74 and 75 of the Prospectus.

Borrowing Policy during the initial period of the offering.

Our operating partnership may, with the approval from our independent board of directors, utilize unsecured revolving equity lines in connection with property acquisitions as opportunities present themselves, which equity shall be repaid as we raise common equity.  Currently, we have two such equity lines:  (1) up to $10 million dollars provided by certain managing principals of American Realty Capital II, LLC, which as of December 31, 2008 has been called to the extent of $6.5 million, and (2) up to $10 million dollars provided by a joint venture between Cambr Company, Inc. and certain managing principals of American Realty Capital II, LLC, which as of December 31, 2008 has been called to the extent of $8.4 million.

In addition, short-term equity facilities may be obtained from third parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term equity facilities as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities.  A third party contributed a total of approximately $8 million of preferred but unsecured equity towards the acquisition of the Harleysville Properties and the Rockland Properties.  The preferred equity in the Rockland Properties is convertible into shares of common stock in the REIT.

Share Repurchase Program

The following language replaces the “Share Repurchase Program” section on pages 133-134 of the Prospectus.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares to us in limited circumstances. On November 12, 2008, our board of directors approved certain modifications to this program. Our share repurchase program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may present all or a portion consisting of the holder’s shares to us for repurchase at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share repurchase program.

19

During the term of this offering and any subsequent public offering of our shares, the purchase price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 96.25% of the amount you actually paid for each share; and after two years from the purchase date — 97.75% of the amount you actually paid for each share; and after three years from the purchase date — 100% of the amount you actually paid for each share; (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our repurchase plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share purchase price will be based on the greater of $10.00 or the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Our board of directors shall use the following criteria for determining the net asset value of the shares: value of our assets (estimated market value) less the estimated market value of our liabilities, divided by the number of shares. The Board, with advice from the Advisor, (i) will make internal valuations of the market value of its assets based upon the current capitalization rates of similar properties in the market, recent transactions for similar properties acquired by the Company and any extensions, cancellations, modifications or other material events affecting the leases, changes in rents or other circumstances related to such properties, (ii) review internal appraisals prepared by the Advisor following standard commercial real estate appraisal practice and (iii) every three years or earlier, in rotation will have all of the properties appraised by an external appraiser. Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 or the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

On November 12, 2008, the Company’s board of directors modified the Share Repurchase Program (“SRP”) to fund purchases under the SRP, not only from the Distribution Reinvestment Plan (“DRIP”), but also from operating funds of the Company. Accordingly, purchases under the SRP, subject to the terms of the SRP, may be funded from the proceeds from the sale of shares under the DRIP, from proceeds of the sale of shares in a public offering, and with other available allocated operating funds. However, purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year. The other terms and conditions of the SRP remain unchanged.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for repurchases must be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares repurchased at any time prior to the last day of the applicable quarter. Shares presented for repurchase will continue to earn daily distributions up to and including the repurchase date.

If we could not purchase all shares presented for repurchase in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor repurchase requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased or disabled stockholder’s shares. We will treat the unsatisfied portion of the repurchase request as a request for repurchase the following quarter. At such time, you may then (1) withdraw your request for repurchase at any time prior to the last day of the new quarter or (2) without instructions to withdraw your request we will honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

20

Our board of directors may choose to amend, suspend or terminate our share repurchase program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of January 25, 2011, which is three years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the repurchase of shares will be partially funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan may adversely affect our ability to purchase shares under the share repurchase program. We would notify you of such developments: (i) in the annual or quarterly reports mentioned above, or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as listing of the shares on the New York Stock Exchange or NASDAQ Stock Market, or our merger with a listed company. The share repurchase program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we purchase under our share repurchase program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless such resale is first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise conducted in compliance with such laws.

Risk Factors

The following language is added to the fourth bullet point on the Prospectus cover page.

•	Until we generate operating cash flow sufficient to pay distributions to stockholders, our Advisor may waive the reimbursement of certain expenses and payment of certain fees.

The following risk factor should be added to the risk factors disclosed on pages 24-30 under the heading “General Risks Related to Investment in Real Estate.”

Economic conditions may adversely affect our income.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of our properties may decline if current market conditions persist or worsen.

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Executive Officers and Directors

The following information replaces Brian S. Block's biography on pages ix and 40.

Brian S. Block has served as Senior Vice President and Chief Financial Officer since September 2007. He is also Senior Vice President and Chief Financial Officer of American Realty Capital, LLC and American Realty Capital Properties, LLC. Mr. Block is responsible for the accounting, finance and reporting functions at ARC. He has extensive experience in SEC reporting requirements as well as REIT tax compliance matters. Mr. Block has been instrumental in developing ARC’s infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association.

Advisor

The following information replaces the material concerning the executive officers of American Realty Capital Advisors, LLC on Page 46 of the Prospectus.

Our advisor is American Realty Capital Advisors, LLC. Our officers and two of our directors also are officers, key personnel and/or members of American Realty Capital Advisors, LLC. American Realty Capital Advisors, LLC has contractual responsibility to us and our stockholders pursuant to the advisory agreement. American Realty Capital Advisors, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane and certain other executives.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)

Nicholas S. Schorsch	47	Chief Executive Officer

William M. Kahane	59	President, Chief Operating Officer and Treasurer

Peter M. Budko	48	Executive Vice President and Chief Investment Officer

Brian S. Block	36	Senior Vice President and Chief Financial Officer

Louisa Quarto	40	Senior Vice President

Michael Weil	41	Executive Vice President and Secretary

Nicholas Corvinus	60	Managing Director

Robert Carfagnini	36	Assistant Vice President

22

The backgrounds of Messrs. Schorsch, Kahane, Budko, Block and Weil are described in the “Management — Executive Officers and Directors” section of this prospectus. The backgrounds of Messrs. Corvinus and Carfagnini and Ms. Quarto are described in the “Management — Affiliated Companies — Dealer Manager” section of this prospectus.

In addition to the directors and key personnel listed above, American Realty Capital Advisors, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership, L.P.

Dealer Manager

The following information replaces the material concerning the executive officers of Realty Capital Securities, LLC on Page 50-51 of the Prospectus.

Realty Capital Securities, LLC, our dealer manager, is a member firm of the Financial Industry Regulatory Authority (FINRA). Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital Trust, Inc., its affiliates and its predecessors.

Realty Capital Securities, LLC provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Realty Capital Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Realty Capital Securities, LLC is controlled by Messrs Schorsch and Kahane and certain other officers. Realty Capital Securities, LLC is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”

The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)

Nicholas Corvinus	60	Chief Executive Officer, President and Managing Director and Secretary

Louisa Quarto	40	Senior Vice President and Chief Compliance Officer

Robert Carfagnini	36	Vice President of Operations

The backgrounds of Messrs. Corvinus and Carfagnini and Ms. Quarto are described below:

Nicholas Corvinus, age 60, joined American Realty Capital Advisors, LLC and Realty Capital Securities, LLC, the broker-dealer affiliate of American Realty Capital, in April 2008. Mr. Corvinus currently serves as Managing Director of American Realty Capital Advisors, LLC and CEO and President of Realty Capital Securities, LLC, where he is responsible for developing and implementing sales strategies, raising funds and building relationships with broker-dealers. Mr. Corvinus brings more than 30 years of financial industry experience in sales, business development and commercial real estate to Realty Capital Securities, LLC. Most recently, he served as Senior Vice President at Behringer Harvard. Additionally, Mr. Corvinus has over 15 years experience at Putnam Retail Management where he last served as Managing Director and was responsible for developing new business, building key relationships with wirehouses and broker-dealers and increasing sales and product recognition.

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Louisa Quarto joined Realty Capital Securities, LLC as Senior Vice President, Key Accounts and Compliance in April 2008. Ms. Quarto was also designated Chief Compliance Officer for Realty Capital Securities, LLC in May 2008. She is also a Senior Vice President of American Realty Capital Advisors, LLC. Ms. Quarto’s responsibilities include building the independent broker-dealer selling group for American Realty Capital Trust, Inc. and overseeing the compliance activities for Realty Capital Securities, LLC. From February 1996 through April 2008 Ms. Quarto was with W. P. Carey & Co. LLC, most recently as Executive Director and Chief Management Officer of Carey Financial, LLC, the broker-dealer subsidiary of W. P. Carey, where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a Bachelor of Arts from Bucknell University and an MBA in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s Board of Trustees as well as its Treasurer and Chair of its Finance Committee.

Robert Carfagnini is, and has been since October 2007, Vice President of Operations of Realty Capital Securities, LLC and Assistant Vice President of American Realty Capital Advisors, LLC. Mr. Carfagnini is responsible for managing and developing the transfer agent, escrow agent, custodian and third party relationships for American Realty Capital Trust, Inc. Prior to joining the advisor and dealer-manager, Mr. Carfagnini was employed by Boston Capital, one of the nation’s leading real estate financing and investment firms, from 1996 to May 2007. In his ten plus years at Boston Capital, Mr. Carfagnini held many positions in the investor services and broker dealer divisions of the firm, including Assistant Vice President, Director of Investor Services and Operations Manager. He holds FINRA Series 7, 22 and 63 securities licenses. Mr. Carfagnini is a graduate of Salem State College where he received a Bachelor of Science in Business Administration with a Management concentration.

Transfer Agent

The following information replaces the material concerning the transfer agent on pages xii, 142, A-5, and A-9, replacing all contact information listed for ACS Securities Services, Inc.

The name and address of our transfer agent is:

DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407
Phone (866) 771-2088
Fax      (877) 694-1113

Management - Certain Relationships and Transactions

The following information should be added to the subsection entitled “Management - Certain Relationships and Transactions” on pages 51-53.

American Realty Capital Exchange, LLC. American Realty Capital Exchange, LLC (“ARCX”) is a subsidiary of American Realty Capital Advisors, LLC (the “Advisor”). Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. As a result of demand in the market place for this type of offering, our Advisor has developed a program to facilitate these transactions, referred to as like-kind exchanges. ARCX will acquire real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges (“1031 Participants”). ARCX will acquire the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepare and market a private placement memorandum for the sale of co-tenancy interests in that property - see Section 1031 Exchange Program within the Prospectus.

Bradford L. Watt is the President and Managing Director of ARCX. Additionally, Mr. Watt serves as Executive Vice President - Business Development at Realty Capital Securities, LLC, the Company’s affiliated dealer manager. Prior to joining the Company’s affiliated advisor and dealer manager, Mr. Watt served as managing director and President of his own 1031 wealth management company. He previously held key executive positions with three nationally recognized real estate sponsors, and has served as general partner and principal in numerous of private placement equity offerings, specializing in structured finance and sale-leaseback financing.

24

FINANCIAL STATEMENTS

The following information replaces the financial statements in the “Financial Information” section of the Prospectus on pages 152-163.

AMERICAN REALTY CAPITAL TRUST, INC.
INDEX

25

PART I - Financial Information

Item 1. Financial Statements

AMERICAN REALTY CAPITAL TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2008 (Unaudited)	December 31, 2007
ASSETS
Real estate investments, at cost:
Land	$14,633,064	$—
Buildings, fixtures and improvements	82,842,992	—
Acquired intangible lease assets	9,443,239	—
Total real estate investments, at cost	106,919,295	—
Less accumulated depreciation and amortization	(1,765,149)	—
Total real estate investments, net	105,154,146	—

Cash and cash equivalents	874,661	—
Restricted cash	50,232	—
Prepaid expenses and other assets	751,273	938,157
Fair value of derivative instruments	479,364	—
Deferred financing costs, net	974,780	—
Total assets	$108,284,456	$938,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgage notes payable	$77,067,200	$—
Related party bridge facility	7,147,587	—
Related party bridge revolver	6,500,000	—
Short-term bridge funds	3,953,796	—
Short-term convertible redeemable preferred	3,995,000	—
Accounts payable and accrued expenses	1,537,643	453,832
Investor contributions held in escrow	30,824	—
Distributions payable	61,425	—
Deferred rent and other liabilities	554,124	—
Due to affiliates	555,192	284,825
Total liabilities	101,402,791	738,657

STOCKHOLDERS’ EQUITY

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value; 240,000,000 shares authorized, 1,165,397 and 20,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	11,654	200
Additional paid-in capital	8,367,997	199,800
Accumulated other comprehensive income	459,203	—
Accumulated deficit	(1,957,189)	(500)
Total stockholders’ equity	6,881,665	199,500
Total liabilities and stockholders’ equity	$108,284,456	$938,157

See accompanying notes to consolidated financial statements

26

AMERICAN REALTY CAPITAL TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008

Rental income	$1,593,871	$3,156,379

Expenses
Property management fees to affiliate	-	4,230
General and administrative	19,188	291,787
Depreciation and amortization	857,187	1,765,149
Total operating expenses	876,375	2,061,166
Operating income	717,496	1,095,213

Other income (expenses)
Interest expense	(1,386,655)	(2,758,625)
Interest income	691	1,907
Gains (losses) on derivative instruments	(176,656)	20,160
Total other expenses	(1,562,620)	(2,736,558)
Net loss	$(845,124)	$(1,641,345)

Basic and diluted weighted average
common shares outstanding	1,101,127	699,883

Basic and diluted loss per share	$(.77)	$(2.35)

See accompanying notes to consolidated financial statements

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AMERICAN REALTY CAPITAL TRUST, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2008
(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 2007	20,000	$200	$199,800	$(500)	$—	$199,500
Issuance of common stock	1,136,348	11,364	10,311,980	—	—	10,323,344
Offering costs, commissions and dealer manager fees	—	—	(2,229,655)	—	—	(2,229,655)
Common stock issued through dividend reinvestment program	9,049	90	85,872	—	—	85,962
Distributions declared	—	—	—	(315,344)	—	(315,344)
Accumulated other comprehensive income	—	—	—	—	459,203	459,203
Net loss	—	—	—	(1,641,345)	—	(1,641,345)
Total comprehensive loss	—	—	—	—	—	(1,182,142)
Balance, September 30, 2008	1,165,397	$11,654	$8,367,997	$(1,957,189)	$459,203	$6,881,665

See accompanying notes to consolidated financial statements

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AMERICAN REALTY CAPITAL TRUST, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Cash flows from operating activities:	Nine Months Ended September 30, 2008
Net loss	$(1,641,345)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,477,951
Amortization of intangibles	287,198
Amortization of deferred finance charges	72,761
Gains on derivative instruments	(20,160)
Changes in assets and liabilities:
Prepaid expenses and other assets	(751,274)
Accounts payable and accrued expenses	1,312,062
Deferred rent and other liabilities	554,124
Net cash provided by operating activities	1,291,317
Cash flows from investing activities:
Investment in real estate and related assets	(49,067,597)
Net cash used in investing activities	(49,067,597)

Cash flows from financing activities:
Proceeds from notes payable	26,475,000
Payments on notes payable	(181,065)
Payments of deferred financing costs	(1,047,541)
Proceeds from related party bridge facility	7,147,587
Proceeds from related party bridge revolver	6,500,000
Proceeds from issuance of convertible redeemable preferred	3,995,000
Proceeds from issuance of common stock, net	5,980,149
Distributions paid	(167,957)
Restricted cash	(50,232)
Net cash provided by financing activities	48,650,941

Net increase in cash and cash equivalents	874,661
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$874,661

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Debt assumed in real estate acquisitions	$50,773,265
Short-term bridge funds assumed	3,953,796
Common share issuance in real estate acquisition	$3,051,695
Investor contributions held in escrow	$30,824
Non-cash acquisition costs	$42,118
Common stock issued through dividend reinvestment plan	$85,962
Reclassification of deferred offering costs	$938,157

See accompanying notes to consolidated financial statements
29

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

Note 1 — Organization

American Realty Capital Trust, Inc. (the “Company”), incorporated on August 17, 2007, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the taxable year that will end December 31, 2008. On January 25, 2008, the Company commenced an initial public offering on a “best efforts” basis of up to 150,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Offering”). The Registration Statement also covered up to 25,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. The Company sold 20,000 shares to American Realty Capital II, LLC (the “Sponsor”) on August 17, 2007, at $10.00 per share. As of September 30, 2008, the Company issued 1,165,397 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008 - see Note 3 Real Estate Acquisitions. Total gross proceeds from these issuances were $10,523,344. As of September 30, 2008, the aggregate value of all share issuances and subscriptions outstanding was $13,667,108 based on a per share value of $10,00. This amount includes stock subscriptions of $2,103,628 which are maintained at the Company’s third-party escrow agent, to be released when certain escrow requirements have been achieved.

Substantially all of the Company’s business is conducted through American Realty Capital Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.01% partnership interest in the OP. American Realty Capital Advisors, LLC (the “Advisor”), the Company’s affiliated advisor, is the sole limited partner and owner of 0.99% (minority interest) of the partnership interests of the OP. In March 2008, the OP issued to the Company 20,000 Operating Partnership units in exchange for $200,000. Additionally, in April 2008, the Advisor contributed $2,000 to the Operating Partnership in exchange for a 0.99% limited partner interest in the Operating Partnership. The limited partner interests have the right to convert Operating Partnerships units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of September 30, 2008, the Company owned 41 properties comprising approximately 433,000 square feet of freestanding, single tenant commercial space concentrated in Pennsylvania and Massachusetts. As of September 30, 2008, these properties were 100% occupied. The Company may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

The Company is managed by the Advisor and American Realty Capital Properties, LLC, which serves as the Company’s property manager (“The Property Manager”). Realty Capital Securities, LLC (“The Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s Offering. These related parties receive compensation and fees for services related to the Offering and for the investment and management of the Company’s assets. These entities receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are discussed in Note 10 — Related Party Transactions and Arrangements.

The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed for trading. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (i) seek stockholder approval of an extension or amendment of this listing deadline; or (ii) seek stockholder approval to adopt a plan of liquidation of the corporation.
30

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or consolidated pursuant to the rules and regulations of the Securities and Exchange Commission. Management believes, however, that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s annual report on Form S-11 for the period from August 17, 2007 (date of inception) to December 31, 2007. In management’s opinion, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company and the consolidated results of its operations and its cash flows, are included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, purchase price allocations and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straightline method over the estimated useful life of 40 years for buildings, five to ten years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals and information management obtained on each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, as applicable, to determine the fair values of the tangible assets of an acquired property (which includes land and building), amongst other market data.

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in acquired intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in intangible lease assets in the balance sheet and are amortized to expense over the remaining term of the respective leases.

31

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income. Initial purchase price allocations are subject to change until all information is finalized, which is generally within one year of the acquisition date.

As of September 30, 2008, acquired lease intangible assets consist only of in-place lease intangibles totaling $9,443,239 with accumulated amortization of $287,198.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted (“SFAS No. 133”), the Company measures each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and records such amounts in its consolidated balance sheets as either an asset or liability. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation.   Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.   For derivatives designated as fair value hedges or for derivatives not designated as hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the changes in the fair value of the effective portions of the derivative are reported in other comprehensive income and subsequently reclassified to earnings when the hedged transaction affects earnings. The ineffective portion of the changes in fair value of the derivative is recorded in earnings immediately.

Impairment of Long Lived Assets

The Company follows SFAS No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets. SFAS No.144 requires that the operations related to properties that have been sold or properties that are intended to be sold be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Investor contributions held in Escrow

The Company is currently engaged in a public offering of its common stock. Included in investor contributions held in escrow on the accompanying balance sheets is $30,824 of offering proceeds for which shares of common stock had not been issued as of September 30, 2008.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straightline basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Companies’ revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straightline basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straightline basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations.

Organization, Offering, and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. Such organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii)  escrow related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions, the dealer manager fee and bonafide due diligence cost reimbursements) incurred by the Company in the Offering exceed 1.5% of gross offering proceeds.

32

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

As a result, these costs are only a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. Through September 30, 2008, the Company issued 1,165,397 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008 - see Note 3 Real Estate Acquisitions. Total gross proceeds from these issuances were $10,523,344. As of September 30, 2008, the aggregate value of all share issuances and subscriptions outstanding was $13,667,108 based on a per share value of $10.00. This amount includes stock subscriptions of $2,103,628 which are maintained at the Company’s third-party escrow agent, to be released when certain escrow requirements have been achieved. The Company recorded offering costs of $2,136,453 and selling commissions and dealer manager fees of $93,202 through September, 30, 2008. Organization costs are expensed as incurred within general and administrative expenses, and offering costs, which include selling commissions and dealer manager fees, are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of the Offering.

  Reportable Segments

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” (“SFAS No. 131”), which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of our total consolidated revenues for the nine-month period ended September 30, 2008. Although the Company’s investments in real estate will be geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company’s properties have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under Generally Accepted Accounting Principles (“GAAP”). As a result of SFAS No. 157 there is now a common definition of fair value to be used throughout GAAP. The FASB believes that the new standard will make the measurement of fair value more consistent and comparable and improve disclosures about those measures. The effective date of SFAS No. 157 is delayed for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Certain provisions of SFAS No. 157 are effective for the Company beginning in the first quarter of 2008. The adoption of SFAS No. 157 for financial assets and liabilities in the first quarter of 2008 did not have a material effect on the Company’s results of operations and financial position. The Company is currently evaluating the impact of adoption SFAS No. 157 for nonfinancial assets and liabilities, on its results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 was effective for the Company beginning in the first quarter of 2008. The adoption of SFAS No. 159 did not have a material impact on the Company’s financial position, results of operations or cash flows in the first quarter of 2008.

In December 2007, the FASB issued SFAS No. 141, (revised 2007), “Business Combinations,” (“SFAS No. 141(R)”), which continues the evolution toward fair value reporting and significantly changes the accounting for acquisitions that close beginning in 2009, both at the acquisition date and in subsequent periods. SFAS No. 141(R) introduces new accounting concepts and valuation complexities, and many of the changes have the potential to generate greater earnings volatility after the acquisition. SFAS No. 141(R) applies to acquisitions on or after January 1, 2009 and will impact the Company’s reporting prospectively only by requiring acquisition costs to be expensed rather than capitalized.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51,” (“SFAS No. 160”), which requires companies to measure an acquisition of noncontrolling (minority) interest at fair value in the equity section of the acquiring entity’s balance sheet. The objective of SFAS No. 160 is to improve the comparability and transparency of financial data as well as to help prevent manipulation of earnings. The changes introduced by the new standards are likely to affect the planning and execution, as well as the accounting and disclosure, of merger transactions. The effective date to adopt SFAS No. 160 for the Company is January 1, 2009. The adoption of SFAS No. 160 is not expected to have a material effect on its results of operations and financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 161”) requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. The statement is effective for financial statements issues for fiscal years and interim periods beginning after November 15, 2008, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity .

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. 142-3, which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present in Conformity With GAAP,” SFAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, the FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

33

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

Note 3 — Real Estate Acquisitions

During the three months and nine months ended September 30, 2008, the Company acquired 7 and 41 properties, respectively. The following table presents the allocation of the assets acquired and liabilities assumed during the period:

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Real estate investments, at cost:
Land	$2,991,519	14,633,064
Buildings, fixtures and improvements	16,951,939	82,842,992
	19,943,458	97,476,056

Intangibles and other assets:
In-place leases	1,980,324	9,443,239

Total assets acquired	21,923,782	106,919,295

Assumed obligations:
Mortgage notes	(12,808,265)	(50,773,265)
Short-term bridge funds	—	(3,953,796)
Investor contributions held in escrow	441,724	(30,824)
Other liabilities	34,182	(42,118)

Total assumed obligations:	(12,332,359)	(54,800,003)

Issuance of common shares	(441,724)	(3,051,695)

Cash paid	$9,149,699	$49,067,597

34

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

During the nine months ended September 30, 2008, the Company acquired the following properties:

Seller / Property Name	Acquisition Date	No. of Buildings	Square Feet	Remaining Lease Term (1)	Net Operating Income (2)	Base Purchase Price (3)	Capitalization Rate (4)	Purchase Price (5)

Federal Express Distribution Center	March 2008	1	55,440	10.5	$729,245	$9,694,179	7.52%	$10,198,996
Harleysville National Bank Portfolio	March 2008	15	177,774	14.3	3,003,838	40,976,218	7.33%	41,663,221
Rockland Trust Company Portfolio	May 2008	18	121,057	12.8	2,529,665	32,188,000	7.86%	33,133,296
National City Bank	September 2008	1	3,740	20.4	250,085	3,000,000	8.34%	3,089,391
Rite Aid	September 2008	6	74,919	14.8	1,446,843	18,575,727	7.79%	18,834,391
Total		41	432,930	13.74	$7,959,676	$104,434,124	7.62%	$106,919,295
________________________

(1)	-Remaining lease term as of September 30, 2008, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis.
(2)	-Annualized 2008 rental income less property operating expenses, as applicable.
(3)	-Contract purchase price excluding acquisition related costs.
(4)	-Net operating income divided by base purchase price.
(5)	-Base purchase price plus all acquisition related costs.

In March 2008, the Company acquired a Federal Express Distribution center located in Pennsylvania from a related party - see Note 9. In connection with this transaction, the Company assumed a mortgage note obligation of $6,965,000, which bears interest at a fixed rate of 6.29%. This note is interest only through September 1, 2014 and then amortizes through September 1, 2037, with a final balloon payment due on such date.  This property was acquired in exchange for 342,502 shares of common stock valued at approximately $3,083,000, of which, 339,077 shares were issued and outstanding as of September 30, 2008. The remainder of the shares was recorded as investor contributions held in escrow on the accompanying balance sheets and are expected to be issued within the next twelve months. The lease expires on November 30, 2018 and includes renewal options.

In March 2008, the Company acquired a fifteen building portfolio 100% leased to Harleysville National Bank from a related party - see Note 10. These properties are all located in Pennsylvania. In connection with this transaction, the Company assumed a mortgage note obligation of $31,000,000, which bears interest at a fixed effective rate of 6.59%. This note is interest only through January 1, 2011 and then amortizes through January 1, 2018, with a final balloon payment due on such date. In addition, the Company obtained short-term bridge equity of approximately $3,954,000. This bridge equity bears a fixed preferred yield of 12.49% and is expected to be satisfied in the first quarter of 2009. The Company obtained bridge equity of $4,000,000 from a principal of the Advisor in connection with this acquisition- see Note 4. The initial term of the master lease expires on December 31, 2022 and includes renewal options.

In May 2008, the Company acquired an eighteen building portfolio 100% leased to Rockland Trust Company. Independent Bank Corp. operates as the holding company for Rockland Trust Company. These properties are all located throughout Southeastern Massachusetts and Cape Cod. In connection with this transaction, the Company financed a portion of the purchase price with a mortgage note obligation of $24,412,500, which bears interest at 30 day LIBOR plus 1.375%. The Company entered into a rate lock agreement to limit its interest rate exposure. The LIBOR floor and cap are 3.54% and 4.125% (initial year), respectively. This note amortizes through May 1, 2013 on a 25-year schedule, with a final balloon payment due on such date. In addition, the Company funded a portion of the acquisition with short-term convertible redeemable preferred equity of $3,995,000. This preferred equity bears a fixed preferred yield of 14.27% and will be satisfied in April 2009. The Company also obtained bridge equity in the amount of $2,500,000 from two principals of the Advisor in connection with this acquisition - see Note 4. The lease expiration varies on a per property basis, expiring either on April 30, 2018 or April 30, 2023, with a weighted average initial term of 12.8 years, excluding renewal options.

In September 2008, the Company acquired a National City Bank branch located in Florida from a related party - see Note 10. In connection with this transaction, the Company financed a portion of the purchase price with a mortgage note obligation of $2,062,500, which bears interest at 30 day LIBOR plus 1.5%. The Company entered into a rate lock agreement to limit its interest rate exposure on a total of loan obligations of $4,500,000. The Company has closed on $2,062,500 of this obligation - see Note 14 - Subsequent Events, with respect to closing of the remaining $2,437,500 under this loan obligation. The LIBOR floor and cap are 3.37% and 4.45% (initial year), respectively for a notional contract amount of $4,115,000 and a fixed rate of 3.565% on a notional contract amount of $385,000. This note amortizes through September 16, 2013 on a 27-year schedule, with a final balloon payment due on such date. The Company obtained bridge equity of approximately $1,040,000 from a related party under an unsecured bridge equity facility in connection with this acquisition - see Note 4. The lease expires January 31, 2029, excluding renewal options.

In September 2008, the Company acquired a six building portfolio 100% leased to Rite Aid from a related party - see Note 10. These properties are located in Ohio and Pennsylvania. In connection with this transaction, the Company assumed a mortgage note obligation of $12,808,265, which bears interest at a fixed effective rate of 6.97%. This note is interest only through November 6, 2012 and then amortizes through September 7, 2017, with a final balloon payment due on such date. The Company obtained bridge equity of approximately $6,108,000 from a related party under an unsecured bridge equity facility in connection with this acquisition - see Note 4. The lease expiration varies on a per property basis, expiring between December 2016 and October 2027, with a weighted average initial term of 14.8 years, excluding renewal options.

Note 4 — Mortgage and Other Notes Payable

As of September 30, 2008, the Company had total mortgage notes payable outstanding of $77,067,200. During the nine months ended September 30, 2008, the Company incurred, or assumed, the following mortgage notes payable in connection with the real estate acquisitions described in Note 3 above:

Property	Encumbered Properties	Outstanding Loan Amount	Effective Interest Rate		Interest Rate	Maturity

Federal Express Distribution Center	1	$6,965,000	6.29%		Fixed	September 2037
Harleysville National Bank Portfolio	15	31,000,000	6.59%	(1)	Fixed	January 2018
Rockland Trust Company Portfolio	18	24,231,435	3.92%	(2)	Variable	May 2013
National City Bank Portfolio	1	2,062,500	4.04%	(3)	Variable	September 2013
Rite Aid	6	12,808,265	6.97%		Fixed	September 2017
Total		$77,067,200
________________________

(1) -	The effective interest rate resets at the end of year five to the then current 5-year Treasury rate plus 2.25%, but in no event will be less than 6.5%.
(2) -	The Company limited its interest rate exposure by entering into a rate lock agreement with a LIBOR floor and cap of 3.54% and 4.125% (initial year), respectively.
(3) -
The Company limited its interest rate exposure by entering into a rate lock agreement with a LIBOR floor and cap of 3.37% and 4.45% (initial year), respectively for a notional contract amount of approximately $4,115,000 and a fixed rate of 3.565% on a notional contract amount of approximately $385,000. For the period ended September 30, 2008, the Company had closed on $2,062,500 of this debt obligation.

35

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to September 30, 2008:

Mortgage Notes
2008	$125,988
2009	522,875
2010	555,077
2011	1,370,820
2012	1,478,597
2003 and thereafter	73,013,843
-
Total	$77,067,200

As of September 30, 2008, the Company was in compliance with the debt covenants under the loan agreements.

Note 5 — Interest Rate Risk And Derivative Instruments

The primary market risk to the Company is interest rate risk.  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the Company’s control.  Changes in the general level of interest rates can affect net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with the interest-bearing liabilities, by affecting the spread between the interest-earning assets and interest-bearing liabilities.  Changes in the level of interest rates also can affect the value of the Company’s interest-earning assets and the Company’s ability to realize gains from the sale of these assets.  A decline in the value of the Company’s interest-earning assets pledged as collateral for borrowings under repurchase agreements could result in the counterparties demanding additional collateral pledges or liquidation of some of the existing collateral to reduce borrowing levels.

The Company seeks to manage the extent to which net income changes as a function of changes in interest rates by matching adjustable-rate assets with variable-rate borrowings.  During periods of changing interest rates, interest rate mismatches could negatively impact the Company’s consolidated financial condition, consolidated results of operations and consolidated cash flows.  In addition, the Company mitigates the potential impact on net income of periodic and lifetime coupon adjustment restrictions in its investment portfolio by entering into interest rate hedging agreements such as interest rate collars and swaps.

At September 30, 2008, the Company had two interest rate collar contracts outstanding whereby the Company’s exposure to variable interest rates is limited by locking in a ceiling and floor for the underlying variable interest rate, one-month LIBOR. The first contract established the ceiling and floor for the underlying rate at 4.125% and 3.54%, respectively. The aggregate notional amount of this contract was approximately $24,200,000 at September 30, 2008. The second contract set the ceiling and floor for the underlying rate at 4.45% and 3.37%, respectively. The aggregate notional amount of this contract was approximately $4,100,000 at September 30, 2008.

The Company had two swap contracts outstanding at September 30, 2008. The first contract swaps the variable rate of one-month LIBOR for a fixed rate of 3.565%. The aggregate notional amount of this contract was approximately $385,000 as of September 30, 2008. The second contract swaps one-month LIBOR for a fixed rate of 3.60%. The aggregate notional amount of this contract was approximately $33,300,000 at September 30, 2008. This contract relates to an acquisition of bank branches which the Company expects to close in November 2008.

The estimated fair value of the Company’s derivative instruments was $479,364 as of September 30, 2008. In addition, the Company funded a portion of the acquisition with short-term convertible redeemable preferred equity of $3,995,000. This preferred equity bears a fixed preferred yield of 14.27% and will be satisfied in April 2009.

Note 6 — Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157 which did not have a material effect on the Company’s consolidated financial statements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The SFAS No. 157 framework for measuring fair value requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment.  This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, and implied volatilities. SFAS No. 157’s hierarchy defines three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 - Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability.   In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter; and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter.  However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties.  However, as of September 30, 2008, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives.  As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The following table presents information about the Company’s assets (including derivatives that are presented net) measured at fair value on a recurring basis as of September 30, 2008, aggregated by the level in the fair value hierarchy within with those instruments fall:

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Balance as of September 30, 2008
Total derivatives, net	$—	$479,364	$—	$479,364

Note 7 — Derivative Financial Instruments

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or others purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

As of September 30, 2008, the Company had several interest rate derivative contracts used to hedge interest rate exposure on its indebtedness. The Company had two interest rate collar contracts outstanding at September 30, 2008. At inception, there was no premium exchanged for these contracts and they effectively had a fair value equal to zero. The first collar contract, with an aggregate notional amount of $24,200,000 at September 30, 2008, was not able to be designated under SFAS No. 133 as it does not qualify for hedge accounting based on the results of the net written option test. As such, all changes in the fair value of the interest rate collar have been included in the Company’s statement of operations for the quarter ended September 30, 2008. The second collar contract with a notional amount of $4,100,000 does qualify for hedge accounting and is expected to be a highly effective cash flow hedge. As such, all fair value adjustments for the effective portion of the hedge will be reflected in accumulated other comprehensive income and the amount of ineffectiveness, if any, will be recorded in the statement of operations.

As of September 30, 2008 the Company had two interest rate swap contracts. Both contracts, with aggregate notional amounts of $385,000 and $33,300,000, qualify as effective cash flow hedges under SFAS No. 133. The fair value of these contracts is recorded on the balance sheet with the effective portion of the hedge recorded in other comprehensive income, and the amount of ineffectiveness, if any, is recorded in the statement of operations. Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable rate debt. During the next twelve months, the Company estimates that $133,000 will be reclassified as a reduction to interest expense.

The table below summarizes the aggregate notional amount and estimated net fair value of our derivative instruments as of September 30, 2008:

	As of September 30, 2008
	Notional	Fair Value
Derivatives:
Interest rate swaps	$33,684,732	$451,269
Interest rate collar	28,346,703	28,095
Total	$62,031,435	$479,364

The following table summarizes by derivative instrument type the effect on income for the following periods:

	For the Quarter Ended September 30, 2008
Type of Derivative	Amounts Reclassified to Earnings for Effective Hedges - Gains (Losses)	Amounts Reclassified to Earnings for Hedge Ineffectiveness - Gains (Losses)
Interest rate collar, not designated	$—	$(244,572)
Interest rate collar and swap, designated cash flow hedges	—	1,202
Total	$—	$(243,370)

Amounts reclassified to earnings associated with ineffective cash flow hedges are reported in other income and the fair value of these hedge agreements is included in prepaid expenses and other assets.

Note 8 — Bridge Equity

During the nine months ended September 30, 2008, the OP entered into an agreement with the principals of the Advisor whereby the OP can make use of unsecured equity financing from the principals up to $10 million from time to time as needed to provide short-term bridge equity relating to property acquisitions and for general working capital purposes. Such short-term bridge equity is expected to be satisfied within a six month period and will accrue a yield at a commercially reasonable rate. In November 2008, the board approved an extension of the satisfaction period of an additional six months. In connection with the acquisition of the Harleysville National Bank and the Rockland Trust Company portfolios outlined in Note 3, the Company obtained bridge equity of $4.0 and $2.5 million respectively, accruing a preferred yield of 8.0% and can be paid off without penalty.

During the nine months ended September 30, 2008, the REIT entered into an unsecured bridge equity facility with a related party, American Realty Capital Bridge, LLC (“ARC Bridge”), whereby the REIT can obtain up to $10,000,000 from time to time as needed to provide short-term equity financing relating to property acquisitions and for general working capital purposes - see Note 10 — Related-Party Transactions and Arrangements.

During the nine months ended September 30, 2008, the REIT obtained short-term bridge equity and short-term convertible redeemable preferred equity of approximately $3,954,000 and $3,995,000, respectively, from an unrelated third party.  The bridge equity bears a fixed preferred yield of 12.49% and is expected to be satisfied in the first quarter of 2009. The short-term convertible redeemable preferred equity of $3,995,000 bears a fixed preferred yield of 14.27% and will be satisfied in April 2009. Such amounts are non-recourse.

Note 9 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against us.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

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Note 10 — Related-Party Transactions and Arrangements

Certain affiliates of the Company receive, and will continue to receive, fees and compensation in connection with the sale of the Company’s common stock, and the acquisition, management and sale of the assets of the Company. The Dealer Manager receives, and will continue to receive, a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallows, and intends to continue to reallow, 100% of commissions earned to participating broker-dealers. In addition, the Dealer Manager will receive up to 3.0% of the gross proceeds from the Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to the Dealer Manager in respect of shares sold under the DRIP. During the three and nine months ended September 30, 2008, the Company paid $55,996 and $93,202, respectively, to the Dealer Manager for commissions and dealer manager fees, of which $2,385 was reallowed to participating broker-dealers.

All organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and the dealer-manager fee) are paid for by the Advisor or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. The Advisor receives an acquisition and advisory fee of 1.0% of the contract purchase price of each acquired property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 0.5% of the contract purchase price. In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4.0% of the contract purchase price. During the three months ended September 30, 2008, the Company reimbursed the Advisor $0 and $215,757 for organizational and offering expenses and acquisition costs, respectively. Organization and offering expenses were waived by the Advisor during the three months ended September 30, 2008. During the nine months ended September 30, 2008, the Company reimbursed the Advisor $59,207 and $1,047,874 for organizational and offering expenses and acquisition costs, respectively. The $59,207 of offering and organizational expenses reimbursed by the Company is net of $60,000 refunded by the Advisor to the Company during the three months ended September 30, 2008, to improve the Company’s overall working capital position. The Company incurred and capitalized acquisition advisory fees of $215,757 and $1,047,874 during the three and nine months ended September 30, 2008, all of which were paid as of September 30, 2008.

37

AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

The Advisor receives a financing coordination fee equal to 1.0% of the amount available under such financing. During the three and nine months ended September 30, 2008, the Company incurred finance coordination fees of $187,212 and $810,987, respectively, paid to its affiliated Advisor.

The Company pays its affiliated Property Manager fees for the management and leasing of the Company’s properties. Such fees equal 2.0% of gross revenues from the Company’s single tenant properties and 4.0% of the gross revenues from its multi-tenant properties, plus reimbursement of the Property Managers’ costs of managing the properties. In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant by the Property Manager at a fee not to exceed 5.0% of the cost of such tenant improvements. The Property Manager will be paid leasing commissions at prevailing market rates and may also receive a fee for the initial leasing of newly constructed properties, which generally would equal one month’s rent. The aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. The Property Manager may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the three and nine months ended September 30, 2008, the Company paid the Property Manager $0 and $4,230 for property management fees, respectively. The Property Manager has elected to waive its management fee for the three months ended September 30, 2008.

The Company pays the Advisor an annualized asset management fee of 1.0% based on the aggregate contract purchase price of all properties. The asset management fee is payable quarterly in advance on the first day of the month following the end of each calendar quarter end. The Advisor has elected to waive its asset management fee for the nine months ended September 30, 2008.

If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of property, the Company will pay the Advisor a brokerage commission not to exceed the lesser of one-half of a reasonable, customary and competitive real estate commission or 3.0% of the contract price for the property sold, inclusive of any commission paid to outside brokers provided, however, in no event may the real estate commissions paid to the Advisor, its affiliates or unaffiliated third-parties exceed 6% of the contract price. In addition, after investors have received a return of their net capital contributions and a 6.0% annual cumulative, non-compounded return, then the Advisor is entitled to receive 15.0% of remaining net sale proceeds. During the nine months ended September 30, 2008, the Company did not pay any fees or amounts to the Advisor relating to the sale of properties.

In the event the Company’s common stock is listed in the future on a national securities exchange, a subordinated incentive listing fee equal to 15.0% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors will be paid to the Advisor.

In the event that the advisory agreement with the Advisor is terminated upon a change of control of the Company, by the Company without cause, or by the Advisor for good reason (as such terms may be defined in the definitive agreement memorializing the engagement of the Advisor by the Company), the Company shall pay the Advisor a termination fee not to exceed 15.0% of the amount, if any, by which the appraised value of the properties owned by the Company on the date of such termination, less amounts of all indebtedness secured by such properties exceeds the dollar amount equal to the sum of a 6.0% cumulative non-compound return on the Company's stockholders' net investment plus the amount of such investment.

 The Company may reimburse the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company does not reimburse for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. During the nine months ended September 30, 2008, the Company did not reimburse the Advisor for any such costs.

During the nine months ended September 30, 2008, the OP entered into an agreement with the principals of the Advisor whereby the OP can obtain bridge equity from the principals up to $10,000,000 from time to time as needed to provide short-term bridge equity relating to property acquisitions or for general working capital purposes. Such bridge equity needs to be satisfied within a six month period and will accrue a preferred yield at a commercially reasonable rate. In November 2008, the board approved an extension of the satisfaction period of an additional six months. In connection with the acquisition of the Harleysville National Bank and the Rockland Trust Company portfolios outlined in Note 3, the Company obtained bridge equity of $4,000,000 and $2,500,000 respectively, accruing a preferred yield at an annual return on investment of 8.0%. Such bridge equity can be paid off, at any time, without penalty. During the three and nine months ended September 30, 2008, the Company incurred related party dividend expense of $131,069 and $261,261, respectively. As of September 30, 2008, $42,739 remained unpaid and is included in due to affiliates in the accompanying balance sheets.

During the three months ended September 30, 2008, the REIT entered into an unsecured bridge equity facility with a related party, American Realty Capital Bridge, LLC (“ARC Bridge”), whereby the REIT can obtain bridge equity of up to $10,000,000 from time to time as needed to provide short-term bridge equity relating to property acquisitions and for general working capital purposes. ARC Bridge is a 50% joint venture between the Sponsor and an unrelated third party. Bridge equity investments from this facility accrue a yield at an annual rate of 30 day LIBOR plus 5% with a floor of 8%. This facility was used for two acquisitions during the three months ended September 30, 2008. The bridge equity investments relating to the National City Bank and Rite Aid acquisitions were $1,039,648 and 6,107,939, respectively. These bridge equity investments are due one year from the investment date and can be satisfied at any time without penalty. The related yields on such short-term bridge equity were 8.11% and 8.83% for the National City Bank and Rite Aid acquisitions, respectively, as of September 30, 2008. The Company incurred dividend expense on these investments of $6,651 for the period ended September 30, 2008. As of September 30, 2008, $6,651 remained unpaid and is included in due to affiliates in the accompanying balance sheets.

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AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

At September 30, 2008 and December 31, 2007, the Company had approximately $555,000 and $285,000, respectively, due to affiliates, which is included in due to affiliates in the accompanying consolidated balance sheets and is payable primarily to the Advisor. Such amounts consisted primarily of a $490,000 rate lock deposit related to the financing of a future transaction as well as accrued interest.

The Company acquired 23 properties in four separate transactions during the nine months ended September 30, 2008 from related parties. A Federal Express distribution center was acquired on March 5, 2008. A sale leaseback transaction involving 15 properties 100% occupied by Harleysville National Bank occurred on March 12, 2008. A National City Bank branch and a portfolio of six Rite Aid locations were acquired on September 16, 2008 and September 29, 2008, respectively. These acquisitions were approved by the Company’s Board of Trustees; with two inside directors abstaining because the acquisition was an affiliated transaction. The Company acquired these assets at sellers’ cost, which did not exceed the fair market value of the properties as determined by a qualified independent appraiser.

Note 11 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 12 — Independent Directors’ Stock Option Plan

The Company has a stock option plan (the “Plan”), which authorizes the grant of nonqualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The Company intends to grant options under the Plan to each qualifying director annually. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of September 30, 2008, the Company had granted options to purchase 9,000 shares at $10.00 per share, each with a two year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the Plan. The Company accounts for the issuance of stock options under SFAS No. 123R, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the Plan, based on estimated fair values.

During the nine months ended September 30, 2008, 9,000 were granted and no options were forfeited, became vested, or were exercised. As of September 30, 2008, unvested options to purchase 9,000 shares at $10.00 per share remained outstanding with a weighted average contractual remaining life of approximately 9.5 years. The total compensation charge relating to these option grants under SFAS No. 123R is immaterial.

Note 13 — Net Income (Loss) Per Share

The following is a reconciliation of the numerator and denominator of the basic and diluted net income (loss) per share computation for the three and nine months ended September 30, 2008:

	Basic and Diluted Three Months Ended September 30, 2008	Basic and Diluted Nine Months Ended September 30, 2008

Net loss	$(845,124)	$(1,641,345)
Total weighted average common shares outstanding	1,101,127	699,883
Loss per share	$(0.77)	$(2.35)

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AMERICAN REALTY CAPITAL TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

Note 14 — Subsequent Events

Sale of Shares of Common Stock

As of November 11, 2008, the Company had issued 1,204,065 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008 - see Note 3 Real Estate Acquisitions. Total gross proceeds from these issuances were $11,905,737. As of November 11, 2008, the aggregate value of all share issuances and subscriptions outstanding was $14,009,358 based on a per share value of $10.00. This amount includes stock subscriptions of $2,103,628 which are maintained at the Company’s third-party escrow agent, to be released when certain escrow requirements have been achieved. As of November 11, 2008, approximately $1.24 billion (124 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.

Real Estate Acquisitions

The Company acquired the following properties subsequent to September 30, 2008:

Property	Acquisition Date	No. Of Buildings	Square Feet	Purchase Price (1)

National City Bank	October 2008	1	4,633	$	$ 3,764,028

(1)	Includes all acquisition costs, the value of acquired intangible lease assets and assumed liabilities.

On October 23, 2008, the Company acquired a National City Bank branch for a total purchase price of approximately $3.8 million, inclusive of closing costs and an acquisition fee, from a related party. The property is leased on a triple-net basis, with an initial lease term of 20.4 years, exclusive of certain lease extension provisions.

  Mortgage Notes Payable and other obligations

Subsequent to September 30, 2008, the Company incurred or assumed the following mortgage notes payable in connection with the real estate acquisitions described above:

Mortgage Note	Type	Rate	Maturity Date

$ 2,437,500	Variable	30 Day LIBOR + 1.50% (1)	October 2013

(1)
The Company entered into a rate lock agreement to limit its interest rate exposure. The LIBOR floor and cap on the amortizing portion of the debt are 3.37% and 4.45% (initial year), respectively. In addition, the Company swapped the variable interest rate for a fixed rate of 3.565% on the balloon payment due in October 2013.

Share Repurchase Program

On November 12, 2008, the Company’s board of directors modified the Share Repurchase Program (“SRP”) to fund purchases under the SRP not only from the DRIP but also operating funds of the Company. Accordingly, purchases under the SRP, subject to the terms of the SRP, may be funded from the proceeds from the sale of shares under the DRIP, from proceeds of the sale of shares in a public offering, together with other available allocated operating funds. However, purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year. Purchases under the SRP will continue to be restricted by the availability of such proceeds and available allocated operating funds, as well as the share repurchase limit. The terms and conditions of the SRP remain unchanged.

In addition, the SRP provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to certain restrictions. The purchase price has been modified as follows:

One year from the purchase date - 96.25% of the amount paid for each share (increased from 95%);

Two years from the purchase date - 97.75% of the amount paid for each share (increased from 96.25%);

Three years from the purchase date - 100% of the amount paid for each share (increased from 97.5%).

The Company makes repurchases under the SRP, if requested, at least once quarterly on a first-come, first-served basis.  Subject to funds being available, The Company limits the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year.  Funding for the SRP comes exclusively from proceeds that we receive from the sale of shares under the DRIP and other such operating funds, if any, as the board of directors, at its sole discretion, may reserve for this purpose.

The Company cannot guarantee that the funds set aside for the SRP will be sufficient to accommodate all requests made each year.  If no funds are available for the SRP when repurchase is requested, the stockholder may: (i) withdraw the request; or (ii) ask that we honor the request at such time, if any, when funds are available.  Such pending requests will be honored on a first-come, first-served basis.

The board of directors, at its sole discretion, may choose to terminate the SRP, or reduce the number of shares purchased under the SRP, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

There is no requirement that stockholders sell their shares to the Company. The SRP is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or a merger with a listed company.  No assurance can be given that any such liquidity event will occur.

Shares purchased by the Company under the SRP will be canceled and will have the status of authorized but unissued shares.  Shares acquired through the SRP will not be re-issued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws, or otherwise issued in compliance with such laws.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Trust, Inc., a Maryland corporation, and, as required by context, American Realty Capital Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “Operating Partnership” and to their subsidiaries. American Realty Capital Trust, Inc. is externally managed by the American Realty Capital Advisors, LLC (a Delaware limited liability company) or the “Advisor.”

Forward-Looking Statements

Certain statements included in this quarterly report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital Trust, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	Neither we nor our Advisor have a prior operating history and our Advisor does not have any experience operating a public company. This inexperience makes our future performance difficult to predict.

•
All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, our dealer manager and other affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investors advised by American Realty Capital affiliates and conflicts in allocating time among us and these other investors. These conflicts could result in unanticipated actions.

•
Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital-advised investors, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties, which could reduce the investment return to our stockholders.

•
If we raise substantially less than the maximum offering in our ongoing initial public offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.

•
While we are raising capital and investing the proceeds of our ongoing initial public offering, the high demand for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would.

•	We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

All forward-looking statements should be read in light of the risks identified in our Registration Statement on Form S-11 for the period from August 17, 2007 (dated of inception) to December 31, 2007, filed with the SEC and the risks identified in this quarterly report.

Overview

We are a Maryland corporation that will elect to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2008. On September 10, 2007, we filed a registration statement on Form S-11 with the SEC to offer a minimum of 750,000 shares and a maximum of 150,000,000 shares of common stock for sale to the public. The SEC declared the registration statement effective on January 25, 2008, at which time we launched our ongoing initial public offering. On March 11, 2008, we broke escrow in our ongoing initial public offering and then commenced our real estate operations. As of September 30, 2008, the we issued 1,165,397 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008 - see Note 3 Real Estate Acquisitions. Total gross proceeds from these issuances were $10,523,344. As of September 30, 2008, the aggregate value of all share issuances and subscriptions outstanding was $13,667,108 based on a per share value of $10.00. This amount includes stock subscriptions of $2,103,628 which are maintained at the our third-party escrow agent, to be released when certain escrow requirements have been achieved. As of September 30, 2008, we had not redeemed any shares sold in our ongoing initial public offering pursuant to our share repurchase program. We are dependent upon the net proceeds from the offering to conduct our proposed operations.

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We intend to use the proceeds of our ongoing initial public offering to acquire and manage a diverse portfolio of real estate properties consisting primarily of freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants throughout the United States and Puerto Rico as well as certain other real-estate related investments. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership, of which we are the sole general partner. We have no paid employees. Our advisor, American Realty Capital Advisors, LLC, conducts our operations and manages our portfolio of real estate investments.

As of September 30, 2008, we owned 41 properties compromising approximately 433,000 square feet, 100% leased with an initial weighted average remaining lease term of 13.7 years. In constructing our portfolio, we intend to target and derive approximately 50% to 60% of our revenues from investment-grade tenants. Additionally, we intend to target approximately 50% of our revenues from financial institutions.

We intend to continue our strategy of acquiring high quality, single tenant properties through sale leaseback transactions and marketed transactions with in-place long-term leases, and to finance our acquisitions with a combination of equity and debt. We expect to arrange long-term financing on both a secured and unsecured fixed rate basis. We intend to continue to grow our existing relationships and develop new relationships throughout various markets we serve, which we expect will lead to further acquisition opportunities.

Real estate-related investments are higher-yield and higher-risk investments that our advisor will actively manage, if we elect to acquire such investments. The real estate-related investments in which we may invest include: (i) mortgage loans; (ii) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (iii) debt securities, such as mortgage-backed securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iv) certain types of illiquid securities, such as mezzanine loans and bridge loans. While we may invest in any of these real estate-related investments, our advisor, with the support of our Board of Trustees, has elected to suspend all activities relating to acquiring real estate-related investments for an indefinite period based on the current adverse climate affecting the capital markets. Since our inception, we have not acquired any real estate-related investments.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our consolidated financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straightline basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straightline basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We continually review receivables related to rent and unbilled rent receivables and determine collectibility by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectibility of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straightline method over the estimated useful life of up to 40 years for buildings and improvements, five to ten years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We follow Statement of Financial Accounting Standards (SFAS) No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which established a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS No.144 requires that the operations related to properties that have been sold or properties that are intended to be sold be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

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Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;

•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•
a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an on-going basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

Pursuant to SFAS No.141, “Business Combinations,” we follow the purchase method of accounting for all business combinations. To ensure that intangible assets acquired and liabilities assumed in a purchase method business combination can be recognized and reported apart from goodwill, we ensure that the applicable criteria specified in SFAS No.141 are met.

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Depreciation is computed using the straightline method over the estimated life of 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases. The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

The aggregate value of intangibles assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from 2 to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

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In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although we do not expect future revisions to have a significant impact on our financial position or results of operations.

Results of Operations

Three Months Ended September 30, 2008

As of September 30, 2008, the Company owned 41 properties which are 100% leased. The Company acquired 7 properties in two separate transactions during the quarter ended September 30, 2008. A National City Bank location was acquired on September 16, 2008. A transaction involving 6 properties 100% occupied by Rite Aid occurred on September 29, 2008. The property operating results outlined below include the partial period we owned these investment assets during the period.

Rental Income

Rental income of approximately $1,594,000 was recognized during the three months ended September 30, 2008. This rental income includes a partial quarter of revenue derived from the properties we acquired in September 2008.

Property Management Fees to Affiliate

American Realty Capital Properties, LLC has elected to waive the property management fees for the three months ended September 30, 2008. Such fees represent amounts paid to our affiliated property manager, American Realty Capital Properties, LLC, to manage and lease our properties.

General and Administrative Expenses

General and administrative expenses of approximately $19,000 were incurred during the three months ended September 30, 2008. The majority of such expenses included $48,000 of insurance expense amortization of our directors and officers’ insurance policy, $20,000 of board member compensation and $11,000 of professional fees. These expenses are offset by a $60,000 reimbursement of various organizational and offering costs by the Advisor.

Depreciation and Amortization Expense

Depreciation and amortization expense of approximately $857,000 was recognized during the three months ended September 30, 2008. This expense includes a partial quarter of depreciation and amortization incurred from the properties we acquired in September 2008.

Interest Expense

Interest expense of approximately $1,387,000 was recognized during the three months ended September 30, 2008. Such amount includes a partial quarter of interest expense relating to the debt incurred to fund a portion of the properties we acquired in September 2008.

Our property acquisitions during the three months ended September 30, 2008 were financed in part with short-term and long-term obligations as discussed in Note 4 to our consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in the Offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Other Income

During the three months ended September 30, 2008, the Company recorded $177,000 of losses related to marking its derivative instruments to market.

Funds From Operations

We consider funds from operations (“FFO”) a useful indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles in the United States (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.

FFO is presented in the following table for the periods ended as indicated:

	Three Months Ended June 30, 2008	Three Months Ended September 30, 2008

Net loss	$(454,369)	$(845,124)
Add:
Depreciation of real estate assets	616,517	717,410
Amortization of intangible lease assets	119,966	139,777
Mark-to-market adjustment (1)	(196,816)	176,656
FFO	$85,298	$188,719

Dividends paid (2)	$79,899	$174,021

FFO coverage ratio	106.8%	108.5%
FFO payout ratio	93.7%	92.2%
___________________________
(1) -	the Company excludes non-cash mark-to-market adjustments relating to its hedging activities from its FFO calculation.
(2) -	includes shares issued under the DRIP.
(3) -	FFO is not applicable for the three months ended March 31, 2008, as no dividend were paid during such period.

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Nine Months Ended September 30, 2008

As of September 30, 2008, the Company owned 41 properties which are 100% leased. We acquired a Federal Express distribution center on March 5, 2008. A sale leaseback transaction involving 15 properties 100% occupied by Harleysville National Bank occurred on March 12, 2008. A sale leaseback transaction involving 18 properties 100% occupied by Rockland Trust Company occurred on May 2, 2008. A National City Bank location was acquired on September 16, 2008. A transaction involving 6 properties 100% occupied by Rite Aid occurred on September 29, 2008. The property operating results outlined below relate to the partial period we owned these investment assets during the period.

Rental Income

Rental income of approximately $3,156,000 was recognized during the nine months ended September 30, 2008. This rental income is derived from the leased properties we acquired in March, May and September 2008.

Property Management Fees to Affiliate

Property management fees to affiliate of approximately $4,000 were incurred during the nine months ended September 30, 2008. Such fees represent amounts paid to our affiliated property manager, American Realty Capital Properties, LLC, to manage and lease our properties. American Realty Capital Properties, LLC has elected to waive the property management fees for the nine months ended September 30, 2008.

General and Administrative Expenses

General and administrative expenses of approximately $292,000 were incurred during the nine months ended September 30, 2008. The majority of such expenses includes approximately $59,000 reimbursed to the Advisor relating to various organizational and offering costs, which is net of the $60,000 refunded from the Advisor in the third quarter of 2008, $127,000 of insurance expense amortization of our directors and officers’ insurance policy, $59,000 of board member compensation and $35,000 of professional fees.

Depreciation and Amortization Expense

Depreciation and amortization expense of approximately $1,765,000 was recognized during the nine months ended September 30, 2008. This expense relates to depreciation and amortization incurred from the properties we acquired in March, May and September 2008.

Interest Expense

Interest expense of approximately $2,759,000 was recognized during the nine months ended September 30, 2008. Such amount relates to interest expense incurred on debt obligations assumed and/or borrowed to fund a portion of the properties we acquired in March, May and September 2008.

Our property acquisitions during the nine months ended September 30, 2008 were financed in part with short-term bridge equity and long-term obligations as discussed in Note 4 to our consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in the Offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Other Income

During the nine months ended September 30, 2008, the Company recorded $20,000 of gains related to marking its derivative instruments to market.

Cash Flows for the Nine Months Ended September 30, 2008

During the nine months ended September 30, 2008, net cash provided by operating activities was approximately $1,291,000. The level of cash flows provided by operating activities is affected by both the timing of interest payments and amount of borrowings outstanding during the period. It is also affected by the receipt of scheduled rent payments and disbursement of deposits required in connection with property acquisitions. Prepaid expenses and other assets increased by approximately $751,000 principally resulting from a deposit paid to secure financing on a portfolio expected to close in the fourth quarter of 2008 and the partial pre-funding of our Directors and Officers’ insurance policy. This amount is offset by the increase in accounts payable and accrued expenses of approximately $1,312,000, the majority of which relates to professional fees, accrued interest and finance coordination fees, as well as an increase in deferred rent and liabilities of approximately $554,000, primarily representing rent payments received in advance of the respective due date.

Net cash used in investing activities during the nine months ended September 30, 2008 totaled approximately $49,068,000 relating to investment properties acquired during the period.

Net cash provided by financing activities totaled approximately $48,651,000 during the nine months ended September 30, 2008. Such amount consisted primarily of net proceeds from mortgage notes payable, a convertible redeemable preferred investment, our related party bridge facility, and our related party bridge revolver of approximately $26,294,000, $3,995,000, $7,148,000 and $6,500,000, respectively. During the period, we issued 1,145,397 shares of common stock which generated approximately $7,272,000 of gross proceeds, reduced by approximately $1,292,000 of related offering costs and commissions. Net cash of approximately $168,000 was used for shareholder dividends. Net cash was reduced by approximately $50,000 related to restricted cash.

Liquidity and Capital Resources

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions and satisfy outstanding short-term bridge equity amounts. As of September 30, 2008, we issued 1,165,397 shares of common stock, including 339,077 shares issued in connection with an acquisition in March 2008 - see Note 3 Real Estate Acquisitions. Total gross proceeds from these issuances were $10,523,344. As of September 30, 2008, the aggregate value of all share issuances and subscriptions outstanding was $13,667,108 based on a per share value of $10.00. This amount includes stock subscriptions of $2,103,628 which are maintained at our third-party escrow agent, to be released when certain escrow requirements have been achieved.

 The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, satisfaction of bridge equity and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the public offering of our shares. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations. Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from the Offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses and the payment of a monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations.

In February 2008, the Board of Directors declared a dividend for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate investments, payable in cash on the 21st day following each month end to stockholders of record at the close of business each day during the applicable period. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the share price of $10.00. In August 2008, the Board of Directors modified the dividend payment date to the second business day of the following month.

The Company, our Board of Directors and Advisor share a similar philosophy with respect to paying our dividend. The dividend should principally be derived from cash flows generated from real estate operations. During the nine months ended September 30, 2008, dividends paid totaled $253,919, inclusive of $85,962 of common shares issued under the DRIP. Our related party Advisor has agreed to waive certain fees during the current period which resulted in the Company’s FFO fully covering the dividends that were paid out during such period. These waived fees included asset management and property management of $212,489 and $30,557, respectively. In addition, the Advisor waived reimbursement it was entitled to during the period for organizational and offering expenses which totaled $11,306. The fees and reimbursement that were waived relating to the activity during the three months ended September 30, 2008 are not deferrals and accordingly, will not be paid by the Company.

The payment terms of our loan obligations vary. In general, principal and interest is payable monthly with all unpaid principal and interest due at maturity. Certain of our mortgage loans have initial payments of interest only but require principal repayment in subsequent years. Our loan agreements stipulate that we comply with specific reporting and financial covenants. As of September 30, 2008, we were in compliance with the debt covenants under our loan agreements.

Our Advisor may, with approval from our independent board of directors, seek to borrow short-term bridge equity that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term bridge equity may be derived from the $10.0 million revolving bridge equity facility established between principals of the Advisor and the O.P. or the $10.0 million unsecured bridge equity facility established between ARC Bridge and the REIT as described in Note 10 of our financial statements — Related-Party Transactions and Arrangements. In addition, short-term bridge equity may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term bridge equity as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities. As additional equity capital is obtained in connection with our offering, these short-term bridge equity investments will be satisfied. As of September 30, 2008, we had $6.5 million of bridge equity outstanding under our related party revolving bridge equity facility, bridge equity of approximately $7.1 million under our related party unsecured bridge equity facility, approximately $4.0 million of bridge equity from a third-party investor, and approximately $4.0 million of convertible redeemable preferred equity. Excluding such short-term bridge equity, our leverage ratio approximated 72% (secured mortgage notes payable as a percentage of total real estate investments, at cost) as of September 30, 2008.

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As of September 30, 2008, we had cash and cash equivalents of approximately $875,000, which we expect to be used primarily to invest in additional real estate, pay operating expenses and pay stockholder distributions.

Contractual Obligations

The following is a summary of our contractual obligations as of September 30, 2008:

		Payments Due During the Years Ending December 31
Contractual Obligations	Total	Remainder of 2008	2009-2010	2011-2012	Thereafter
Mortgage notes payable (1)	$77,067,200	$125,988	$1,077,952	$2,856,749	$73,006,511
Short-term bridge equity (1)	3,953,796	—	3,953,796	—	—
Short-term convertible redeemable preferred equity			3,995,000
Related party bridge equity (1)(3)	6,500,000	—	6,500,000	—	—
Related party bridge equity facility (1)	7,147,587		7,147,587
Purchase obligations (2)	—	—	—	—	—
	$98,663,583	$125,988	$22,674,335	$2,856,749	$73,006,511
___________________________

(1)
Amounts include principal payments only. We incurred interest expense of approximately $2,686,000, excluding amortization of deferred financing costs, during the nine months ended September 30, 2008, and expect to incur interest in future periods on outstanding debt obligations.

(2)	The Company has agreed to purchase a portfolio of 50 PNC bank branches located in Pennsylvania. The transaction is expected to close in the fourth quarter of 2008.
(3)	In November 2008, the related party approved an extension of the repayment period of an additional six months.

Election as a REIT

We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2008. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2008.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with American Realty Capital II, LLC and its wholly-owned affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. See Note 9 to our consolidated financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
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Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  At September 30, 2008, our interest rate exposure was mitigated by various hedging instruments - See Note 5 and Note 7.

We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

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AMERICAN REALTY CAPITAL
AMERICAN REALTY CAPITAL TRUST, INC.

Maximum Offering of 150,000,000 Shares of Common Stock

American Realty Capital Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning in the taxable year ending December 31, 2008. We will invest primarily in freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants.

We are offering up to 150,000,000 shares of our common stock, $0.01 par value per share, in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 25,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. We will offer these shares until January 25, 2011 which is three years after the effective date of this offering, unless the offering is extended. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan. We are registering options to purchase 1,000,000 shares of common stock, as well as the 1,000,000 shares of common stock issuable upon exercise of such options pursuant to our stock option plan for our independent directors.

See “Risk Factors” beginning on page 13 for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•	Other than as described in the “Investment Objectives and Policies” section herein, we have no operating history, we do not currently own any properties nor have we targeted any properties for purchase. We are a “blind pool” because we do not own any investments and have not identified any investments we will make with proceeds from this offering. You will be unable to evaluate the economic merit of our future investments before we make them and there may be a substantial delay in receiving a return, if any, on your investment.
•	There are substantial conflicts among us and our sponsor, advisor, dealer manager and property manager, such as the fact that our principal executive officers own a majority interest in our advisor, our dealer-manager and our property manager, and our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives.
•	No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.
•	Until we generate operating cash flow sufficient to pay distributions to our stockholders, we may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of capital, reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment.
•	If we fail to qualify, or maintain the requirements, to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to make distributions to our stockholders.
•	You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% in value or number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls, but we will not incur debt to the extent it will restrict our ability to qualify as a REIT.
•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.
•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.
•	This is a “best efforts” offering and we might not sell all of the shares being offered.
•	We are not yet a REIT and may be unable to qualify as a REIT.

These are speculative securities and this investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are funds held in trust until subscriptions are accepted and funds are released.

PENNSYLVANIA AND MASSACHUSETTS INVESTORS: The minimum closing amount is $45,000,000 or 4,500,000 shares subscribed. Because the minimum closing amount is less than $75,000,000 you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the program subscriptions. We will not release Pennsylvania or Massachusetts proceeds for subscriptions from escrow until we have 4,500,000 shares subscribed. The escrow is more fully described under the Plan of Distribution/Minimum Offering section of this prospectus.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$1,500,000,000	$105,000,000	$45,000,000	$1,350,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

The dealer manager of this offering, Realty Capital Securities, LLC, is a member firm of the Financial Industry Regulatory Authority (FINRA), is our affiliate and will offer the shares on a best efforts basis. The minimum investment amount generally is $1,000. We have sold the minimum amount of 750,000 shares and subscription payments for such shares held by non-Pennsylvania residents have been released to us from the account held by the escrow agent Boston Private Bank and Trust. We will not sell any shares to Pennsylvania or Massachusetts residents unless we sell a minimum of 4,500,000 shares, to the public by January 25, 2009, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania or Massachusetts residents will be placed in an account held by the escrow agent Boston Private Bank and Trust Company, in trust for subscriber’s benefit, pending release to us. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

March 18, 2008

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our common stock, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or
•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. Purchases in amounts above the $1,000 minimum and all subsequent purchases may be made in whole or fractional shares, again subject to the limitations described below for certain states. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100.00 or ten (10) whole shares. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York, Tennessee and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least 100 shares ($1,000), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our distribution reinvestment plan and automatic purchase plan, which may be in lesser amounts.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•	Kentucky — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.
•	Michigan, Massachusetts, Ohio, Iowa and Pennsylvania — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Michigan, Massachusetts, Ohio, Iowa or Pennsylvania resident’s net worth.
•	Kansas, Missouri, California, and Tennessee — In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
•	Alabama and Mississippi — In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

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In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

Each sponsor, participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and
•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you in the subscription agreement (Appendix A), consider whether you:

•	meet the minimum income and net worth standards established in your state;
•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•	have an apparent understanding of:
•	the fundamental risks of an investment in our common stock;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our common stock;
•	the restrictions on transferability of our common stock;
•	the background and qualifications of our advisor; and
•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

In order to ensure adherence to the suitability standards above, requisite criteria must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix A. In addition, our advisor and dealer manager must make every reasonable effort to determine that the purchase of our shares (including the purchase of our shares through the automatic purchase plan) is a suitable and appropriate investment for an investor. In making this determination, our advisor and dealer manager will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed Subscription Agreements will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Partner,'' which means anyone who is:

•	a “designated national,'' “specially designated national,'' “specially designated terrorist,'' “specially designated global terrorist,'' “foreign terrorist organization,'' or “blocked person'' within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

AMERICAN REALTY CAPITAL TRUST, INC.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?
A:	In general, a real estate investment trust (“REIT”) is a company that:
•	pays distributions to investors of at least 90% of its taxable income;
•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and
•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.
Q:	How do you differentiate yourself from your competitors who offer non-traded public REIT shares or real estate limited partnership units?
A:	We intend to focus on acquiring a diversified portfolio of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. The net leases with our tenants allow us to pass through all operating and capital expenses items directly to our tenant. The tenant is billed directly for all expense items and capital costs and the tenant pays such costs directly to the provider without having to go through us. Multi-tenant retail and commercial properties, unlike our net lease properties, are subject to much greater volatility in operating results due to unexpected increases in operating costs or unforeseen capital and repair expenses. Our leases allow us to pass through these costs to the tenant.

We intend to build a portfolio where 50% or more of our distributions are from rents guaranteed by investment grade tenants. We believe that in addition to simply having investment grade tenants in your portfolio, the majority of the properties must be tenanted by investment grade (S&P rated BBB- or better) companies in order to maximize the investors’ risk-adjusted return. While we intend to pay distributions equivalent to those of our competitors, we believe that the risk-adjusted returns on our portfolio are superior to those of our competitors due to the high concentration of investment grade tenants, the duration of our leases, i.e., 15 years and greater, and the net lease structure of these leases.

Additionally, since we acquire long term leases with minimum, non-cancellable lease terms of ten or more years, the majority of which will be fifteen years or greater, we are less subject to vacancy risk and tenant turnover than our competitors who invest in multi-tenant properties. This allows us to better withstand periods of economic uncertainty versus properties with a number of short term leases. Our individual investments also tend to be smaller because we buy freestanding single-tenant properties versus multi-tenant properties such as malls, shopping centers and office buildings. This allows us to achieve much greater diversification by geography, tenant mix and property type. By achieving such diversification, we are less likely to be negatively affected by economic downturns in local markets.

Q:	Generally, what are the terms of your leases?
A:	We will seek to acquire properties that have leases with investment grade and other creditworthy tenants. We expect that our leases generally will be triple-net leases, which means that the tenant is responsible for all costs and expenses related to the use and operation of the property, including, but not limited to, the cost of maintenance, repairs, property taxes and insurance, utilities and all other operating and capital costs. In certain of these leases, we will be responsible for the repair and/or replacement of specific structural and load bearing components of a property, such as the roof or structure of the building. We expect that our leases generally will have terms of ten or more years, oftentimes with multiple renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine creditworthiness of prospective tenants and select potential investments?
A:	We will determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income and cash flow statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Our Advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:	What is the experience of your officers and directors both in real estate in general and with net leased assets in particular?
A:	Nicholas S. Schorsch, our chairman and chief executive officer, founded and formerly served as President, CEO and Vice-Chairman of American Financial Realty Trust since its inception as a REIT in September 2002 until August 2006. American Financial Realty Trust is a publicly traded REIT listed on the NYSE that invests exclusively in office, bank branches and other operationally critical real estate assets that are net leased to tenants in the financial service industry such as banks and insurance companies. Through American Financial Resource Group and its successor corporation, now American Financial Realty Trust, Mr. Schorsch has executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate properties with transactional value of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young.

William M. Kahane, our President, Chief Operating Officer and Treasurer, began his career as a real estate lawyer practicing in the public and private sectors from 1974-1979. From 1981-1992 Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a Managing Director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate today. Mr. Kahane is currently a Managing Director of GF Capital Management & Advisors LLC, a New York based merchant banking firm, where he directs the company’s real estate investments. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management.

Peter M. Budko, our Executive Vice President and Chief Investment Officer, founded and formerly served as Managing Director and Group Head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997-2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987-1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities) becoming head of the group in 1990.

Brian S. Block, our Senior Vice President and Chief Financial Officer, began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining American Financial Realty Trust in 2002. While at American Financial Realty Trust, Mr. Block served as Senior Vice President and Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA.

Michael Weil, our Executive Vice President and Secretary, was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter.

Please also see herein the section “Adverse Business Developments and Conditions.”

Q:	What is your environmental review policy?
A:	We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. We expect that in most cases we will request, but will not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Additionally, many of our leases contain clauses that require a tenant to reimburse and indemnify us for any environmental contamination occurring at the property.
Q:	Do you expect to enter into joint ventures?
A:	Possibly. We may enter into joint ventures on property types that meet our overall investment strategy and return criteria that would otherwise not be available to us because the current owners may be reluctant to sell a 100% interest in their property. We may also enter into a joint venture with a third party who has control over a particular investment opportunity but does not have sufficient equity capital to complete the transaction. We may enter into joint ventures with our affiliates or with third parties. Generally, we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
Q:	Will distributions be taxable as ordinary income?
A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent the distribution is from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This defers a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”
Q:	How does a best efforts offering work?
A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

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Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?
A:	Until we invest the net proceeds of this offering in real estate, we may use a portion of the proceeds to fund distributions and we may invest in short-term, highly liquid or other authorized investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. We may not be able to invest the proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.
Q:	What is an “UPREIT”?
A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.
Q:	Who can buy shares?
A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.
Q:	Who should buy shares?
A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.
Q:	May I make an investment through my IRA, SEP or other tax-deferred account?
A:	Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law.
Q:	Is there any minimum investment required?
A:	Yes. Generally, you must invest at least $1,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.
Q:	What type of reports on my investment will I receive?
A:	We will provide you with periodic updates on the performance of your investment with us, including:
•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports only by written request;
•	an annual report;
•	an annual Form 1099; if applicable and
•	supplements to the prospectus during the offering period, via mailings or website access.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;
•	facsimile;
•	electronic delivery; or
•	posting, or providing a link, on our affiliated website, which is www.americanrealtycap.com.
Q:	When will I get my detailed tax information?
A:	If applicable your Form 1099 tax information will be placed in the mail by January 31 of each year.
Q:	How do I subscribe for shares?
A:	If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.
Q:	Who is the transfer agent?
A:	The name and address of our transfer agent is as follows:

ACS Securities Services, Inc.
3988 North Central Expressway
Building 5, 6th Floor
Dallas, TX 75204

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Who can help answer my questions?
A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.americanrealtycap.com

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc. is a newly organized Maryland corporation, incorporated on August 17, 2007 that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2008. We expect to use the net proceeds from this offering to acquire and operate a portfolio of commercial real estate primarily consisting of freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States and Commonwealth of Puerto Rico. Because we have not yet identified any specific properties to purchase, other than as described in the “Investment Objectives and Policies” section herein, we are considered to be a blind pool.

Our corporate offices are located at 106 Old York Road, Jenkintown, PA 19046. Our telephone number is 215-887-2189. Our fax number is 215-887-2585, and the e-mail address of our investor relations department is investorservices@americanrealtycap.com.

Our executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is 212-415-6500 and our fax number is 212-421-5799.

•	Our regional sales offices are located at Three Copley Place, Suite 3300, Boston, MA 02116. Our telephone number is 877-373-2522 and our fax number is 857-350-9597.

Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Advisor

American Realty Capital Advisors, LLC, a Delaware limited liability company, is our advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors, Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, William G. Stanley and Robert H. Burns. Each of the latter three is independent of American Realty Capital Advisors, LLC. Each of our executive officers and two of our directors are affiliated with American Realty Capital Advisors, LLC. Our charter, which requires that a majority of our directors be independent of us, our sponsor, American Realty Capital Advisors, LLC, or any of our or their affiliates, provides that our independent directors will be responsible for reviewing the performance of American Realty Capital Advisors, LLC and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by the stockholders.

Operating Partnership

We expect to own substantially all of our real estate properties through American Realty Capital Operating Partnership, L.P., our operating partnership. We may, however, own properties directly, through subsidiaries of American Realty Capital Operating Partnership, L.P. or through other entities. We are the sole general partner of American Realty Capital Operating Partnership, L.P. and American Realty Capital Advisors, LLC is the initial limited partner of American Realty Capital Operating Partnership, L.P. Our ownership of properties in American Realty Capital Operating Partnership, L.P. is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to American Realty Capital Operating Partnership, L.P. in exchange for limited partnership units of American Realty Capital Operating Partnership, L.P. and defer potential gain recognition for tax purposes with respect to such transfers of properties. The holders of units in American Realty Capital Operating Partnership, L.P. may have their units redeemed for cash or, at our option, shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of American Realty Capital Operating Partnership, L.P.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts among us and our advisor, since (a) our principal executive officers own a majority interest in our advisor, our dealer manager and our property manager, (b) our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (c) our advisor’s compensation arrangements with us and other American Realty Capital-sponsored programs may provide incentives that are not aligned with the interests of our stockholders.
•	We have no operating history, nor do we currently own any properties, other than as described in the “Investment Objectives and Policies” section herein. This is considered a blind pool offering since, other than as described in the “Investment Objectives and Policies” section herein, we have not identified any properties to acquire with the proceeds of this offering. As a result, you will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.
•	Our charter generally prohibits you from acquiring or owning, directly or indirectly, more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value (whichever is more restrictive) of any class or series of our outstanding shares of stock and contains additional restrictions on the ownership and transfer of our shares. Therefore, your ability to control the direction of our company will be limited.
•	No public market currently exists for shares of our common stock and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.
•	This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location, tenant mix and property type. Given the relatively small size of our expected individual real estate investments, we could expect to acquire a diverse portfolio by purchasing at least $45,000,000 in real estate assets. We anticipate that the average acquisition price of an individual property would be in the range of $3,000,000 to $5,000,000, and with our anticipated leverage, we could achieve this level of diversification by raising $16,000,000 or selling 1,600,000 shares.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls, but we will not incur debt to the extent it will restrict our ability to qualify as a REIT.

•	Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.
•	If we fail to continue to qualify as a REIT for federal income tax purposes or if we qualify and subsequently lose our REIT status, our operations and ability to make distributions to our stockholders would be adversely affected.
•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.
•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.
•	Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any shares of preferred stock, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Investments

American Realty Capital Trust shall seek to build a diversified portfolio comprised primarily of free-standing single-tenant bank branch, convenience store, retail, office and industrial properties that are double-net and triple-net leased to investment grade (S&P BBB- or better) and other creditworthy tenants. Triple-net (NNN) leases typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses. Double-net (NN) leases typically provide that the landlord is responsible for maintaining the roof and structure, or other structural aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. We will seek to build a portfolio where at least 50% of the portfolio will be comprised of properties leased to investment grade tenants. While most of our investment will be directly in such properties, we may also invest in entities that own or invest in such properties. We shall strive to assemble a portfolio of real estate that is diversified by industry, geography, tenants, credits, and use. We do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio. We anticipate that our portfolio will consist primarily of freestanding, single-tenant properties net leased for use as bank branches, convenience stores, retail, office and industrial establishments. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives. Additionally, we expect to further diversify our portfolio by making first mortgage, bridge or mezzanine loans on single-tenant net-leased properties. We will acquire or invest in properties and loans located only in the United States and the Commonwealth of Puerto Rico.

Our advisor, American Realty Capital Advisors, LLC, will make recommendations to our board of directors for our investments. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a more detailed descriptions. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained American Realty Capital Advisors, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded, or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Because, other than as described in the “Investment Objectives and Policies” section herein, we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering, we estimate for each share sold in this offering approximately $8.71 (assuming no shares available under our distribution reinvestment plan are sold) will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering (Not Including Distribution Reinvestment Plan)	Minimum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Amount	Percent
Gross Offering Proceeds	$1,500,000,000	$7,500,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	150,000,000	750,000	10.0%
Organization and Offering Expenses	22,500,000	112,500	1.5%
Amount Available for Investment	1,327,500,000	6,637,500	88.5%
Acquisition and Development:
Acquisition and Advisory Fees	13,275,000	66,375	0.885%
Acquisition Expenses	6,000,000	30,000	0.4%
Initial Working Capital Reserve	1,500,000	7,500	0.1%
Amount Invested in Properties	$1,306,725,000	$6,533,625	87.115%

Investment Objectives

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and
•	to preserve, protect and return your invested capital.

We also seek capital gain from our investments. Our core investment strategy for achieving these objectives is to acquire, own and manage a portfolio of free standing commercial properties that are leased to a diversified group of creditworthy companies on a single tenant, net lease basis. Net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses (referred to as “triple-net leases”). See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and investment restrictions.

Conflicts of Interest

American Realty Capital Advisors, LLC, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The management personnel of American Realty Capital Advisors, LLC, each of whom may in the future make investment decisions for other American Realty Capital-sponsored programs and direct investments, must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and any other future American Realty Capital-sponsored programs;
•	American Realty Capital Advisors, LLC may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;
•	We have retained American Realty Capital Properties, LLC, an affiliate of American Realty Capital Advisors, LLC, to manage and lease some or all of our properties;
•	American Realty Capital Advisors, LLC and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future; and
•	American Realty Capital Advisors, LLC and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our properties, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders.

Our officers and two of our directors also will face these conflicts because of their affiliation with American Realty Capital Advisors, LLC. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Advisors, LLC.

(1)	The investors in this offering will own registered shares of common stock in American Realty Capital Trust, Inc.
(2)	The Individuals are our Sponsors, Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, and Michael Weil, whose ownership in the affiliates is represented by direct and indirect interests.
(3)	American Realty Capital II, LLC currently owns 20,000 shares of our common stock, which represented 100% of our outstanding common stock as of August 31, 2007.
(4)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into a Dealer Manager Agreement with Realty Capital Securities, LLC, which will serve as our dealer manager.
(5)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into an Advisory Agreement with American Realty Capital Advisors, LLC, which will serve as our advisor.
(6)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into a Property Management Agreement with American Realty Capital Properties, LLC, which serves as our property manager.

Prior Offering

For a summary of the prior offerings of our Sponsors see the section of this prospectus captioned “Prior Offering Summary.”

Terms of The Offering

We are offering an aggregate of 150,000,000 shares of common stock in our primary offering on a best-efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of January 25, 2011, which is three years from the effective date of this offering, unless the offering is extended, or the date we sell 150,000,000 shares. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 25,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Under the Securities Act of 1933, as amended (the “Securities Act”), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. We may terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

We have sold the minimum amount of 750,000 shares of our common stock as of March 11, 2008. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering and such purchases will not count toward meeting this minimum threshold. All subscription payments other than those from Pennsylvania or Massachusetts residents which will be placed in an account held by the escrow agent, Boston Private Bank and Trust Company, in trust for subscribers’ benefit, have been released to us. We will not sell any shares to Pennsylvania or Massachusetts residents unless we sell a minimum of 4,500,000 shares, to the public by January 25, 2009, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania or Massachusetts residents will be placed in an account held by the escrow agent Boston Private Bank and Trust Company, in trust for subscriber’s benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before January 25, 2009, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Compensation to Advisor and its Affiliates

Our Advisor, American Realty Capital Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/Maximum Offering (150,000,000 shares)
Selling Commission	We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers.	$525,000 / $105,000,000
Dealer Manager Fee	We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$225,000 / $45,000,000
Other Organization and Offering Expenses	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses.	$112,500 / $22,500,000
Operational Stage
Acquisition Fees	We will pay to American Realty Capital Advisors, LLC 1% of the contract purchase price of each property acquired.	$66,375 / $13,275,000
Acquisition Expenses	We will reimburse American Realty Capital Advisors, LLC for acquisition expenses (including, personnel costs) incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.	$30,000 / $6,000,000
Asset Management Fees	We will pay American Realty Capital Advisors, LLC a fee equal to 1% of the contract purchase price of each property plus costs and expenses incurred by the advisor in providing asset management services. This fee is payable quarterly in advance, on January 1, April 1, July 1 and October 1, based on assets held by us on that date, adjusted for appropriate closing dates for individual property acquisitions.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/Maximum Offering (150,000,000 shares)
Property Management and Leasing Fees	For the management and leasing of our properties, we will pay to American Realty Capital Properties, LLC, an affiliate of our advisor, a property management fee (a) 2% of gross revenues from our single tenant properties and (b) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse American Realty Capital Properties, LLC’s costs of managing the properties. American Realty Capital Properties, LLC or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. In the unlikely event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain, and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/Maximum Offering (150,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions	A brokerage commission paid on the sale of property, not to exceed the lesser of one-half of reasonable, customary and competitive real estate commission or 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15% of remaining net sale proceeds after return of capital contributions plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	15% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 6% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.

Distributions

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We expect to calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. On February 25, 2008, our Board of Directors declared a distribution for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate in investments, payable in cash on the 21st day following each month end to stockholders of record at the close of business each day during the applicable period. The distribution will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the share price of $10.00. Based on the terms of leases with FedEx and Harleysville National Bank, income from such property leases is sufficient so that distributions on proceeds received to date from the sale of shares of our common stock will be paid from such current income. In the event we do not have enough cash to make distributions in the future, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Listing or Liquidation

We will seek to list our shares of common stock for trading on the New York Stock Exchange, NASDAQ Stock Market or any successor exchange or market when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on the New York Stock Exchange or NASDAQ Stock Market by December 1, 2018, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or
•	seek stockholder approval of the liquidation of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we intend then to adopt a plan of liquidation and commence an orderly liquidation of our properties.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of January 25, 2011, which is three years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares to us in limited circumstances. Our share repurchase program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may present all or a portion consisting of the holder’s shares to us for repurchase at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share repurchase program.

During the term of this offering and any subsequent public offering of our shares, the purchase price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 95% of the amount you paid for each share; and after two years from the purchase date — 96.25% of the amount you actually paid for each share; and after three years from the purchase date — 97.5% of the amount you actually paid for each share; and after four years from the purchase date  — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our repurchase plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share purchase price will be based on the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Our board of directors shall use the following criteria for determining the net asset value of the shares: value of our assets (estimated market value) less the estimated market value of our liabilities, divided by the number of shares. The Board, with advice from the Advisor, (i) will make internal valuations of the market value of its assets based upon the current capitalization rates of similar properties in the market, recent transactions for similar properties acquired by the Company and any extensions, cancellations, modifications or other material events affecting the leases, changes in rents or other circumstances related to such properties, (ii) review internal appraisals prepared by the Advisor following standard commercial real estate appraisal practice and (iii) every three years or earlier, in rotation will have all of the properties appraised by an external appraiser. Upon the death or disability of a shareholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering the current net asset value of the shares if higher. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Repurchases will be made quarterly. The written request must be received before the last five business days of the calendar quarter to be eligible for that quarter’s redemption. You may withdraw your request to have your shares repurchased at any time prior to the last day of the applicable quarter. If funds are not available to repurchase all requested shares at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn; provided, however, we may give priority to the repurchase of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share repurchase program at any time upon 30 days prior written notice to our stockholder.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, unless and until our shares are listed on the New York Stock Exchange or NASDAQ Stock Market, we will not issue shares in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request. The transfer will be effective and the transferee of the shares will be recognized as the holder of such shares within five business days of our receipt of the required documentation, subject to restrictions in our charter. If the transferor (original owner) is participating in the Share Repurchase Program at the time of transfer, then distributions owed and paid after the transfer date will be paid in the form of cash and not reinvested in additional shares. The transferor will continue to earn dividends up to and including the transfer date.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Ownership and Transfer

Our charter contains restrictions on ownership and transfer of the shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of the outstanding shares of our stock or from owning any class or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class of series of our outstanding shares of that class or series of stock, unless exempted by our board of directors. For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described above in the sections entitled “Suitability Standards” and “How to Subscribe.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in American Realty Capital Trust, Inc.

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have no operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated on August 17, 2007. Other than as described in the “Investment Objectives and Policies” section of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. Although Mr. Schorsch, Mr. Kahane and other members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, the prior performance of real estate investment programs sponsored by affiliates of Mr. Schorsch, Mr. Kahane and our advisor may not be indicative of our future results.

Moreover, neither our advisor nor we have any established financing sources. Presently, both we and our advisor are funded by capital contributions from American Realty Capital II, LLC, a company wholly owned by Mr. Schorsch, Mr. Kahane, Mr. Budko, Mr. Weil and Mr. Block. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of the American Realty Capital Trust, Inc. name within the investment products market;
•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Please also see herein the section entitled “Adverse Business Developments and Conditions.”

Because this is a blind pool offering, you will not have the opportunity to evaluate all of our investments before we make them, which makes an investment in us more speculative.

Other than as described in the “Investment Objectives and Policies” section herein, we have not yet acquired or identified any investments that we may make, and we do not currently own any properties. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of freestanding, single-tenant commercial properties net leased to investment grade or other creditworthy tenants. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. We will acquire or invest in properties located only in the United States and the Commonwealth of Puerto Rico. In addition, our advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of the aggregate of our stock or of any class or series of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for repurchase of shares, or amend, suspend or terminate our share repurchase program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Share Repurchase Program” elsewhere for a more complete discussion on the restrictions on your ability to transfer your shares.

If we, through American Realty Capital Advisors, LLC, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of American Realty Capital Advisors, LLC, our advisor, in acquiring of our investments, selecting tenants for our properties and securing independent financing arrangements. We currently do not own any properties or have any operations, financing or investments. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of American Realty Capital Advisors, LLC and the oversight of our board of directors. We cannot be sure that American Realty Capital Advisors, LLC will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through American Realty Capital Advisors, LLC, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, if we cannot find at least one suitable investment within one year after we reach our minimum offering, and if our board of directors determines it is in our best interests, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If American Realty Capital Advisors, LLC is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only sell a small amount in excess of 750,000 shares, we may be able to make only a few investments. If we only are able to make a few investments, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch and William M. Kahane, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Mr. Schorsch or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, generally require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers subject to the conditions imposed by Maryland law, subject to the limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Associations, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

American Realty Capital Advisors, LLC will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

Affiliates of our advisor may sponsor other real estate investment programs in the future. We may buy properties at the same time and/or in the same geographic areas as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of American Realty Capital Advisors, LLC. There is a risk that American Realty Capital Advisors, LLC will choose a property that provides lower returns to us than a property purchased by another American Realty Capital-sponsored program. We cannot be sure that officers and key personnel acting on behalf of American Realty Capital Advisors, LLC and on behalf of managers of other American Realty Capital-sponsored programs will act in our best interests when deciding whether to allocate any particular property to us. Also, we may acquire properties from, or sell properties to, other American Realty Capital-sponsored programs, and although we will do so consistent with our investment procedures, objectives and policies, transactions entered between us and our affiliates will not be subject to arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a qualified independent appraiser selected by our independent directors. In addition, a majority of our directors, including a majority of independent directors, who have no financial interest in the transaction, must determine that the transaction is fair and reasonable to us and that the transaction is at a price to us not greater than the cost to our affiliate or, if the price to us exceeds the cost paid by our affiliate, that there is substantial justification for the excess cost. Furthermore, if one of the other American Realty Capital-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations therein on our behalf, since other American Realty Capital-sponsored programs may be competing with us for these investments.

American Realty Capital Advisors, LLC faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other American Realty Capital-sponsored programs for the acquisition, development or improvement of properties. American Realty Capital Advisors, LLC may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.

American Realty Capital Advisors, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

American Realty Capital Advisors, LLC and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. All of our executive officers will spend at least a majority of their time involved in our operations and Messrs. Budko, Block and Weil will spend substantially all of their time involved in our operations. However, during times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and William M. Kahane, president and chief operating officer, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us or our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties, to affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

American Realty Capital Advisors, LLC faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, American Realty Capital Advisors, LLC or its affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our advisor or its affiliates in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program, which increases the risks you face as a stockholder.

An affiliate of American Realty Capital Advisors, LLC, our advisor, will develop a program to facilitate real estate acquisitions for persons (“1031 Participants”) who seek to reinvest proceeds from a real estate sale and qualify that reinvestment for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (“Section 1031 Exchange Program”). The program is described in greater detail under “Investment Objectives and Criteria — Acquisition and Investment Policies — Section 1031 Exchange Program.” The Section 1031 Exchange Program involves a private placement of co-tenancy interests in real estate. There are significant tax and securities disclosure risks associated with these private placement offerings of co-tenancy interests to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co- tenancy interests and its sponsors. We anticipate providing certain financial guarantees, described in “Investment Objectives and Policies — Section 1031 Exchange Program,” in the event co-tenancy interests in such offerings are not sold and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to you. In addition, disclosure of any such litigation may limit our future ability to raise additional capital through the sale of stock or borrowings.

We are subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment; these risks could reduce the value of our co-tenancy investments and your overall return.

Our participation in the Section 1031 Exchange Program involves an obligation to purchase any co-tenancy interests in a property that remain unsold at the completion of a Section 1031 Exchange Program private placement offering. Accordingly, we could be required to purchase the unsold co-tenancy interests and thus become subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are inconsistent with our business interests or goals;
•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or
•	the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents, or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns. In the event that our interests become adverse to those of the other co-tenants, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants. We might want to sell our co-tenancy interests in a given property at a time when the other cotenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned entirely.

Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future; this could reduce the number of investments we can make and limit our ability to make distributions to you.

Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Lenders providing lines of credit may restrict our ability to draw on our lines of credit by the amount of our potential obligation. Further, our lenders may view such obligations in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders that limit the amount of loans they can make to any one borrower. These events could limit our operating flexibility and our ability to make distributions to you.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive) of any class or series of our outstanding shares. This and other restrictions in our charter on the ownership and transfer of our stock may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 250,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. As a result, American Realty Capital Advisors, LLC and any affiliate of American Realty Capital Advisors, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition act any and all acquisitions of our common stock by American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

If we are required to register as an investment company under the Investment Company Act, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (a) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both; (b) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (a) above is increased); and (c) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superceded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;
•	amendments of our charter (including a change in our investment objectives), except certain amendments that do not adversely affect the rights, preferences and privileges of our stockholders;

•	our liquidation or dissolution;
•	a reorganization of our company, as provided in our charter; and
•	mergers, consolidations or sales or other dispositions of substantially all of our assets, as provided in our charter.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share repurchase program. If our board of directors authorizes a repurchase from legally available funds, we will limit the number of shares repurchased pursuant to our share repurchase program as follows: (a) during any calendar year, the number of shares we will redeem will be limited to the proceeds in the distribution reinvestment plan (shares requested for repurchase upon the death of a stockholder will not be subject to this limitation); and (b) funding for the repurchase of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits might prevent us from accommodating all repurchase requests made in any year. See the “Description of Shares — Share Repurchase Program” section of this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, Realty Capital Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue up to 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock.

Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (b) sell securities that are convertible into shares of our common stock, (c) issue shares of our common stock in a private offering of securities to institutional investors, (d) issue shares of our common stock upon the exercise of the options granted to our independent directors, (e) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (f) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of American Realty Capital Operating Partnership, L.P., existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for American Realty Capital Operating Partnership, L.P. contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of American Realty Capital Operating Partnership, L.P. Because the limited partnership units of American Realty Capital Operating Partnership, L.P. may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between American Realty Capital Operating Partnership, L.P. and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to American Realty Capital Advisors, LLC and its affiliates reduces cash available for investment and distribution.

American Realty Capital Advisors, LLC and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain our current anticipated level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient legally available cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Shares — Distributions Policy.”

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we will suffer reduced revenues which may result in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions, which preclude pre-payments of a loan, could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will be leased on a triple-net-lease basis or will require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slow down experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;
•	re-leasing may require concessions or reduced rental rates under the new leases; and
•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and has been renewed until December 31, 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with an affiliated development company for newly developed property, we cannot guarantee that our earnest money deposit made to the development company will be fully refunded.

While we currently do not have an affiliated development company, our sponsor and/or its affiliates may form a development company. In such an event, we may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of American Realty Capital Advisors, LLC that is engaged in construction and development of commercial real properties. Properties acquired from an affiliated development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by an affiliated development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by our affiliate. At the time of contracting and the payment of the earnest money deposit by us, our development company affiliate typically will not have acquired title to any real property. Typically, our development company affiliate will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with our development company affiliate even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from our development company affiliate, and will be entitled to a refund of our earnest money, in the following circumstances:

•	our development company affiliate fails to develop the property;
•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or
•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of our development company affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since our development company affiliate may be an entity without substantial assets or operations. However, our development company affiliate’s obligation to refund our earnest money deposit may be guaranteed by American Realty Capital Properties, LLC, our property manager, which will enter into contracts to provide property management and leasing services to various American Realty Capital-sponsored programs, including us, for substantial monthly fees. As of the time American Realty Capital Properties, LLC may be required to perform under any guaranty, we cannot assure that American Realty Capital Properties, LLC will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of American Realty Capital Properties, LLC, we will likely be required to accept installment payments over time payable out of the revenues of American Realty Capital Properties, LLC operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Investment Objectives and Policies — Acquisition and Investment Policies.”

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may an have adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See “Investment Objectives and Policies — Environmental Matters.”

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of our gross assets as of the date of any borrowing, unless excess borrowing is approved by a majority of the independent directors. Our borrowings will not exceed 300% of our net assets, unless the excess is approved by a majority of our independent directors, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Current state of debt markets could have a material adverse impact on our earnings and financial condition

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

The recent dislocations in the debt markets has reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace American Realty Capital Advisors, LLC as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of all of our assets as of the date of any borrowing, unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We will elect to be taxed as a REIT beginning with the tax year ending December 31, 2008. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Proskauer Rose LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus. Proskauer Rose LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of American Realty Capital Operating Partnership, L.P. or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect investors.

Because our operations are governed to a significant extent by the federal tax laws, new legislative or regulatory action could adversely affect investors.

You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;
•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;
•	your investment satisfies the prudence and diversification requirements of ERISA;
•	your investment will not impair the liquidity of the plan or IRA;
•	your investment will not produce UBTI for the plan or IRA;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and
•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this registration statement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any forward-looking statements are subject to unknown risks and uncertainties, including those discussed in the “Risk Factors” section of this registration statement.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 150,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 87.115% of the money that stockholders invest will be used to buy real estate or make other investments and approximately 0.1% will be used for working capital, while the remaining approximately 12.885% will be used to pay expenses and fees including the payment of fees to Realty Capital Advisors, LLC, our advisor, and Realty Capital Securities, LLC, our dealer manager.

	Maximum Offering Amount(1)	Minimun Offering Amount(2)	Percent
Gross Offering Proceeds	1,500,000,000	7,500,000	100
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(3)	150,000,000	750,000	10.0
Organization and Offering Expenses(4)	22,500,000	112,500	1.5
Amount Available for Investment(5)	1,327,500,000	6,637,500	88.5
Acquisition and Development:
Acquisition Fees(6)	13,275,000	66,375	0.885
Acquisition Expenses(7)	6,000,000	30,000	0.4
Initial Working Capital Reserve(8)	1,500,000	7,500	0.1
Amount Invested in Properties(9)	1,306,725,000	6,533,625	87.115

(1)	Assumes the maximum offering is sold, which includes 150,000,000 shares offered to the public at $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(2)	Assumes the minimum offering is sold, which includes 750,000 shares offered to the public at $10.00 per share. No effect is given to the shares offered pursuant to our distribution reinvestment plan.
(3)	Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced for volume discounts described on pages 132-133 herein, and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may reallow its dealer manager fee up to 2.5% of gross offering proceeds in marketing fees and 0.5% of gross offering proceeds in “bona fide” due diligence expenses (identified in an itemized invoice of their actual costs) to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus for a description of the volume discount provisions.
(4)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse American Realty Capital Advisors, LLC, our advisor, for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, development of marketing materials and marketing presentations, and participating in due diligence, training seminars and educational conferences) and other marketing, coordination, administrative oversight and organization costs, other than selling commissions and the dealer manager fee. American Realty Capital Advisors, LLC and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 10% of the gross offering proceeds. We currently estimate that approximately $22,500,000 of organization and offering costs will be incurred if the maximum offering of 150,000,000 shares is sold.
(5)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(6)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We will pay to our advisor, acquisition fees of 1% of the gross purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.
(7)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 4% of the gross purchase price of the property, or in the case of a mortgage loan 4% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.
(9)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained American Realty Capital Advisors, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under “Our Advisor,” below, our advisor will be responsible (with the approval of the independent directors, in the case of the purchase of a property from an affiliate) for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Our charter has been reviewed and ratified by our entire board of directors, including the independent directors. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, and after we commence this offering may not be fewer than three nor more than nine. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors, except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is a person who is not one of our officers or employees or an officer or employee of American Realty Capital Advisors, LLC or its affiliates or any other real estate investment trust organized by our sponsor or advised by American Realty Capital Advisors, LLC, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by any principal executive or advised by American Realty Capital Advisors, LLC. Of our five directors, three are considered independent directors. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of relevant financial experience. Currently, substantially all of our directors has substantially in excess of three years of relevant real estate experience.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings and are required to monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must determine that any transaction with American Realty Capital Advisors, LLC or its affiliates is fair and resonable to us. The independent directors also are responsible for reviewing the performance of American Realty Capital Advisors, LLC and determining that the compensation to be paid to American Realty Capital Advisors, LLC is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to American Realty Capital Advisors, LLC or its affiliates in relation to the size, composition and performance of our investments;
•	the success of American Realty Capital Advisors, LLC in generating appropriate investment opportunities;
•	rates charged to other REITs, and other investors by advisors performing similar services;
•	additional revenues realized by American Realty Capital Advisors, LLC and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by American Realty Capital Advisors, LLC;
•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio relative to the investments generated by American Realty Capital Advisors, LLC or its affiliates for its other clients.

Neither our advisor or any of its affiliates nor any director may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (a) the removal of such director or American Realty Capital Advisors, LLC as our advisor, or (b) any transaction between us and American Realty Capital Advisors, LLC, such director or any of their respective affiliates.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board must establish an audit committee composed of three independent directors (one of whom must be an expert in the field of finance) and may establish an Executive Committee, a Compensation Committee or such other committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board other than the audit committee be comprised of independent directors. Our board of directors has established and adopted charters for an audit committee, a conflicts committee and a nominating and corporate governance committee.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The financial statements contained in the prospectus were audited by our independent registered public accounting firm who were not approved or selected by an audit committee containing any independent directors. Also, the financial statements were not reviewed by independent directors.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors, all of whom, other than the Independent Directors, are employees only of American Realty Capital Advisors, LLC and not of any other of the affiliates.

Name	Age	Position(s)
Nicholas S. Schorsch	47	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	59	President, Chief Operating Officer, Treasurer and Director
Peter M. Budko	48	Executive Vice President and Chief Investment Officer
Brian S. Block	36	Senior Vice President and Chief Financial Officer
Michael Weil	41	Executive Vice President and Secretary
Leslie D. Michelson	56	Independent Director
William G. Stanley	52	Independent Director
Robert H. Burns	78	Independent Director

Nicholas S. Schorsch has served as the chairman of the board and chief executive officer of our company since our formation. He also has been the chief executive officer of American Realty Capital Properties, LLC, and American Realty Capital Advisors, LLC since its formation. Prior to his current position with our company, from September 2006 to July 2007, Mr. Schorsch was Chief Executive Officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as President, CEO and Vice-Chairman of American Financial Realty Trust (“AFR”) since its inception as a REIT in September 2002 until August 2006. American Financial Realty Trust is a publicly traded REIT that invests exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry such as banks and insurance companies. Through American Financial Resource Group and its successor corporation, now American Financial Realty Trust, Mr. Schorsch has executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as CEO and President of American Financial Resource Group (“AFRG”), AFR’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. In 1998, Mr. Schorsch was engaged in operating Arlington Cemetery and several other AFRG highly specialized enterprises when he learned that First Union Corporation was divesting 105 bank branches. He offered to buy the entire portfolio and approximately one month later Mr. Schorsch had closed on all 105 branches. Prior to this transaction, it was very unusual to buy a portfolio of this magnitude without first “cherry-picking” the best locations. Prior to AFRG, Mr. Schorsch served as President of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994.

William M. Kahane has served as President, chief operating officer and treasurer of our company since its formation. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. He is also president, chief operating officer and treasurer of American Realty Capital Properties, LLC and American Realty Capital Advisors, LLC. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974-1979. From 1981-1992 Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a Managing Director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the Chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (2003 to 2006), during which time Mr. Kahane served as Chairman of the Finance Committee of the Board of Trustees. Mr. Kahane has been a Managing Director of GF Capital Management & Advisors LLC, a New York based merchant banking firm, where he directs the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the Board of Directors of Catellus Development Corp., an NYSE growth-oriented real estate development company, where he served as Chairman.

Peter M. Budko has served as Executive Vice President and Chief Investment Officer of our company since its formation. He also is executive vice president and chief investment officer of American Realty Capital Advisors, LLC, American Realty Capital Properties, LLC and Realty Capital Securities, LLC. Prior to his current position, from January 2007 to July 2007, Mr. Budko was Chief Operating Officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as Managing Director and Group Head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997-2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987-1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities) becoming head of the group in 1990.

Brian S. Block, our Senior Vice President and Chief Financial Officer, since September 2007, began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining American Financial Realty Trust in 2002. While at American Financial Realty Trust, Mr. Block served as Senior Vice President and Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA.

Michael Weil, has served as our Executive Vice President and Secretary since May 2007. He also is executive vice president and chief financial officer of American Realty Capital Advisors, LLC and American Realty Capital Properties, LLC. He was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFR, from April 2004 to October 2006), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFR, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFR, from July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co.

Leslie D. Michelson was appointed as an Independent Director of our company on January 22, 2008. Mr. Michelson has served as the Chairman and Chief Executive Officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its Board of Directors. Mr. Michelson served on the Board of Directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the Board of Directors for 5 years. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as Chairman and Co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as Chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Since June 2004 and through the present, he has been and is a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, Highlands Acquisition Company, a AMEX-traded special purpose acquisition company, and Landmark Imaging, a privately held imaging center. Also since June 2004 and through the present, he has been and is a Director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis

(ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

William G. Stanley was appointed as an Independent Director of our company on January 22, 2008. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC (SLS), a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd (SLG), a registered investment advisor for high net worth clients since 1997. SLG has built a multi-member staff which critically and extensively studies the research of the world’s leading economists and technical analysts to support its tactical approach to portfolio management. Over its history, SLG and SLS have assembled a unique and impressive array of intellectual property in the investment, estate, tax and business planning arenas and boasts a portfolio management returns that rivals or exceeds top global managers. Additionally SLG counts some of the countries wealthiest and most successful business owners and entrepreneurs as its clients. Mr. Stanley has been Managing Member of Stanley Laman Securities, LLC from 2004 to the present and President of the Stanley-Laman Group, Ltd. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Masters of Financial Sciences from the American College in 1997. From 1977 to 1979, Mr. Stanley served as a District Field Representative at General Electric Capital. From 1979 to 1986, Mr. Stanley was a Senior Vice President at Capital Analysts (CA) of Radnor, Pennsylvania, a national investment advisory firm. From 1986 to 1991, Mr. Stanley was Senior Vice President at First Capital Analysts (CA Affiliate). Stanley’s practice within CA was to serve the ultra high net worth private business owners and investors and specialized in bringing creative investment and planning trends to his clients. In the early 1980’s Mr. Stanley identified the emergence of cable television, real estate syndications, equipment leasing, mutual funds, and high yield bonds as investment trends. Mr. Stanley rose quickly within CA and became a national production leader. At 30, he chaired the CA National Field Advisory Board. As the Chair of that Board, Mr. Stanley brought the interest in technology and creativity that was forged at GE to CA. CA employed teams consisting of lawyers, accountants and other financial specialists to support their integrated approach to investment and tax planning.

Robert H. Burns was appointed as an Independent Director of our company on January 22, 2008. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. Mr. Burns founded and built the luxurious Regent International Hotels brand, which he sold in 1992.

From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. In this connection, Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, and well as retail shops. In fact, Mr. Burns is extremely familiar with the retail landscape as his flagship hotel in Hong Kong was part of a mixed-use complex anchored by a major enclosed shopping center connected to the Regent Hong Kong. Thus, Mr. Burns has over forty (40) years as a manager and principal acquiring, financing, developing and operating properties.

Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained truly international recognition in 1980 with the opening of The Regent Hong Kong, which brought a new dimension in amenities and service to hotels in the city and attracted attention throughout the world. It was in this way that the hotel innovatively combined the Eastern standard of service excellence with the Western standard of luxurious spaces. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia.

Mr. Burns currently serves as Chairman of Barings’ Chrysalis Emerging Markets Fund (since 1991) and as a director of Barings’ Asia Pacific Fund (since 1986). Additionally, he is a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City (since 2000), and chairs the Robert H. Burns Foundation which he founded in 1992 and which funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School.

Mr. Burns was chairman and co-founder of the World Travel and Tourism Council (1994 to 1996), a forum for business leaders in the travel and tourism industry. With Chief Executives of some one hundred of the world's leading travel and tourism companies as its members, WTTC has a unique mandate and overview on all matters related to travel and tourism. He served as a faculty member at the University of Hawaii (1963 to 1994) and as president of the Hawaii Hotel Association (1968 to 1970).

Mr. Burns began his career in Sheraton's Executive Training Program in 1958, and advanced rapidly within Sheraton and then within Westin Hotels (1962 to 1963). He later spent eight years with Hilton International Hotels (1963 to 1970).

Mr. Burns graduated from the School of Hotel Management at Michigan State University (1958), and the University of Michigan’s Graduate School of Business (1960), after serving three years in the U.S. Army in Korea. For the past 5 years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, in Northern Italy, a small, luxury hotel, and working on developing hotel projects in Asia, focusing on Vietnam and China.

Compensation of Directors

We pay to each of our independent directors a retainer of $25,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). We have granted each of our independent directors options to purchase 3,000 shares of common stock. The options were granted to them on the date such independent director was elected as a director. Such options have an exercise price equal to $10.00 per share and vest after two years from the date of grant. We expect that the independent directors will receive additional 3,000-share option grants on the date of each annual meeting of stockholders, each with an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares at the time of grant. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of American Realty Capital Trust, Inc. or American Realty Capital Advisors, LLC or their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)
Independent Directors(2)	$25,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $250 for each meeting attended via telephone.(1)	We have granted each of our independent directors options to purchase 3,000 shares of common stock. The options were granted to them on the date such independent director was elected as a director. Such options have an exercise price equal to $10.00 per share and vest after two years from the date of grant. Nonqualified options will be granted on the date of each annual stockholder meeting to purchase 3,000 shares of common stock at $10.00 per share until the termination of the initial public offering, and thereafter, at fair market value.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Stock Option Plan

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 1,000,000 shares of our common stock for issuance under our stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock on the date of each annual stockholder’s meeting. The exercise price for all stock options granted under our stock option plan will be fixed at $10.00 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The total number of options granted will not exceed 10% of the total outstanding shares at the time of grant.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we have issued, and we intend to issue, options to purchase our common stock under our independent directors’ stock option plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. Stock options with an exercise price that is less than the fair market value of the underlying stock as of the date of grant would be considered a “nonqualified deferred compensation plan.”

If Section 409A applies to any of the awards issued under the plan, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (a) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (b) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (c) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, the options we have granted, and that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A because the options, award, agreement or arrangement will not be considered a “nonqualified deferred compensation plan.” Furthermore, if this belief is not correct, we intend to either terminate or modify such option, award, agreement or arrangement (during a transitional period provided by the Internal Revenue Service in Notice 2006-79 extending through December 31, 2007) so that Section 409A would not apply to such option, award, agreement or arrangement, or so that such option, award, agreement or arrangement complies with Section 409A’s timing and other requirements. Nonetheless, there can be no assurances that any options award, agreement or arrangement which we have entered into will not be affected by Section 409A, or that any such award, agreement or arrangement will not be subject to income taxation under Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Except as set forth below, our charter and bylaws limit the personal liability of our directors and officers to us and our stockholders for monetary damages and require us to indemnify and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of the company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity;
•	any individual who, while a director or officer of the company and at the request of the company, serves or has served as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and
•	our advisor and of any of its affiliates, acting as an agent of the company.

Our charter provides that a director, our advisor or any of its affiliates will be indemnified by us for losses suffered by it and held harmless for losses suffered by us only if all of the following conditions are met:

•	the director, our advisor or its affiliate has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
•	the director, our advisor or its affiliate was acting on our behalf or performing services for us; and
•	the liability or loss was not the result of (A) negligence or misconduct by the director (other than an independent director), our advisor or its affiliate or (B) gross negligence or willful misconduct by an independent director.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders. Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter also prohibits us from providing indemnification for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

Our charter further prohibits us from paying or reimbursing the reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor, in advance of final disposition of a proceeding, unless:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the director, our advisor or its affiliate provides us with a written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification;
•	the proceeding was initiated by a third party who is not a stockholder or, if initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such reimbursement or advancement of expenses; and
•	the director, our advisor or its affiliate provides us with a written undertaking to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest if it is ultimately determined that the director, our advisor or its affiliate did not comply with the requisite standard of conduct.

Provided the above conditions are met, we have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the charter and bylaws or the advisory agreement.

In addition to the limitations imposed by our charter, Maryland law provides that a Maryland corporation may not limit the liability of directors and officers to the corporation and its stockholders if such liability results from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law also allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

We have been informed that the SEC and some states’ securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The general effect to investors of any arrangement under which any controlling person, director or officer of us is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Advisor

Our advisor is American Realty Capital Advisors, LLC. Our officers and two of our directors also are officers, key personnel and/or members of American Realty Capital Advisors, LLC. American Realty Capital Advisors, LLC has contractual responsibility to us and our stockholders pursuant to the advisory agreement. American Realty Capital Advisors, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	47	Chief Executive Officer
William M. Kahane	59	President, Chief Operating Officer and Treasurer
Peter M. Budko	48	Executive Vice President and Chief Investment Officer
Brian S. Block	36	Senior Vice President and Chief Financial Officer
Michael Weil	41	Executive Vice President and Secretary
Thomas P. O’Neill	47	Vice President
Rob Carfagnini	36	Assistant Vice President

The backgrounds of Messrs. Schorsch, Kahane, Budko, Block and Weil are described in the “Management — Executive Officers and Directors” section of this prospectus.

Thomas P. O’Neill is currently employed by Realty Capital Securities, LLC and American Realty Capital Advisors, LLC, both since October 2007, as President and Vice President respectively. He is responsible for overseeing operations, due diligence and product management. He holds FINRA licenses 24, 7 and 66. He has over twenty years experience in sales, marketing and business development, both in the United States and Europe. For the past ten years, he has worked in the financial services industry, with six years (January 1998 – August 2003) spent as Senior Financial Advisor with Merrill Lynch, and four years (August 2003 – June 2007) at Boston Capital where he held the following positions – Sales Desk Manager, Assistant Vice President and Vice President, Director of Sales and Operations.

Robert Carfagnini is, and has been since October 2007, Vice President of Operations of Realty Capital Securities, LLC and Assistant Vice President of American Realty Capital Advisors, LLC. Mr. Carfagnini is responsible for managing and developing the transfer agent, escrow agent, custodian and third party relationships for American Realty Capital Trust, Inc. Prior to joining the advisor and dealer-manager, Mr. Carfagnini was employed by Boston Capital, one of the nation’s leading real estate financing and investment firms, from August 1996 to May 2007. In his ten plus years at Boston Capital, Mr. Carfagnini held many positions in the investor services and broker dealer divisions of the firm, including Assistant Vice President, Director of Investor Services and Operations Manager. He holds FINRA Series 7, 22 and 63 securities licenses. Mr. Carfagnini is a graduate of Salem State College where he received a Bachelor of Science in Business Administration with a Management concentration.

In addition to the directors and key personnel listed above, American Realty Capital Advisors, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership, L.P.

The Advisory Agreement

Many of the services to be performed by American Realty Capital Advisors, LLC in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect American Realty Capital Advisors, LLC will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, American Realty Capital Advisors, LLC will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, American Realty Capital Advisors, LLC, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	survey local brokers and agents to determine market rates fees charged by management and leasing companies for similar services provided by the property manager;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors (unless the purchase is from an affiliate, in which case the independent directors shall approve the purchase), if the following conditions are satisfied: (a) the investment in the property would not, if consummated, violate our investment guidelines, (b) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (c) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

The advisory agreement has a one-year term ending January 25, 2009, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay American Realty Capital Advisors, LLC a yearly asset management fee equal to 1% of the gross purchase price of our assets. We also pay American Realty Capital Advisors, LLC acquisition fees equal to 1% of the gross purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also pay to American Realty Capital Advisors, LLC a finance coordination fee equal to 1% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. Additionally, we are required to pay to American Realty Capital Advisors, LLC or its affiliates fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on the New York Stock Exchange or NASDAQ Stock Market, but only if, in the case of our sale of assets, our investors have received a return of their net capital (original share purchase price reduced by prior distributions of proceeds from the sale or refinancing of REIT assets) invested and an 6% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 6% annual cumulative, non-compounded return to investors. Upon termination of the Advisory Agreement, we may be required to pay to American Realty Capital Advisors, LLC or its affiliates a similar performance fee if American Realty Capital Advisors, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

American Realty Capital Advisors, LLC and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, American Realty Capital Advisors, LLC is required to devote sufficient resources to our administration to discharge its obligations. American Realty Capital Advisors, LLC currently has no paid employees; however, as of October 31, 2007, its affiliates had approximately 30 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. American Realty Capital Advisors, LLC may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to American Realty Capital Advisors, LLC or its affiliates under the advisory agreement are described in further detail in the section captioned “Management Compensation” below. We also describe in that section our obligation to reimburse American Realty Capital Advisors, LLC for organization and offering expenses, administrative and management services, and payments made by American Realty Capital Advisors, LLC to third parties in connection with potential acquisitions.

Affiliated Companies

American Realty Capital II, LLC

Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

If at any time the shares become listed on the New York Stock Exchange or NASDAQ Stock Market, we will negotiate in good faith with American Realty Capital II, LLC a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with American Realty Capital II, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by American Realty Capital II, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay American Realty Capital Advisors, LLC any further subordinated participation in net sale proceeds.

Property Manager

Our properties are managed and leased initially by American Realty Capital Properties, LLC, our property manager. American Realty Capital Properties, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane. Nicholas S. Schorsch serves as chief executive officer of American Realty Capital Properties, LLC. William M. Kahane serves as its president and treasurer. Peter M. Budko serves as Executive Vice President and Chief Investment Officer of American Realty Capital Properties, LLC. Brian S. Block serves as Senior Vice President and Chief Financial Officer of American Realty Capital Properties, LLC. Michael Weil serves as Executive Vice President and Secretary of American Realty Capital Properties, LLC. See the “Conflicts of Interest” section of this prospectus.

American Realty Capital Properties, LLC was organized in 2007 to lease and manage properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay to American Realty Capital Properties, LLC a property management fee (a) 2% of gross revenues from our single tenant properties and (b) 4% of gross revenues from our multi-tenant properties. In addition, we pay leasing commissions to American Realty Capital Properties, LLC based upon the customary leasing commission applicable to the geographic location of the property; provided however, that the aggregate of all property management and leasing fees paid to the property manager plus all payments to third parties may not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. American Realty Capital Properties, LLC derives substantially all of its income from the property management and leasing services it performs for us and other American Realty Capital-sponsored programs.

The company intends to build a portfolio comprised almost entirely of triple-net (NNN)(1) and double-net (NN)(2) leased real estate. Given the terms of these leases, tenant improvements will almost always be the responsibility of the tenant. There may be limited circumstances where tenant improvements become the landlord’s responsibility, e.g., Governmental Services Administration (GSA) leases, at which point the property manager will have to seek approval from our advisors on our behalf pursuant to the terms of the Advisory Agreement prior to providing tenant improvement services. In the event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide

1	Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any.
2	Double-net leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property.

these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

The property management agreement among American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and American Realty Capital Properties, LLC has a one-year term ending January 25, 2009, and is subject to successive one-year renewals unless American Realty Capital Properties, LLC provides written notice of its intent to terminate 30 days’ prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days’ prior written notice in the event of negligence or misconduct by the property manager.

American Realty Capital Properties, LLC hires, directs and establishes policies for employees who have direct responsibility for the operations of each property we acquire, which may include, but is not be limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 106 Old York Road, Jenkintown, PA 19046.

Dealer Manager

Realty Capital Securities, LLC, our dealer manager, is a member firm of the Financial Industry Regulatory Authority (FINRA). Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital Trust, Inc., its affiliates and its predecessors.

Realty Capital Securities, LLC provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Realty Capital Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Realty Capital Securities, LLC is controlled by Messrs Schorsch and Kahane and certain other officers. Realty Capital Securities, LLC is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”

The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)
Thomas P. O’Neill	47	President and Secretary
Rob Carfagnini	36	Vice President of Operations

The backgrounds of Messrs. O’Neill and Carfagnini are described below:

Thomas P. O’Neill is currently employed by Realty Capital Securities, LLC and American Realty Capital Advisors, LLC, both since October 2007, as President and Secretary and Vice President respectively. He is responsible for overseeing operations, due diligence and product management. He holds FINRA licenses 24, 7 and 66. He has over twenty years experience in sales, marketing and business development, both in the United States and Europe. For the past ten years, he has worked in the financial services industry, with six years (January 1998 – August 2003) spent as Financial Advisor with Merrill Lynch, and four years (August 2003 – June 2007) at Boston Capital where he held the following positions: Sales Desk Manager, Assistant Vice President, and Vice President, Director of Sales and Operations.

Robert Carfagnini is, and has been since October 2007, Vice President of Operations of Realty Capital Securities, LLC and Assistant Vice President of American Realty Capital Advisors, LLC. Mr. Carfagnini is responsible for managing and developing the transfer agent, escrow agent, custodian and third party relationships for American Realty Capital Trust, Inc. Prior to joining the advisor and dealer-manager, Mr. Carfagnini was employed by Boston Capital, one of the nation’s leading real estate financing and investment firms, from August 1996 to May 2007. In his ten plus years at Boston Capital, Mr. Carfagnini held many positions in the investor services and broker dealer divisions of the firm, including Assistant Vice President, Director of Investor Services and Operations Manager. He holds FINRA Series 7, 22 and 63 securities licenses. Mr. Carfagnini is a graduate of Salem State College where he received a Bachelor of Science in Business Administration with a Management concentration.

Investment Decisions

The primary responsibility for the investment decisions of American Realty Capital Advisors, LLC and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Michael Weil. American Realty Capital Advisors, LLC seeks to invest in commercial properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000 (unless the purchase is from an affiliate, in which case the independent directors shall approve the purchase), if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We will enter into an Advisory Agreement with American Realty Capital Advisors, LLC, whereby American Realty Capital Advisors, LLC will manage our day-to-day operations. In return, we will pay to American Realty Capital Advisors, LLC an asset management fee equal to 1% of the gross purchase price of our assets. We also will pay to American Realty Capital Advisors, LLC 1.0% of the gross purchase price of each property or asset that we acquire, as an acquisition fee, along with reimbursement of acquisition expenses. We also will pay to American Realty Capital Advisors, LLC a financing coordination fee equal to 1.0% of the amount available under any debt financing that we obtain and use for the acquisition of properties and other investments. Additionally, we will be required to pay to American Realty Capital Advisors, LLC or its affiliates fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on the New York Stock Exchange or The Nasdaq Stock Market, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 6.0% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 6.0% annual cumulative, non-compounded return to investors.

Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors. Mr. Schorsch also is the chief executive officer of American Realty Capital Advisors, LLC. William M. Kahane, our President, Chief Operating Officer and Treasurer is the President, Chief Operating Officer and Treasurer of American Realty Capital Advisors, LLC. Along with certain executives, Mr. Schorsch and Mr. Kahane are indirect owners of American Realty Capital Advisors, LLC. Peter M. Budko, our executive vice president and chief investment officer, is the executive vice president and chief investment officer of American Realty Capital Advisors, LLC. Brian S. Block, our senior vice president and chief financial officer, is the senior vice president and chief financial officer of American Realty Capital Advisors, LLC. Michael Weil, our executive vice president and secretary is the executive vice president and secretary of American Realty Capital Advisors, LLC. For a further description of this agreement, see “Management — The Advisory Agreement” and “Management Compensation.” See also “Conflicts of Interest.”

Property Management Agreement.  We will enter into a Property Management Agreement with American Realty Capital Properties, LLC. We will pay to American Realty Capital Properties, LLC fees equal to (a) 2.0% from our single tenant properties and (b) 4% of the gross revenues from our multi-tenant properties. In addition, we will pay leasing commissions to American Realty Capital Properties, LLC based upon the customary leasing commissions applicable to the geographic location of the property, subject to certain limits. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, is the chief executive officer of American Realty Capital Properties, LLC. William M. Kahane, our President, Chief Operating Officer and Treasurer is the President, Chief Operating Officer and Treasurer of American Realty Capital Properties, LLC. Mr. Schorsch and Mr. Kahane are indirect owners of American Realty Capital Properties, LLC. Peter M. Budko, our executive vice president and chief investment officer, is the executive vice president and chief investment officer of American Realty Capital Properties, LLC. Brian S. Block, our senior vice president and chief financial officer, is the senior vice president and chief financial officer of American Realty Capital Properties, LLC. Michael Weil, our executive vice president and secretary is the executive vice president and secretary of American Realty Capital Properties, LLC. For a further description of this agreement, see “Management — Affiliated Companies — Property Manager” and “Management Compensation.” See also “Conflicts of Interest.”

Dealer Manager Agreement.  We will enter into a Dealer Manager Agreement with Realty Capital Securities, LLC, our dealer manager. We will pay to Realty Capital Securities, LLC 7% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC may reallow all of the selling commission to participating broker-dealers. Realty Capital Securities, LLC also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to Realty Capital Securities, LLC a dealer manager fee equal to 3% of the gross offering proceeds sold through broker-dealers. Realty Capital Securities, LLC may reallow all or part of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. Nicholas S. Schorsch, our chief executive officer and a member of our board of directors, indirectly and together with Mr. Kahane owns a majority of the ownership and voting interests of Realty Capital Securities, LLC. William M. Kahane, our president and a member of our board of directors, indirectly and together with Mr. Schorsch owns a majority of the ownership and voting interests of Realty Capital Securities, LLC. Thomas P. O’Neill is the president and secretary of Realty Capital Securities, LLC. For a further description of this agreement, see “Management — Affiliated Companies — Dealer Manager,” “Management Compensation” and “Plan of Distribution.” See also “Conflicts of Interest.”

American Realty Capital II, LLC.  Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return. The payment of these fees to American Realty Capital II, LLC is related to our successful performance because of the fact that American Realty Capital II, LLC would receive this fee only if it is entitled to a subordinated participation in the net proceeds at the liquidation of the portfolio. The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance fee. It is meant to motivate the Advisor to obtain the highest possible selling price for the property. The fee is calculated as 15% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. If the Advisor does not succeed in achieving a purchase price that would result in an annual cumulative non-compounded return greater than 6%, then the Advisor would not earn this incentive fee.

MANAGEMENT COMPENSATION

We have no paid employees. American Realty Capital Advisors, LLC, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to American Realty Capital Advisors, LLC and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/ Maximum Offering (150,000,000 shares)(2)
Offering Stage
Selling Commissions — Realty Capital Securities, LLC(3)	We will pay to Realty Capital Securities, LLC 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$525,000 / $105,000,000
Dealer Manager Fee — Realty Capital Securities, LLC(3)	We will pay to Realty Capital Securities, LLC 3% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$225,000 / $45,000,000
Reimbursement of Other Organization and Offering Expenses — American Realty Capital Advisors, LLC(4)	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of our gross offering proceeds. American Realty Capital Advisors, LLC will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse American Realty Capital Advisors, LLC for these amounts up to 1.5% of aggregate gross offering proceeds.	$112,500 / $22,500,000
Acquisition and Operations Stage
Acquisition Fees — American Realty Capital Advisors, LLC(5)(6)	We will pay to American Realty Capital Advisors, LLC 1% of the contract purchase price of each property or asset.	$66,375 / $13,275,000
Acquisition Expenses — American Realty Capital Advisors, LLC(7)	We will reimburse our advisor for acquisition expenses (including, personnel costs) incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property(8). In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4% of the contract purchase price.	$30,000 / $6,000,000

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/ Maximum Offering (150,000,000 shares)(2)
Asset Management Fee — American Realty Capital Advisors, LLC(9)	We will pay to American Realty Capital Advisors, LLC a yearly fee equal to 1% of the contract purchase price of all the properties payable quarterly in advance, on January 1, April 1, July 1 and October 1 based on assets held by us on that date, adjusted for appropriate closing dates for individual property acquisitions.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value there is no limit on the aggregate amount of these fees.
Property Management Fees — American Realty Capital Properties, LLC(10)(16)	We will pay to American Realty Capital Properties, LLC (a) 2% of the gross revenues from our single tenant properties and (b) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of American Realty Capital Properties, LLC’ costs of managing the properties. In the event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.
Leasing Commissions — American Realty Capital Properties, LLC(11)(16)	We will pay to American Realty Capital Properties, LLC prevailing market rates. American Realty Capital Properties, LLC may also receive a fee for the initial leasing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.
Financing Coordination Fee — American Realty Capital Advisors, LLC(7)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (750,000 shares)/ Maximum Offering (150,000,000 shares)(2)
Operating Expenses — American Realty Capital Advisors, LLC(11)	We will reimburse the expenses incurred by American Realty Capital Advisors, LLC in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidation/Listing Stage
Real Estate Commissions — American Realty Capital Advisors, LLC or its Affiliates(12)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a brokerage commission paid on the sale of property, not to exceed the lesser of one-half of reasonable customary and competitive real estate commission or 3% of the contract price of each property sold (inclusive of commissions paid to third party brokers); provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.
Subordinated Participation in Net Sale Proceeds — American Realty Capital II, LLC(14)(15)	After investors have received a return of their capital contributions invested and an 6% annual cumulative, non- compounded return, then American Realty Capital II, LLC is entitled to receive 15% of remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.
Subordinated Incentive Listing Fee — American Realty Capital II, LLC(13)(14)(15)	Upon listing our common stock on the New York Stock Exchange or NASDAQ Stock Market, our advisor is entitled to a fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 6% annual cumulative, non-compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to American Realty Capital Advisors, LLC in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.
(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 150,000,000 shares to the public at $10.00 per share and the sale of 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.
(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” Selling commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.
(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse American Realty Capital Advisors, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.
(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our board’s investment policies limit our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 4% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature, which in the aggregate will not exceed 6% of the sale price of such property or properties.
(7)	Actual gross amounts determined on a leveraged basis are dependent upon the aggregate purchase price of our properties and, therefore, cannot be determined at the present time.
(8)	Based on the Sponsors’ experience with the acquisitions completed by American Financial Realty Trust, acquisition expenses are generally 0.5% of the purchase price of each property.
(9)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.
(10)	The property management and leasing fees payable to American Realty Capital Properties, LLC are subject to the limitation that the aggregate of all property management and leasing fees paid to American Realty Capital Properties, LLC and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to American Realty Capital Properties, LLC and third parties, are subject to the limit on total operating expenses as described on the following two pages. American Realty Capital Properties, LLC may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with American Realty Capital Properties, LLC.

(11)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease a portion of our office space from an affiliate of our advisor and share the space with other American Realty Capital-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(12)	Although we are most likely to pay real estate commissions to American Realty Capital Advisors, LLC or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.
(13)	Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a similar performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(14)	If at any time the shares become listed on the New York Stock Exchange or NASDAQ Stock Market, we will negotiate in good faith with American Realty Capital II, LLC a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with American Realty Capital II, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by American Realty Capital II, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay American Realty Capital Advisors, LLC any further subordinated participation in net sale proceeds.
(15)	Our charter and the Partnership Agreement of American Realty Capital Operating Partnership, L.P. provide that before any subordinated participation in net sales proceeds or subordinated incentive listing fee is paid to American Realty Capital II, LLC, the shareholders of our stock have to receive a 6% cumulative non-compounded return on their original purchase price for their shares.
(16)	All fees and commissions under the Property Management Agreement will be no less favorable than fees and commissions from transactions with unaffiliated third parties performing property management for double and triple net leases.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. We may, after such note is issued however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any fiscal year, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors find that, based on unusual and non-recurring factors, a higher level of expense is justified for that year. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	the success of American Realty Capital Advisors, LLC in generating opportunities that meet our investment objectives;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;
•	additional revenues realized by American Realty Capital Advisors, LLC through its relationship with us;
•	the quality and extent of service and advice furnished by American Realty Capital Advisors, LLC;
•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio in relationship to the investments generated by American Realty Capital Advisors, LLC for the account of other clients.

Since American Realty Capital Advisors, LLC and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, American Realty Capital Advisors, LLC is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of the date of January 25, 2008, the amount of our common stock beneficially owned by (a) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (b) members of our board of directors and proposed directors, (c) our executive officers, and (d) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
Nicholas S. Schorsch, Chairman of the Board of Directors, Chief Executive Officer(3)	7,540	37.7%
William M. Kahane, President, Chief Operating Officer, Director and Treasurer(3)	7,540	37.7%
Peter M. Budko, Executive Vice President and Chief Investment Officer	2,880	14.4%
Michael Weil, Executive Vice President and Secretary	1,260	6.3%
Brian S. Block, Senior Vice President and Chief Financial Officer	780	3.9%
Leslie D. Michelson, Independent Director	—	—
William G. Stanley, Independent Director	—	—
Robert H. Burns, Independent Director	—	—
All directors and executive officers as a group (seven persons)	—	—

(1)	Address of each beneficial owner listed is:

Nicholas S. Schorsch c/o American Realty Capital 106 Old York Road Jenkintown, PA 19046	William M. Kahane c/o American Realty Capital 405 Park Avenue New York, NY 10022
Peter M. Budko c/o American Realty Capital 405 Park Avenue New York, NY 10022	Michael Weil c/o American Realty Capital 106 Old York Road Jenkintown, PA 19046
Brian S. Block c/o American Realty Capital 106 Old York Road Jenkintown, PA 19046
(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of August 31, 2007, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following January 25, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.
(3)	The 20,000 shares owned in the aggregate by Messrs. Schorsch, Kahane, Budko, Block and Weil include 20,000 shares owned by American Realty Capital II, LLC.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with American Realty Capital Advisors, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which American Realty Capital Advisors, LLC and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Although there are currently no other American Realty Capital-sponsored programs and none are currently anticipated, our advisor and its affiliates will try to balance our interests with their duties to any other future American Realty Capital-sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our officers and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of American Realty Capital Advisors, LLC and Its Affiliates

We will rely on American Realty Capital Advisors, LLC for the day-to-day operation of our business. As a result of the interests of members of its management in other American Realty Capital-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, American Realty Capital Advisors, LLC and its affiliates have conflicts of interest in allocating their time between us and other American Realty Capital-sponsored programs and other activities in which they are involved. However, American Realty Capital Advisors, LLC believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the American Realty Capital-sponsored programs and other ventures in which they are involved. All of our executive officers will spend at least a majority of their time involved in our operations and Messrs. Budko, Block and Weil will spend substantially all of their time involved in our operations.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe duties to these other entities, which may conflict with the duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of American Realty Capital Advisors, LLC. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its current appraised value, which must be determined by a qualified independent appraiser selected by our independent directors. In addition, a majority of our directors, including our independent directors, who have no financial interest in the transaction must determine that the transaction is fair and reasonable and that the transaction is at a price to us no greater than the cost paid by our affiliate or, if the price to us exceeds such cost, that there is substantial justification for the excess cost.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other American Realty Capital-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another American Realty Capital-sponsored program were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another American Realty Capital-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. American Realty Capital Advisors, LLC will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, American Realty Capital Advisors, LLC will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Realty Capital Securities, LLC, our dealer manager, is an affiliate of American Realty Capital Advisors, LLC, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We expect that all of our properties will be managed and leased by our affiliated property manager, American Realty Capital Properties, LLC, pursuant to a property management and leasing agreement. Our agreement with American Realty Capital Properties, LLC has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of negligence or misconduct on the part of American Realty Capital Properties, LLC. We expect American Realty Capital Properties, LLC to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Proskauer Rose LLP acts, and may in the future act, as counsel to us, American Realty Capital Advisors, LLC, Realty Capital Securities, LLC and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, American Realty Capital Advisors, LLC, Realty Capital Securities, LLC or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of American Realty Capital Advisors, LLC

We may enter into joint ventures with other American Realty Capital-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments.” American Realty Capital Advisors, LLC and its affiliates may have conflicts of interest in determining that American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by American Realty Capital Advisors, LLC and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by American Realty Capital Advisors, LLC and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. However, the fees and compensation payable to American Realty Capital Advisors, LLC and its affiliates relating to the sale of properties will only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, American Realty Capital Advisors, LLC will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor and our property manager may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor, our property manager and their affiliates regardless of the quality or performance of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

Every transaction that we enter into with American Realty Capital Advisors, LLC or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and American Realty Capital Advisors, LLC or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (a) transactions we enter into with our sponsor, our advisor, any director or their affiliates, (b) certain future offerings, and (c) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which our sponsor, or advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, or advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (a) 2% of our average invested assets for that fiscal year, or (b) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by American Realty Capital Advisors, LLC, for both us and one or more other entities affiliated with American Realty Capital Advisors, LLC, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, American Realty Capital Advisors, LLC, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of American Realty Capital Advisors, LLC, to be more appropriate for a program other than the program that committed to make the investment, American Realty Capital Advisors, LLC may determine that another program affiliated with American Realty Capital Advisors, LLC or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by American Realty Capital Advisors, LLC for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not accept goods or services from our sponsor, our advisor, any director or their affiliates or enter into any other transaction with our sponsor, our advisor, any director or their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Advisors, LLC.

(1)	The investors will own registered shares of common stock in American Realty Capital Trust, Inc.
(2)	The Individuals are our Sponsors, Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, and Michael Weil, whose ownership in the affiliates is represented by direct and indirect interests.
(3)	American Realty Capital II, LLC currently owns 20,000 shares of our common stock, which represents 100% of our outstanding common stock as of August 31, 2007.
(4)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into a Dealer Manager Agreement with Realty Capital Securities, LLC, which serves as our dealer manager.
(5)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into an Advisory Agreement with American Realty Capital Advisors, LLC, which serves as our advisor.
(6)	American Realty Capital Trust, Inc. and American Realty Capital Operating Partnership, L.P. have entered into a Property Management Agreement with American Realty Capital Properties, LLC, which serves as our property manager.

INVESTMENT OBJECTIVES AND POLICIES

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and
•	to preserve and return your capital contributions.

We also seek capital gain from our investments. You may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares if we list our shares on an exchange. We cannot assure you that we will attain any of these objectives. See “Risk Factors.”

Our core investment strategy for achieving these objectives is to acquire, own and manage a portfolio of free standing commercial properties that are leased to a diversified group of credit worthy companies on a single tenant, net lease basis. Net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses (referred to as “triple-net leases”).

We will seek to list our shares of common stock for trading on a national securities exchange only if a majority of our directors believe listing would be in our best interests. We do not intend to list our shares at this time. We do not anticipate that there will be any market for our common stock until our shares are listed or quoted. In making the decision to apply for listing of our shares or provide other forms of liquidity, such as selling our properties and other assets either on a portfolio basis or individually or engaging in a business combination transaction, our board of directors will evaluate whether listing the shares, liquidating or another transaction would be in our best interests. It cannot be determined at this time the circumstances, if any, under which the board of directors would determine to list the shares. If we do not list our shares of common stock on the New York Stock Exchange or NASDAQ Stock Market by December 1, 2018, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or
•	seek stockholder approval to adopt a plan of liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we intend then to adopt a plan of liquidation and begin an orderly sale of our properties.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders.

American Realty Capital’s Business Plan

In 2006, Nicholas S. Schorsch and William M. Kahane (“Sponsors”) resigned their positions with American Financial Realty Trust (NYSE: AFR), the company they had been instrumental in building into the nation’s largest owner of real estate leased to financial institutions, to form American Realty Capital (“ARC”), which acquires net leased properties. ARC’s first acquisition was completed in December 2006. Since then through August 31, 2007, ARC has acquired 52 properties totaling approximately 1.5 million rentable square feet with a total acquisition cost of $242 million. Its pipeline includes properties under contract at a cost of approximately $500 million, with closings scheduled to occur through April 2008. See also “Prior Performance Summary.” Through their real estate knowledge, and understanding of the capital markets, our Sponsors have built a real estate platform that will allow them to continue to expand their real estate net lease business, including the investing of the proceeds of this offering.

ARC primarily acquires freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants throughout the United States and Puerto Rico. All of its acquisitions must meet the following investment criteria, they:

•	provide stable and predictable income, with maximum current yield;
•	are diversified across industry segments, geographies, and credits, assuring the security diversification affords;
•	offer returns comparable to equity with the security of fixed-income assets; and

•	potentially appreciate because of the value of the underlying real estate.

ARC’s expertise in real estate and finance will enable the REIT to acquire a diversified portfolio of properties providing a competitive risk-adjusted return. Through ARC’s ability to purchase and finance a large number of properties, ARC is able to minimize risk, to create diversification, to protect yield and to achieve its investment objectives. ARC’s principals have a track-record of acquiring many properties and a network of relationships within most major real estate financial institutions. These relationships with financial institutions, including lenders, assure our investors that we have access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. Our ability to achieve favorable debt terms allows us to lever our investors’ equity prudently and meet our established investment objectives. ARC approaches real estate as follows:

•	takes an institutional, categorical approach based on asset class, geography, and tenancy;
•	underwrites each property individually, while employing an overall methodology that rests on the premise that by assembling a portfolio that is diverse in terms of geography, asset class and tenant credit, will create a diverse portfolio that is negatively correlated to the public real estate equity markets, which in turn results in a portfolio comprised of a collection of properties whose sum is potentially more valuable than its individual components because individual property market risk is reduced, thus improving risk-adjusted returns; and
•	utilizes our rigorous site evaluation and due diligence processes to assure that it can meet its investment objectives.

ARC’s team is made up of persons with extensive legal, accounting, finance, operations and underwriting experience. ARC is able to approach sale-leaseback opportunities and offer, structure and implement leases that provide a business solution to the tenant’s financial, accounting, legal and strategic objectives. ARC attempts to create value for its tenants through specific business-oriented lease structures not offered by other real estate buyers. Its experience in structuring operating leases, as well as incorporating specific tenant requests, gives tenants the opportunity to create flexibility not typically found in traditional sale-leaseback transactions. This in turn has made ARC, the landlord of choice for several tenants and provides ARC with opportunities not readily available in the market place.

Through its understanding of the debt markets and relationships with the commercial mortgage backed securities (“CMBS”) providers and the general lending industry, ARC is able match each investment opportunity with the appropriate borrowing source.

The diligence team is made up of real estate professionals, many with legal backgrounds. The rigorous due diligence processes coupled with institutional procedures helps ARC buy only appropriate real estate.

Acquisition and Investment Policies

Types of Investments

American Realty Capital Trust shall seek to build a diversified portfolio comprised primarily of free-standing single-tenant bank branch, convenience store, retail, office and industrial properties that are double-net and triple-net leased to investment grade (S&P BBB- or better) and other creditworthy tenants. Triple-net (NNN) leases typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses. Double-net (NN) leases typically provide that the landlord is responsible for maintaining the roof and structure, or other structural aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. We will seek to build a portfolio where at least 50% of the portfolio will be comprised of properties leased to investment grade tenants. While most of our investment will be directly in such properties, we may also invest in entities that own or invest in such properties. We shall strive to assemble a portfolio of real estate that is diversified by industry, geography, tenants, credits, and use. We do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio. We anticipate that our portfolio will consist primarily of freestanding, single-tenant properties net leased for use as bank branches, convenience stores, retail, office and industrial establishments. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives.

Additionally, we expect to further diversify our portfolio by making first mortgage, bridge or mezzanine loans on single-tenant net-lesed properties. We will acquire or invest in properties and loans located only in the United States and the Commonwealth of Puerto Rico. See “— Making Loans and Investments in Mortgages.”

We expect that our properties will be leased to investment grade or creditworthy prominent, nationwide or local banking, convenience store, retail, office and industrial tenants. Our Advisor will primarily target bank branch, convenience store, retail, office and industrial tenants with established track records.

Our Advisor believes that a REIT focusing on the acquisition of single-tenant freestanding, bank branch, convenience store, retail, office and industrial properties double-net and triple-net leased to investment grade and other creditworthy tenants for periods of 10 to 25 years or greater presents an optimal risk-adjusted return and will help us achieve our investment objectives; (a) to provide current income for you through the payment of cash distributions and (b) to preserve and return your capital and to maximize risk-adjusted returns. Unlike funds that invest solely in multi-tenant properties, or in properties that are predominantly occupied by non-investment grade tenants and subject to short-term leases, we plan to acquire a diversified portfolio comprised primarily of investment grade and creditworthy single-tenant properties that are net leased for minimum periods of 10 to 25 years. By primarily acquiring long-term single-tenant double-net and triple-net properties, we can create an investment vehicle that produces stable and predictable revenue that is supported by long-term leases guaranteed by investment-grade and creditworthy corporations. In addition, single-tenant free-standing net-leased properties leased long-term, as compared to shopping centers, malls, office buildings, apartments and other traditional multi-tenant complexes, typically are insulated from operating expense increases and vacancy risk.

We will seek to build a diversified portfolio. There is no limit to the number of properties we acquire that may be leased to a particular tenant that we may acquire, however, we will seek to have no more than 10% of the portfolio concentrated in any one tenant or regional geography. The board of directors, including a majority of the independent directors, will review our properties and potential investments in terms of diversification. Our profitability and our ability to diversify our investments, geographically, by industry, by tenant and by credit will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We will generally target properties that have remaining lease terms in excess of fifteen years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We currently expect all of our acquisitions will be in the United States and Commonwealth of Puerto Rico.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering. For a further description, see the section titled “— Other Possible Investments” below.

We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See “— Borrowing Policies” under this section for a more detailed explanation of our borrowing intentions and limitations.

American Realty Capital, LLC, an affiliate of our Advisor, has entered into a Sourcing Agreement with Sandler O’Neill Mortgage Finance L.P., a subsidiary of Sandler O’Neill + Partners, L.P., whereby Sandler, in exchange for certain considerations, will source for American Realty Capital, LLC sale-leaseback and other real estate related acquisitions from certain banks, thrifts, credit unions and insurance companies. Sandler shall source potential transactions and shall exclusively offer all potential transactions to American Realty Capital, LLC which shall have the right of first refusal. Founded in 1988, Sandler O’Neill + Partners, L.P. is recognized throughout the United States (and increasingly overseas) as a leader in providing the full suite of investment banking, advisory, balance sheet management, brokerage and research services to financial institutions and their investors. American Realty Capital, LLC will present to us and our Advisor, with a right of first refusal, potential transactions offered by Sandler pursuant to the sourcing agreement. Our Advisor will recommend to us only potential transactions that are consistent with our investment objectives and policies.

Creditworthy Tenants

In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Tenants of our retail properties will typically be national or super-regional retail chains that are investment grade or otherwise creditworthy entities having significant net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor. We will apply the same rigorous underwriting standards to all of our potential tenants in other industries.

In analyzing potential net lease investment opportunities, the Advisor will review all aspects of a transaction, including the credit worthiness of the tenant or borrower and the underlying real estate fundamentals to determine whether a potential acquisition satisfies our acquisition criteria. The Advisor may consider the following aspects of each transaction:

Tenant/Borrower Evaluation.  The Advisor evaluates each potential tenant or borrower for its creditworthiness, typically considering factors such as financial condition, management experience; industry health; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. In evaluating a possible investment, the creditworthiness of the tenant or borrower often will be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration.

Properties Important to Tenant/Borrower Operations.  Our Advisor will focus on properties that it believes are essential or highly important to the ongoing operations of the tenant, since it is anticipated that these properties provide better protection in the event of a bankruptcy, as the tenant/borrower is less likely to risk the loss of a mission critical lease or property in a bankruptcy proceeding.

Diversification.  The Advisor will attempt to diversify our portfolio to avoid dependence on any one particular tenant, borrower, collateral type, geographic location or tenant/borrower industry. By diversifying our portfolio, our Advisor reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

Lease Terms.  Generally, the net leased properties in which we invest will be leased on a full recourse basis to our tenants or their affiliates. In addition, our Advisor will seek to include a clause in each lease that provides for increases in rent over the term of the lease. These rent increases are fixed or tied generally to increases in indices such as the CPI, and paid on specific dates. In the case of retail stores, the lease may provide for participation in gross revenues above stated sales levels.

Collateral Evaluation.  Our Advisor reviews the physical condition of each property, and conducts a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults, or of a sale of the property in such circumstances. Our Advisor also generally will conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses or expenses arising from such matters. Although our Advisor generally relies on its own analysis in determining whether to make an investment, each real property purchased by us will be appraised by an independent appraiser that is independent of our Advisor, prior to acquisition. All independent appraisers must be approved by our independent directors. The contractual purchase price (plus direct acquisition costs, which may not exceed fair market value, but excluding acquisition fees, payable to our Advisor) for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, market rents, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit, the conditions of the credit markets at the time the lease transaction is negotiated, and comparable sales and replacement cost. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value. In cases of special purpose real estate, a property is examined in light of the prospects for the tenant/borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

“Investment Grade.”  A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. In cases where a tenant does not have a Standard & Poor’s or Moody’s rating, we will consider a tenant to be “investment grade” if it has received a rating of 1 or 2 by the National Association of Insurance Commissioners (“NAIC”) on a debt private placement. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.

Moody’s and Standard & Poor’s ratings are opinions of future relative creditworthiness or expected loss based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. It is expected that lower rated entities and obligations will default, on average, at a higher frequency than more highly rated entities and obligations.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Description of Net Leased Assets

We currently expect that most of our property acquisitions will be of long-term, free standing net leased assets. We expect many of our long-term net leased asset acquisitions will be through sale-leaseback transactions, in which we acquire properties directly from companies that simultaneously lease the properties back from us. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, real property mortgages, or sales of shares of common stock.

We typically purchase single-tenant properties with existing “net” leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the property’s operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple-net (NNN) leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double-net (NN) leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In the event that we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of such properties. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national retail tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants. At this time, the various obligations of the landlord and tenant under the leases to be associated with our properties have not been determined.

We anticipate that a majority of our acquisitions will have minimum, non-cancellable lease terms of ten to twenty-five years or greater at the time of the acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under triple- and double-net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases will require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, our Advisor may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. The secondary insurance coverage names the ownership entity as the named insured on the policy. The insurance coverage will insure American Realty Capital Trust, Inc. and any entity formed under it. Some leases may require that we procure the insurance for both commercial general liability and property damage insurance; however, the premiums are fully reimbursable from the tenant. In the event that we procure such insurance, the policy will list us as the named insured on the policy and the tenant as the additional insured. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be carefully tracked and reviewed for compliance by our advisor’s property management department.

In general, leases may not be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, the original tenant generally will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to the injury to, or the pollution of the environment and the protection of human health and safety. These laws and regulations generally govern releases and discharges of pollutants into the air, water or soil, the use, storage, treatment, transportation and disposal of hazardous substances and wastes, and the remediation of contamination associated with such releases, discharges, maintenance and disposal. State and federal laws in this area, or the interpretation thereof, may become more stringent in the future, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments to expand and diversify our portfolio. We expect to invest primarily in commercial properties leased to a diversified group of companies on a single-tenant net lease basis and in other real estate related assets. At this time we are unable to predict what percentage of our assets may consist of investments other than long-term net leases. We may also invest in other commercial properties (such as business and industrial parks, manufacturing facilities, convenience stores and warehouse and distribution facilities,) in order to reduce overall portfolio risks or enhance overall portfolio returns if our Advisor and board of directors determine that it would be advantageous to do so when opportunities arise. Further, to the extent that our Advisor and board of directors determine it is in our best interest, due to the state of the real estate market, in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans, including, bridge loans or mezzanine loans secured by the same types of commercial properties that we intend to acquire.

Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons (other than mortgage loans), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate. We do not plan to make investments in sub-prime mortgages.

Investment Decisions

American Realty Capital Advisors, LLC will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions for us, American Realty Capital Advisors, LLC will evaluate the proposed terms of the purchase against all aspects of the transaction, including the condition and financial performance of the property, the terms of existing leases and the creditworthiness of the tenant, terms of the lease and property and location characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition to procuring and reviewing an independent valuation estimate and property condition report, our Advisor also will, to the extent such information is available, consider the following:

•	Credit worthiness of the tenant;
•	Physical appearance and condition of the property;
•	Economic conditions affecting the immediate and surrounding trade area of the property;
•	Alternative uses of the property;
•	Property operating performance; and
•	Area competition.

Our Advisor will consider whether properties are leased by, or have leases guaranteed by, companies that maintain an investment grade rating by either Standard & Poor’s or Moody’s Investor Services. Our advisor also will consider non-rated and non-investment grade rated tenants that we consider creditworthy, as described in “— Investment Grade and Other Creditworthy Tenants” above.

Our advisor will review the terms of each existing lease by considering various factors, including, rent escalations, remaining lease term, renewal option terms, tenant purchase options, termination options, scope of the landlord’s maintenance, repair and replacement requirements, projected net cash flow yield, and projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications
•	surveys
•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to American Realty Capital Advisors, LLC
•	environmental reports
•	financial statements covering recent operations of properties having operating histories
•	title and liability insurance policies
•	tenant estoppel certificates.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. We expect that in most cases we will request, but will not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Additionally, many of our leases will contain clauses that require a tenant to reimburse and indemnify us for any environmental contamination occurring at the property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Ownership Structure

Our core investment strategy is to acquire, own and manage a portfolio of commercial properties leased to a diversified group of companies on a single-tenant net lease basis. These leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and other operating and capital expenses (referred to as triple-net leases).

We currently expect that most of our property acquisitions will be through long-term net leased assets. We expect many of our long-term net leased asset acquisitions will be through long-term sale leaseback transactions, in which we acquire properties from companies that simultaneously lease the properties back from us. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, real property mortgages, or share sales of common stock. We will attempt to structure such sale-leaseback transaction so that the lease will be characterized as a “true lease,” so that we will be treated as the owner of the property for federal income tax purposes. However, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

Such investments may take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through our operating partnership, or indirectly through limited liability companies, limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of American Realty Capital Advisors, LLC or other persons. See the section captioned “Our Operating Partnership Agreement” elsewhere in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties as well as affiliated entities, including other real estate programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties with affiliates of our advisor, including other real estate programs sponsored by affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, American Realty Capital Advisors, LLC will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “— Investment Decisions” for the selection of our real estate property investments.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

American Realty Capital Advisors, LLC may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other American Realty Capital real estate programs only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of our gross assets as of the date of any borrowing (and to 300% of our net assets (as defined in our charter)), unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. In the event that we issue preferred stock that is entitled to a preference over the common stock in respect of distributions or liquidation or is treated as debt under GAAP, we will include it in the leverage restriction calculations, unless the issuance of the preferred stock is approved or ratified by our stockholders. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. However, we anticipate that our overall leverage following our offering stage will be within our charter limit.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership is some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

As approved by all of our independent directors pursuant to our charter, the Advisor may lend to American Realty Capital Operating Partnership, LP up to ten million dollars ($10,000,000) from time to time as needed to provide short-term financing relating to property acquisitions. Such borrowed funds will be repaid within 180 days or sooner, not subject to a pre-payment penalty, and will accrue interest at a fair and competitive (commercialy reasonable) rate of interest.

Diversification Through Real Estate

Traditionally, investment portfolios have contained a balance of stocks, bonds, mutual funds and cash equivalents. To the extent investors seek portfolio diversification through real estate ownership, they often select publicly-traded real estate companies, primarily REITs. The issue with these REITs and other exchange traded companies, is that they tend to be closely correlated to the broader equities market, thus defeating, in part, the rationale for owning this asset category. Investing in a private REIT such as ours may add an additional level of diversification and a low correlation to investments listed on the public exchanges. Moreover, such an investment may augment current returns, provide income growth, furnish asset appreciation, and allow ownership of a high quality, diversified portfolio of real estate.

Diversification is a strategy designed to reduce exposure to portfolio risk by combining a variety of investments which are unlikely to appreciate or depreciate at the same time. One way to diversify an existing portfolio of stocks and bonds is to add real estate to the portfolio mix. Because most investors cannot build a sufficiently diverse portfolio of real estate on their own, they may choose to invest in either publicly traded or non-traded Real Estate Investment Trusts (“REITs”). (See: “What is a REIT” in the FAQs).

Past performance is no guarantee of future results.

NCREIF Index:  The National Council of Real Estate Investment Fiduciaries index is an unmanaged, market-weighted index of non-traded, unleveraged properties owned by tax exempt entities. NCREIF was established to serve the institutional real estate investment community as a non-partisan collector, processor, validator and disseminator of real estate performance information. NCREIF members, like us, are not traded on any public exchange. NCREIF includes dividends.

NAREIT Index:  The NAREIT Equity REIT Index is an unmanaged, market-weighted index of publicly-traded, tax-qualified REITs traded on the New York Stock Exchange, the American Stock Exchange and the NASDAQ Stock Market System. NAREIT includes dividends.

S&P 500 Index:  The Standard & Poor's 500 Index is an unmanaged, capitalization-weighted index of 500 stocks. The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries and is adjusted to reflect dividends paid.

The chart above shows that the S&P 500 and NAREIT indices have exhibited significant volatility from 1997 to 2007. NCREIF, on the other hand, has returned stable and predictable returns year after year.

Direct Private Placements as an Alternative to Traditional Investment Vehicles

While the chart above tracks changes in value from 1997 to 2007 in the S&P 500, NAREIT and NCREIF indices the diagram below follows the growth of one dollar invested in these same 3 indices during the same time period.

Sources: NAREIT, NCREIF and S&P 500
* 2007 is a partial year (through Q3)

The chart shows that over the last 10 years real estate has outperformed the S&P 500, and that within the real estate sector itself, the NCREIF index has out performed publicly traded REITs. The value of one dollar invested in NAREIT almost tripled over the 10 year period in question, while one dollar invested in NCREIF more than tripled while demonstrating more consistent performance. During this time period the S&P 500 proved to be a less successful investment than either NAREIT or NCREIF. As you can see from comparing the two immediately preceding charts the S&P 500 was the most volatile index, while achieving the lowest comparative returns. The value of the NCREIF index is computed as follows: NCREIF requires that properties included in the NPI be valued at least quarterly, either internally or externally, using standard commercial real estate appraisal methodology. Each property must be independently appraised a minimum of once every three years. The value of the capital component of the NCREIF index return is predominately the product of the real property appraisals discussed below. In addition, property income results are reported quarterly for purposes of determining the income component of the index.

However, the NAREIT index, while only slightly underperforming the NCREIF index, has exhibited much more volatility. NAREIT is comprised of publicly traded REITs, and stock prices are highly susceptible to broader market movements. The NCREIF index, however, is not correlated to the public securities markets.

This means that NCREIF members and their investors are less susceptible to severe market movements. Not being listed on an exchange aligns management and the investors’ incentives to view the investment over a longer investment horizon.

In addition to being an important tool in portfolio diversification, real estate is considered to be a good hedge against inflation. We believe that our portfolio can act as an inflation hedge because of the contractual rent increases in many of our leases. However, actual results from operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the rents we receive from our tenants, our financing costs, the ability of our tenants to meet their lease obligations, and unanticipated expenditures not otherwise paid by the tenant.

In addition to being an important tool in portfolio diversification and enjoying lower volatility, real estate is considered to be a good hedge against inflation. We believe that our portfolio can act as an inflation hedge because of the contractual rent increases that are built into many of our leases. As a result of such increases, additional revenue should increase the amount of cash available for distribution to our stockholders. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our tenants, our debt obligations, interest expense, the ability of our tenants to meet their obligations, and unanticipated expenditures.

The qualifications for valuation of investments in the NCREIF Property Index (“NPI”) are:

•	Operating properties only.
•	Property types — apartments, hotels, industrial properties, office buildings, and retail only.
•	Can be wholly owned or in a joint venture structure.
•	Investment returns are reported on a non-leveraged basis. While there are properties in the index that have leverage, returns are reported to NCREIF as if there is no leverage.
•	Must be owned/controlled by a qualified tax-exempt institutional investor or its designated agent.
•	Existing properties only (no development projects).
•	Calculations are based on quarterly returns of individual properties before deduction of asset management fees.
•	Each property's return is weighted by its market value.
•	Income and Capital Appreciation changes are also calculated.
•	The NPI is a quarterly time series composite total rate of return measure of investment performance of a very large pool of individual commercial real estate properties acquired in the private market for investment purposes only. All properties in the NPI have been acquired, at least in part, on behalf of tax-exempt institutional investors — the great majority being pension funds. As such, all properties are held in a fiduciary environment.
•	Properties in the NPI are accounted for using market value accounting standards. Data contributed to NCREIF is expected to comply with the Regional Economic Information System (REIS, Inc.). Because the NPI measures performance at the property level without considering investment or capital structure arrangements, information reported to the index will be different from information reported to investors. For example, interest expense reported to investors would not be included in the NPI. However, because the property information reported to the index is expected to be derived from the same underlying books and records, because it is expected to form the underlying basis for investor reporting, and because accounting methods are required to be consistent, fundamentally consistent information expectations exist.

•	NCREIF requires that properties included in the NPI be valued at least quarterly, either internally or externally, using standard commercial real estate appraisal methodology. Each property must be independently appraised a minimum of once every three years.
•	Because the NPI is a measure of private market real estate performance, the capital value component of return is predominately the product of property appraisals. As such, the NPI is often referred to as an “appraisal based index.”

Shareholders should not expect the same performance as the NPI because the NPI does not factor in the fees or expenses that we are subject to.

Making Loans and Investments in Mortgages

We may, from time to time, make mortgage, bridge or mezzanine loans and other loans that qualify as such under Internal Revenue Service REIT rules and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties.

We will not make or invest in mortgage, bridge or mezzanine loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless substantial justification exists. Our charter contains numerous additional limitations on us with respect to the manner in which we may invest our funds, including the manner in which we may make or invest in mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. See “ — Investment Limitations.”

Subject to the limitations contained in our charter, we may invest in first, second and third mortgage, bridge or mezzanine loans, wraparound mortgage, bridge or mezzanine loans, construction mortgage, bridge or mezzanine loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage, bridge or mezzanine loans. Second and wraparound mortgage, bridge or mezzanine loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage, bridge or mezzanine loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage, bridge or mezzanine loans. Third mortgage, bridge or mezzanine loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date of the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;
•	in the case of loans secured by real property or loans otherwise dependent on real property for payment:
•	the property’s potential for capital appreciation or depreciation;
•	expected levels of rental and occupancy rates;
•	current and projected cash flow of the property;
•	potential for rental increases or decreases;
•	the degree of liquidity of the investment;
•	geographic location of the property;
•	the condition and use of the property;
•	the property’s income-producing capacity;
•	the quality, experience and creditworthiness of the borrower;
•	general economic conditions in the area where the property is located or that otherwise affect the borrower; and
•	any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

As approved by all of our independent directors pursuant to our charter, the Advisor may lend to American Realty Capital Operating Partnership, LP up to ten million dollars ($10,000,000) from time to time as needed to provide short-term financing relating to property acquisitions. Such borrowed funds will be repaid within 180 days or sooner, not subject to a pre-payment penalty, and will accrue interest at a fair and competitive (commercialy reasonable) rate of interest.

Acquisition of Properties from Affiliates

We may acquire properties or interests in properties from or in co-ownership arrangements with affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. We intend to pay incentive fees or real estate commissions at market rates consistent with amounts generally charged for similar services in the area by unaffiliated parties. We will not acquire any property from an affiliate unless a majority of our directors, including independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates, including property developed by an affiliate as well as property held by an affiliate that has already been developed, may not exceed the current appraised value of the property, which must be determined by a qualified independent appraiser selected by our independent directors. In addition, a majority of our directors, including independent directors, not otherwise interested in the transaction must determine that the price of the property we acquire from an affiliate does not exceed the cost of the property to our affiliate, or, if the price of the property we acquire from an affiliate exceeds such cost, that substantial justification for the excess exists and the excess is reasonable.

In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, our affiliate will generally be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate engaged in development of properties for sale to us will require it to deliver to us at closing title to the property, as well as an assignment of leases.

In the case of properties to be developed by any of our affiliates and sold to us, if any of our affiliates develop properties, we anticipate that our development company affiliate will:

•	acquire a parcel of land;
•	enter into contracts for the construction and development of a commercial building thereon;
•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;
•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;
•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;
•	complete the development and allow the tenant or tenants to take possession of the property; and
•	provide for the acquisition of the property by us.

We will be required to pay a substantial sum to our development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

We may enter into a contract to acquire property from an affiliate engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from our affiliate and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and an affiliated development company for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract, and at the agreed upon price;
•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor, and executes an estoppel; and
•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliated development company and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as American Realty Capital Properties, LLC, our affiliated property manager, which provides property management and leasing services to various American Realty Capital programs, including us, for substantial monthly fees. As of the time American Realty Capital Properties, LLC or any other guarantor may be required to perform under any guaranty, we cannot assure you that such guarantor will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Section 1031 Exchange Program

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. An affiliate of American Realty Capital Advisors, LLC, our advisor, will develop a program (the “Section 1031 Exchange Program”) to facilitate these transactions, referred to as like-kind exchanges. For each such transaction (a “Section 1031 Program Transaction”), an American Realty Capital affiliate will create a single-member limited liability company (each of which we refer to as a “American Realty Capital Exchange LLC”). American Realty Capital Exchange LLC will acquire real estate to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (“1031 Participants”). American Realty Capital Exchange LLC will acquire the subject property and, either concurrently with or following such acquisition, prepare and market a private placement memorandum for the sale of cotenancy interests in that property. When a 1031 Participant wishes to acquire a co-tenancy interest, the American Realty Capital Exchange LLC will deed (or cause the American Realty Capital Exchange LLC’s seller to deed) an undivided cotenancy interest in the subject property to a newly formed single-member limited liability company and then sell that entity to the 1031 Participant.

American Realty Capital anticipates that properties acquired in connection with the Section 1031 Exchange Program initially will be financed entirely with debt. The American Realty Capital Exchange LLC acquiring the property may obtain a first mortgage secured by the property acquired for a portion of the purchase price. In order to finance the remainder of the purchase price, the American Realty Capital Exchange LLC will obtain a short-term loan from an institutional lender (the “Bridge Loan”). Following its acquisition of a property, a American Realty Capital Exchange LLC will attempt to sell co-tenancy interests in the property to 1031 Participants in the manner described above. The American Realty Capital Exchange LLC will use the proceeds of these sales to pay off the short-term acquisition loan.

When an American Realty Capital Exchange LLC initially acquires a property, we may enter into a contract with the American Realty Capital Exchange LLC and/or American Realty Capital Exchange LLC’s Bridge Loan lender. The contract would provide that, if the American Realty Capital Exchange LLC cannot sell all of the co-tenancy interests in that particular property to 1031 Participants, we will purchase any remaining unsold co-tenancy interests. The purchase price generally would equal the American Realty Capital Exchange LLC’s cost of those interests (i.e., the amount of the remaining Bridge Loan). We may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from a American Realty Capital Exchange LLC only if our conflicts committee approves of the transaction as being fair, competitive and commercially reasonable to us. The price to us may be no greater than the cost of the co-tenancy interests to the American Realty Capital Exchange LLC unless the conflicts committee finds substantial justification for such excess and such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our conflicts committee, and in no event may we purchase co-tenancy interests from an affiliate at a price that exceeds the current appraised value for the property interests. Moreover, we may enter into one or more additional contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the American Realty Capital Exchange LLC would pay us a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the Bridge Loan. These fees could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other nonqualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. Our failure to qualify as a REIT would adversely affect your return on your investment. While we will monitor these fees and any other non-qualifying income, we could fail to satisfy this test.

In the event that we have any obligation to acquire any interest in a property pursuant to the Section 1031 Exchange Program, our conflicts committee will be required to approve each acquisition. Accordingly, American Realty Capital intends that each American Realty Capital Exchange LLC will purchase only real estate properties that otherwise meet our investment objectives.

All purchasers of co-tenancy interests, including us if we purchase co-tenancy interests, will be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in that particular property. They may also be required to execute a property management and leasing agreement with American Realty Capital, which would provide for the payment of property management and leasing fees to American Realty Capital. If we are required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally eight to ten years. However, circumstances might arise that could result in the early sale of some properties. We may sell a property before the end of the expected holding period if we believe the sale of the property would be in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders, or we otherwise change our investment policies. Unless our charter is amended, or we revise our investment policies, we will not:

•	borrow in excess of 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of all assets owned by us as of the date of any borrowing, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing;
•	borrow in excess of 300% of our net assets as of the date of the borrowing, unless the excess is approved by a majority of the independent directors and disclosed to our stockholders in our quarterly report to stockholders next following such borrowing along with justification for such borrowing;
•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;
•	acquire or invest in an asset from our advisor or sponsor, any director or any of their affiliates without obtaining an appraisal of the fair market value of the asset from a qualified independent appraiser selected by our independent directors;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to a lien or other indebtedness of our advisor, our sponsor, any of our directors or any of our affiliates;
•	invest in equity securities unless a majority of our directors, including independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	make any investment that we believe is inconsistent with our objectives of qualifying or remaining qualified as a REIT unless and until our board of directors determines that REIT qualification is not in our best interests;
•	engage in any short sale;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as an agent, securities issued by others;
•	invest in foreign currency or bullion;

•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, without the approval of our stockholders.

Real Property Investments

FedEx Property

The REIT acquired a FedEx Cross-Dock facility in Snowshoe, Pennsylvania (the “FedEx Property”) as its initial investment on March 5, 2008. On February 25, 2008, the REIT’s entire Board of Directors (with the two inside directors abstaining because the acquisition of the FedEx Property is an affiliated transaction) approved the acquisition of the FedEx Property, which acquisition closed on March 5, 2008.

The REIT acquired the FedEx Property at sellers’ cost, which does not exceed the fair market value of the FedEx Property as determined by an appraisal of a qualified independent appraiser. The purchase price for the FedEx Property is approximately $10 million. The FedEx Property is subject to approximately $7 million of existing debt. The REIT financed the balance of the purchase price by issuing 342,502.22 of shares of common stock to the sellers. Closing costs and fees aggregated at approximately $230,000.

Our operating partnership, American Realty Capital Operating Partnership, L.P., entered into a purchase agreement to purchase the FedEx Property subject to customary due diligence and other conditions, as described above. The sellers of the FedEx Property are several unaffiliated parties, who own approximately 70% of indirect interest in the FedEx Property, and our sponsors, Nicholas S. Schorsch and William M. Kahane, who own approximately 30% of indirect interest in the FedEx Property. The FedEx Property is a shipping and distribution facility located at 401 E. Sycamore, Snowshoe, PA. Built in 2004, the FedEx Property currently has 55,000 square feet of warehouse space. The current sole tenant is FedEx and will remain the sole tenant on a double-net lease basis.

FedEx Property Location	Acquisition Date	Approximate Purchase Price(1)(2)	Approximate Compensation to Advisor and Affiliates(3)
401 E. Sycamore	3/5/2008	$10,047,520	$170,125

(1)	Sellers are our sponsors, Nicholas S. Schorsch and William M. Kahane, and two unaffiliated parties.
(2)	Approximate purchase price does not include the acquisition fee, which is 1.0% of the contract purchase price, or finance coordination fee.
(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

The property acquisition is subject to a double-net lease, pursuant to which the landlord is responsible for maintaining the property’s roof and structure, and the tenant is required to pay all other expenses associated with the property in addition to base rent.

The table below provides leasing information for the tenant at the property:

FedEx Property Location	Number of Tenants	Major Tenant	Renewal Options	Current Annual Base Rent	Base Rent per Square Foot	Total Square Feet Leased	Remaining Lease Term
401 E. Sycamore	1	FedEx Freight East Inc.	13 year lease 2 five year extension periods	$702,828	$12.78	55,000	10.77

The following table outlines the loan terms on the existing debt financing assumed in connection with acquisition of the FedEx Property.

FedEx Property Location	1st Mortgage Debt	Type	Rate	Maturity Date
401 E. Sycamore	$6,965,000	Interest only	5.62%	9/1/2017

FedEx Corporation, together with its subsidiaries, provides transportation, e-commerce, and business services. It operates in four segments: FedEx Express, FedEx Ground, FedEx Freight, and FedEx Kinko's. The FedEx Express segment offers various shipping services for the delivery of packages and freight. This segment also provides international trade services specializing in customs brokerage and global cargo distribution; international trade advisory services; and publishes customs duty and tax information, as well as provides Global Trade Data, an information tool that allows customers to track and manage imports. The FedEx Ground segment provides business and residential money-back-guaranteed ground package delivery services. The FedEx Freight segment offers regional next-day and second-day, and interregional less-than-truckload (LTL) freight services, as well as long-haul LTL freight services. The FedEx Kinko's segment provides document services, such as printing, copying, and binding services; and business services, such as high-speed Internet access and computer rental, videoconferencing, signs and graphics production, and direct mail services. This segment also offers retail products, such as specialty papers, greeting cards, printer cartridges, stationery, and office supplies, as well as provides Web-based services. The company also offers supply chain solutions, including critical inventory logistics, transportation management, fulfillment, and fleet services. FedEx Corporation, formerly known as FDX Corporation, was founded in 1971 and is headquartered in Memphis, Tennessee. FedEx Corporation stock is listed on the New York Stock Exchange, and FedEx has a credit rating of BBB.

Because the FedEx Property is 100% leased to a single tenant on a long-term basis under a net lease, which transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant’s guarantor and affiliate, FedEx Corporation, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the lessee’s credit-worthiness. Additionally, because the properties are subject to a net lease, historical property financial statements provide limited information other than rental income, which is disclosed above. Therefore, we have not provided audited financial statements of the properties acquired.

FedEx Corporation currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from the 2006 and 2007 annual reports.

	Past Three Months Ended	For the Fiscal Year Ended
	11/30/2007	5/31/2007	5/31/2006	5/31/2005
Consolidated Statements of Operations (in thousands)
Revenues	$9,451,000	$35,214,000	$32,294,000	$29,363,000
Operating Income	783,000	3,276,000	3,014,000	2,471,000
Net Income	479,000	2,016,000	1,806,000	1,449,000

	As of	As of the Fiscal Year Ended
	11/30/2007	5/31/2007	5/31/2006	5/31/2005
Consolidated Balance Sheets (in thousands)
Total Assets	$24,347,000	$24,000,000	$22,690,000	$20,404,000
Long-term Debt	2,007,000	2,007,000	1,592,000	2,427,000
Stockholders’ Equity	13,760,000	12,656,000	11,511,000	9,588,000

For more detailed financial information regarding FedEx Corporation, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Harleysville Properties

The REIT acquired 15 Harleysville National Bank and Trust Company (the “Harleysville National Bank”) branch properties in various Pennsylvania locations (the “Harleysville Properties”) on March 12, 2008. On February 25, 2008, the REIT’s entire Board of Directors (with the two inside directors abstaining because the contemplated acquisition is an affiliated transaction) approved the acquisition of the Harleysville Properties.

The REIT acquired the Harleysville Properties at seller’s cost, which does not exceed the fair market value of the Harleysville Properties as determined by an appraisal of a qualified independent appraiser. The purchase price for the Harleysville Properties is approximately $41 million, which is subject to approximately $31 million of existing debt and a preferred equity investment of approximately $4.0 million, including closing costs and fees. The REIT financed a portion with offering proceeds of $2.0 million. In addition, we borrowed approximately $4.0 million under the borrowing facility established between the Advisor and American Realty Capital Operating Partnership, LP. The rate on this short-term borrowing is 8.0% per annum, accrued monthly, with repayment of principal permitted without penalty. We expect to immediately pay down the borrowing as we raise funds. The seller of the Harleysville Properties is one of the REIT’s sponsors, Nicholas S. Schorsch. The Harleysville Properties are commercial bank branch locations throughout Pennsylvania with an aggregate of 178,000 square feet. The current sole tenant of the properties is Harleysville National Bank and will remain the sole tenant on a triple-net lease basis.

Harleysville Property Location	Acquisition Date	Approximate Purchase Price(1)(2)	Approximate Compensation to Advisor and Affiliates(3)
Harleysville, PA	3/12/08	$719,762	Total for all properties = $719,762 Acquisition + Finance Fees
Lansdale, PA	3/12/08	$1,776,096
Lansdale, PA	3/12/08	$1,560,427
Lansford, PA	3/12/08	$1,987,536
Lehighton, PA	3/12/08	$938,957
Limerick, PA	3/12/08	$1,636,954
Palmerton, PA	3/12/08	$3,286,118
Sellersville, PA	3/12/08	$1,101,602
Skippack, PA	3/12/08	$1,473,259
Slatington, PA	3/12/08	$1,139,594
Slatington, PA	3/12/08	$3,568,097
Spring House, PA	3/12/08	$4,036,729
Summit Hill, PA	3/12/08	$1,740,629
Walnutport, PA	3/12/08	$1,647,595
Wyomissing, PA	3/12/08	$1,494,539

(1)	Seller is one of our sponsors, Nicholas S. Schorsch.
(2)	Approximate purchase price does not include the acquisition fee, which is 1.0% of the contract purchase price, or the financing coordination fee.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

Each property acquisition is subject to a triple-net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

Harleysville Property Location	Tenant	Guarantor	Total Square Feet Leased	% of Total Sq. Ft. Leased
Harleysville, PA	Harleysville National Bank	same	80,275	100%
Lansdale, PA	Harleysville National Bank	same	3,488	100%
Lansdale, PA	Harleysville National Bank	same	3,690	100%
Lansford, PA	Harleysville National Bank	same	7,285	100%
Lehighton, PA	Harleysville National Bank	same	2,868	100%
Limerick, PA	Harleysville National Bank	same	5,000	100%
Palmerton, PA	Harleysville National Bank	same	11,602	100%
Sellersville, PA	Harleysville National Bank	same	3,364	100%
Skippack, PA	Harleysville National Bank	same	4,500	100%
Slatington, PA	Harleysville National Bank	same	7,320	100%
Slatington, PA	Harleysville National Bank	same	19,872	100%
Spring House, PA	Harleysville National Bank	same	12,240	100%
Summit Hill, PA	Harleysville National Bank	same	5,800	100%
Walnutport, PA	Harleysville National Bank	same	5,490	100%
Wyomissing, PA	Harleysville National Bank	same	4,980	100%

The table below provides leasing information for the tenant at each respective property:

Harleysville Property Location	Number of Tenants	Tenants	Renewal Options	Current Annual Base Rent	Base Rent per Square Foot	Remaining Lease Term
Harleysville, PA	1	Harleysville National Bank	See Footnote (1)	$996,100	$12.41	14.86
Lansdale, PA	1	Harleysville National Bank		$130,200	$37.33	14.86
Lansdale, PA	1	Harleysville National Bank		$114,390	$31.00	14.86
Lansford, PA	1	Harleysville National Bank		$145,700	$20.00	14.86
Lehighton, PA	1	Harleysville National Bank		$68,832	$24.00	14.86
Limerick, PA	1	Harleysville National Bank		$120,000	$24.00	14.86
Palmerton, PA	1	Harleysville National Bank		$240,895	$20.76	14.86
Sellersville, PA	1	Harleysville National Bank		$80,755	$24.01	14.86
Skippack, PA	1	Harleysville National Bank		$108,000	$24.00	14.86
Slatington, PA	1	Harleysville National Bank		$83,540	$11.41	14.86
Slatington, PA	1	Harleysville National Bank		$261,566	$13.16	14.86
Spring House, PA	1	Harleysville National Bank		$295,920	$24.18	14.86
Summit Hill, PA	1	Harleysville National Bank		$127,600	$22.00	14.86
Walnutport, PA	1	Harleysville National Bank		$120,780	$22.00	14.86
Wyomissing, PA	1	Harleysville National Bank		$109,560	$22.00	14.86

(1)	The lease agreement for each Harleysville Property contains a number of consecutive renewal options. After the initial contractual period, each lease may be renewed for two additional five-year terms. After both five-year renewal options have been exercised each lease may be renewed for an additional three-year period and then for an additional six-year period.

The following table outlines the loan terms on the existing debt financing on the Harleysville Properties. The loan has a fixed rate, with interest only payments and a 10-year maturity.

Harleysville Property Location	1st Mortgage Debt	Type	Rate	Maturity Date
Harleysville, PA	$10,279,882	Interest only	5.62%	1/1/2018
Lansdale, PA	$1,343,681	Interest only	5.62%	1/1/2018
Lansdale, PA	$1,20180,520	Interest only	5.62%	1/1/2018
Lansford, PA	$1,503,643	Interest only	5.62%	1/1/2018
Lehighton, PA	$710,355	Interest only	5.62%	1/1/2018
Limerick, PA	$1,238,416	Interest only	5.62%	1/1/2018
Palmerton, PA	$2,486,068	Interest only	5.62%	1/1/2018
Sellersville, PA	$833,402	Interest only	5.62%	1/1/2018
Skippack, PA	$1,114,574	Interest only	5.62%	1/1/2018
Slatington, PA	$862,144	Interest only	5.62%	1/1/2018
Slatington, PA	$2,699,395	Interest only	5.62%	1/1/2018
Spring House, PA	$3,053,933	Interest only	5.62%	1/1/2018
Summit Hill, PA	$1,316,849	Interest only	5.62%	1/1/2018
Walnutport, PA	$1,246,466	Interest only	5.62%	1/1/2018
Wyomissing, PA	$1,130,673	Interest only	5.62%	1/1/2018

Harleysville National Corporation operates as the holding company for Harleysville National Bank and Trust Company, which provides banking and financial products and services to individual and corporate customers primarily in eastern Pennsylvania. As of December 31, 2006, Harleysville had 45 branch offices located in Montgomery, Bucks, Chester, Berks, Carbon, Lehigh, Monroe and Northampton counties, Pennsylvania. The company was founded in 1909 and is headquartered in Harleysville, Pennsylvania. The company engages incommercial banking and trust business, including accepting time, demand, savings, and money market deposits; making secured and unsecured commercial, consumer, and real estate loans, as well as lease financing; financing commercial transactions; making construction and mortgage loans; and performing corporate pension and personal investment and trust services. It also offers retail banking and wealth management solutions. In addition, the company, through its subsidiary, provides wealth management, estate and succession planning and life insurance services and products for high-net-worth business owners and families.

Because the Harleysville Properties are 100% leased to a single tenant on a long-term basis under a net lease, which transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant are more relevant to investors than the financial statements of the individual properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, historical property financial statements provide limited information other than rental income, which is disclosed above. Therefore, we have not provided audited financial statements of the properties acquired.

The following summary financial data are taken from data on file with the Federal Deposit Insurance Corporation (“FDIC”):

	For the Fiscal Year Ended
	12/31/2007	12/31/2006	12/31/2005
Consolidated Statements of Operations (in thousands)
Revenue	$198,198	$182,142	$156,333
Operating Income	28,154	40,864	37,312
Net Income	28,154	40,864	37,312

	As of the Fiscal Year Ended
	12/31/2007	12/31/2006	12/31/2005
Consolidated Balance Sheets (in thousands)
Total Assets	$3,887,951	$3,214,526	$3,084,354
Long-term Debt	159,750	184,750	257,750
Shareholder Equity	402,799	300,590	264,272

For more detailed financial information regarding Harleysville National Bank and Trust Company, please refer to data on file with the FDIC which are publicly available at http://www2.fdic.gov/idasp/
confirmation_outside.asp?inCert1=7516.

On February 25, 2008, our Board of Directors declared a distribution for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate in investments, payable in cash on the 21st day following each month end to stockholders of record at the close of business each day during the applicable period. The distribution will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the share price of $10.00. Based on the terms of leases with FedEx and Harleysville National Bank, income from such property leases is sufficient so that distributions on proceeds received to date from the sale of shares of our common stock will be paid from such current income.

As of the date of this prospectus and other than the acquisitions described above, we have not acquired or contracted to acquire any specific real properties or mortgage loans. American Realty Capital Advisors, LLC our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other American Realty Capital-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

We intend to obtain adequate insurance coverage for all properties in which we invest.

Potential Property Investments

The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;
•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and
•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause a dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See “Description of Shares.” We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property or other assets or entities.

PLAN OF OPERATION

Certain statements contained in this “Plan of Operation” and elsewhere in this prospectus constitute “forward-looking statements.” Such statements include, in particular, statements about our plans, strategies and prospects, as well as information about our business and industry. These forward-looking statements are not historical facts but our current intent, belief or expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” which could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read the following discussion along with our financial statements and the related notes included in this prospectus.

General

As of the date of this prospectus and other than as disclosed in the “Investment Objectives and Policies” section herein, we have not commenced operations. We have achieved the minimum subscription of 750,000 shares and subscription proceeds of non-Pennsylvania and non-Massachusetts residents have been released to us and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

Other than as disclosed in the “Investment Objectives and Policies” section herein, we have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

Our advisor also may, but will not be required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties or increase cash flow. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification” are met.

Liquidity and Capital Resources

We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates, from time to time, as we need to fund our operating expenses incurred before we have raised the minimum offering of 750,000 shares. After we break escrow, we expect we will meet our short-term operating liquidity requirements from the proceeds of this offering and that any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of this prospectus. We do not expect our operating costs to be significant until we make our initial investments. As of December 31, 2007, we have not received any advances from our advisor. Such advances were made under a revolving advance arrangement, which is not written, with our advisor. We expect that this arrangement will allow for repayments to be made as funds are available from the offering proceeds or from operating cash flows, but no later than two years from the date of the advance. The terms of the arrangement are subject to be finalized. The offering and organizational costs associated with this offering will initially be paid by our advisor, which may be reimbursed for such costs up to 1.5% of the capital raised by us in this offering. As of December 31, 2007, our advisor has paid approximately $938,000 of such costs. After we make our initial investments from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations and property acquisitions from funding by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds legally available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Potential future sources of capital include proceeds from this offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of this offering and income from operations in order to meet our long term liquidity requirements and to fund our distributions.

Results of Operations

As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold 750,000 shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties (other than (a) national economic conditions affecting real estate generally (such as lower capitalization rates, which lead to lower rents), and the trend toward sale-leaseback arrangements, which places more properties on the market), and (b) the recent dislocations in the debt markets that will reduce the amount of capital that will be available to finance real estate, which, in turn, (i) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (ii) has slowed real estate transaction activity) that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long term quality of the underlying real estate. Our Sponsors have an established track record identifying attractive risk-adjusted investment opportunities and executing value creation strategies across different market cycles.

We anticipate that current disruptions in the real estate capital markets, resulting from heavy losses in sub-prime mortgages, will lead to improved fundamentals across the entire real estate market, especially in the commercial single-tenant real estate space, where we are active. These are opportune times for acquirers of properties such as us. While many real estate speculators view the recent market correction unfavorably, because it has brought the real estate capitalization (cap rate compression) to a halt, we believe that we are seeing a new more disciplined transactional environment in which better underwriting, lower prices and appropriate leverage levels give rise to greater predictability and lower market volatility.

We believe the current state of the real estate capital markets provides an excellent opportunity for value-oriented investors such as us, looking to purchase attractively priced real estate with appropriate risk adjusted debt terms. The universe of buyers has shrunk as the debt crisis had widened, marginalizing speculators and overleveraged purchasers, resulting in lower demand and downward pressure on prices. We anticipate this will continue as real estate market movers transact at lower prices and increase their market share. Lenders are looking for well capitalized and appropriately leveraged transactions such as ours. A combination of these two movements will continue improving the value proposition and in turn providing our investors with a competitive risk adjusted return.

The current credit crunch has resulted in mortgage lenders tightening their belts as they return to real estate fundamentals in search of guidance to help structure loans. Lenders are once again beginning to more closely underwrite real estate deals, scrutinizing tenant credit, the actual real estate, vacancy and absorption rates. This is resulting in lower leverage loans at higher interest rates and more amortization. The slowing of financing available to real estate purchasers has resulted in less transactions occurring and fewer sales, which in turn has caused cap rates to expand and real estate prices to begin inching back down to the historical levels of a few years ago.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, our leases typically do not include provisions that would protect us from the impact of inflation.

SELECTED FINANCIAL DATA

As of the date of this prospectus and except as described in the “Investment Objectives and Policies” section herein, we have not yet had any operations. As of August 31, 2007, the only asset we held was cash of $200,000. The valuation of this amount does not require estimates or judgment by management. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to American Realty Capital II, LLC for an aggregate purchase price of $200,000 and intend to contribute the proceeds from that sale to the operating partnership, for which we intend to acquire 20,000 general partnership units of the operating partnership. A portion of these proceeds were used to directly fund organization costs that have since been reimbursed by our advisor. See “Management’s Discussion and Analysis of Financial Condition and Operations,” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND OPERATIONS

Overview

We were formed on August 16, 2007 to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States and Commonwealth of Puerto Rico. We have no operating history nor do we currently own any properties. We are a “blind pool” because, other than as described in the “Investment Objectives and Policies” section, we do not own any investments and have not identified any investments we will make with proceeds from this offering. We have no paid employees and are externally advised and managed by American Realty Capital Advisors, LLC, an affiliate of ours. We intend to qualify as a real estate investment trust for federal income tax purposes.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below will be employed with the preparation of our financial statements.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We utilize independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Income Taxes

We will make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2008. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we will be organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2008.

Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. FFO is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with GAAP) plus real estate depreciation, less preferred dividends. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Liquidity and Capital Resources

We expect to continue to raise capital through the sale of shares of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions. If we only achieve the minimum subscription amount, we will be significantly limited in our ability to build a diversified portfolio. Additionally, our ability to achieve desired economies of scale and to become a market mover will be severely hampered.

Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as properties are added to our portfolio. We expect that approximately 87.11% of the gross proceeds from this offering will be invested in real estate, approximately 11.5% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 1.39% used to pay acquisition and advisory fees and acquisition expenses and working capital reserves. The offering and organizational costs associated with this offering are initially paid by our advisor, and reimbursed by us in an aggregate amount not to exceed 1.5% of the capital raised by us in the offering.

Long-term Liquidity and Capital Resources

We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.

We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed the greater of 75% of the greater of the aggregate cost (before depreciation and other non-cash reserves) or the aggregate fair market value of all assets owned by us as of the date of any borrowing, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. The independent directors may approve borrowings that cause our leverage ratio at certain times to exceed the 75% limitation. Such borrowing levels would be justified for the following reasons:

•	the borrowings would enable us to purchase the properties and earn rental income more quickly;
•	the property acquisitions are likely to increase the net offering proceeds from our initial public offering by allowing us to show potential investors actual acquisitions, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital; and
•	based on expected equity sales at the time and scheduled maturities of our short-term variable rate debt, leverage would likely exceed the charter’s guidelines only for a limited period of time.

Election as a REIT

We will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

Inflation

We will be exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There will be provisions in certain of our tenant leases that would protect us from the impact of inflation such as step rental increases and percentage rent provisions. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Related-Party Transactions and Agreements

We will have entered into agreements with American Realty Capital Advisors, LLC and its affiliates, whereby we will pay certain fees to, or reimburse certain expenses of, American Realty Capital Advisors, LLC or its affiliates for acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs.

Conflicts of Interest

Affiliates of American Realty Capital Advisors, LLC may act as sponsor, general partner or advisor to various private real estate limited partnerships or a REIT, that offer its shares pursuant to an exemption from registration. As such, there may be conflicts of interest where American Realty Capital Advisors, LLC or its affiliates, while serving in the capacity as sponsor, general partner or advisor for another American Realty Capital sponsored program, may be in competition with us in connection with property acquisitions, property dispositions, and property management. The compensation arrangements between affiliates of American Realty Capital Advisors, LLC and these other American Realty Capital sponsored programs could influence American Realty Capital Advisor II’s advice to us. See the section captioned “Conflicts of Interest” elsewhere in this prospectus.

Impact of Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141(R) will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position 07-1 “SOP” No, 07-1, entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” SOP No. 07-1 (a) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide (b) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company, or equity method investor, and (c) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. The Company has not yet determined whether it is required to adopt SOP No. 07-1 on January 1, 2008. On October 17, 2007, the FASB agreed to issue an exposure draft that would indefinitely delay the effective date of SOP No. 07-1 until the FASB can reassess SOP No. 07-1 provisions.

In September 2006, the Financial Accounting Standards Board (“FASB”), issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Management is currently evaluation the impact that this statement may have on their financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” SFAS No. 159 provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. SFAS No. 159 establishes presentation and measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on our financial statements.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

PRIOR PERFORMANCE SUMMARY

Introduction

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of December 1, 2006 to September 30, 2007 American Realty Capital, LLC acquired 64 properties, totaling just over 1,625,000 square feet for an aggregate purchase price of approximately $379.0 Million. These properties included five Hy Vee supermarkets, one CVS distribution center, three CVS drug stores, ten Rite Aids, sixteen Walgreens drug stores, one Eckerd drug store, a portfolio of fifteen Logan’s Roadhouse Restaurants, six Tractor Supply Company stores, one Shop N Save supermarket, one Bridgestone Firestone Automotive Care center, three Dollar General stores, and one Fed Ex cross dock facility. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar weighted average lease term of approximately 23 years based on rental revenue.

American Realty Capital, LLC has operated in three (3) capacities; joint-venture (“JV”) partner, sole investor and advisor.

(1)	JV partner: As indicated in the chart below, most of American Realty Capital, LLC’s properties have been acquired in joint venture with other investors, where American Realty Capital, LLC acts as advisor and American Realty Capital, LLC or its principals also act as an equity investor,
(2)	Sole Investor: American Realty Capital, LLC has also pruchased properties for its own acocunt where it is the sole investor, and
(3)	Advisor: American Realty Capital, LLC has acted as an advisor and not invested any of its or its principal’s equity in the property.

No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC.

In instances where American Realty Capital, LLC was not an investor in the transaction, but rather an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	Identified potential properties for acquisition
•	Negotiated Letters of Intent and Purchase and Sale Contracts
•	Obtained financing
•	Performed due diligence
•	Closed properties
•	Managed properties
•	Sold properties

Information on properties and LHI acquired by American Realty Capital, LLC during the ten months ended December 31, 2007 (dollar amounts in thousands):

Property	Investment Model	Date	Number of Buildings	Gross Leasable Space	1st Mortgage	Purchase Price(1)
Hy Vee – Cedar Rapids, IA	ARC-JV	December-06	1	86,240	$11,622	$13,167
Hy Vee – W. Des Moines, IA	ARC-JV	December-06	1	79,634	10,375	11,777
Hy Vee – W. Des Moines, IA	ARC-JV	December-06	1	80,194	12,085	13,669
Hy Vee – Columbus, NE	ARC-JV	December-06	1	77,667	9,243	10,506
Hy Vee – Olathe, KS	ARC-JV	December-06	1	71,312	11,203	12,698
Walgreens – Natchez, MS	ARC-JV	December-06	1	14,820	3,910	4,568
CVS – Vero Beach, FL	ARC-JV	December-06	1	413,747	29,750	33,891
Walgreens – Loganville, GA	ARC-JV	December-06	1	14,490	5,610	6,563
CVS – Chester, NY	ARC-JV	December-06	1	15,521	6,029	7,015
Rite Aid – Shelby Township, MI	ARC-ADVISOR	December-06	1	11,180	3,086	3,928
Rite Aid – Coldwater, MI	ARC-ADVISOR	December-06	1	11,180	2,657	3,308
Walgreens – New Castle, PA	ARC-JV	January-07	1	14,280	4,780	5,476

Property	Investment Model	Date	Number of Buildings	Gross Leasable Space	1st Mortgage	Purchase Price(1)
Walgreens – Holland, MI	ARC-JV	January-07	1	14,658	5,968	6,939
Walgreens – Guynabo, PR	ARC-ADVISOR	January-07	1	15,750	9,700	11,145
Eckerd – McDonough, GA	ARC-ADVISOR	January-07	1	13,824	3,500	4,466
Rite Aid – New Philadelphia, OH	ARC-JV	February-07	1	11,157	4,528	5,553
Walgreens – Clarence, NY	ARC-JV	February-07	1	14,820	4,114	4,639
Walgreens – Carolina, PR	ARC-ADVISOR	March-07	1	15,660	8,100	9,409
Logan's Roadhouse Portfolio – Various Locations	ARC-JV	April-07	15	119,331	45,200	58,788
Walgreens – Windham, ME	ARC-JV	April-07	1	14,820	6,596	7,392
Tractor Supply Co. – Carthage, TX	ARC-JV	May-07	1	19,097	2,192	2,657
CVS – Douglasville, GA	ARC-JV	May-07	1	14,574	4,420	5,008
Rite Aid – Flatwoods, KY	ARC-JV	June-07	1	11,154	3,600	4,380
Shop N Save – Moline Acres, MO	ARC-JV	June-07	1	51,538	5,675	6,840
CVS – Haverhill, MA	ARC-JV	June-07	1	15,214	6,664	7,812
Tractor Supply Co. – Granbury, TX	ARC-JV	June-07	1	24,764	2,586	3,275
Tractor Supply Co. – Lubbock, TX	ARC-JV	June-07	1	29,954	3,153	3,981
Tractor Supply Co. – Odessa, TX	ARC-JV	July-07	1	22,670	2,871	3,624
Walgreens & Petco – North Andover, MA	ARC-JV	July-07	2	29,512	13,390	15,304
Rite Aid – New Salisbury, IN	ARC-JV	July-07	1	14,703	2,954	3,588
Walgreens – Hampstead, NH	ARC-JV	July-07	1	14,820	5,804	6,601
Tractor Supply Co. – Shreveport, LA	ARC-JV	August-07	1	19,097	3,078	3,769
Bridgestone Firestone – St. Peters, MO	ARC-JV	August-07	1	7,654	1,290	1,841
Dollar General – Indpendence, KY	ARC-ADVISOR	August-07	1	9,014	580	870
Dollar General – Florence, KY	ARC-ADVISOR	August-07	1	9,014	566	870
Dollar General – Lancaster, OH	ARC-ADVISOR	August-07	1	9,014	590	888
Fed Ex – Snow Shoe, PA	ARC-JV	August-07	1	53,675	6,965	10,067
Rite Aid – Salem, OH	ARC-JV	August-07	1	14,654	4,928	6,003
Rite Aid – Cadiz, OH	ARC	August-07	1	11,335	1,240	1,695
Rite Aid – Carrollton, OH	ARC	August-07	1	12,613	1,730	2,342
Rite Aid – Lisbon, OH	ARC	August-07	1	10,141	1,090	1,493
Rite Aid – Liverpool, OH	ARC	August-07	1	11,362	1,630	2,217
Walgreens – New Bedford, MA	ARC-JV	August-07	1	15,272	6,564	7,960
Walgreens – South Yarmouth, MA	ARC-JV	August-07	1	9,996	6,355	7,206
Walgreens – Derry, NH	ARC-JV	August-07	1	14,820	6,660	7,514
Walgreens – Staten Island, NY	ARC-JV	August-07	1	11,056	7,905	8,928
Walgreens – Berlin, CT	ARC-JV	August-07	1	14,820	6,715	7,576
Tractor Supply – DeRidder, LA	ARC-JV	September-07	1	20,850	2,580	3,193
Walgreens – Woodbury, NJ	ARC-JV	September-07	1	13,650	6,120	7,149
Walgreens – Prarie Du Chien, WI	ADVISOR	October-07	1	14,820	3,400	3,858
Walgreens – Melrose, MA	ADVISOR	October-07	1	21,405	8,075	9,113
Rite-Aid – Pittsburgh, PA	ARC	October-07	1	14,564	4,111	6,190
Rite-Aid – Carlisle, PA	ARC	October-07	1	14,673	3,008	4,529
Walgreens – Mt. Ephraim, NJ	ARC	October-07	1	14,379	8,033	9,436
Walgreens – Dover, NH	ARC	November-07	1	14,418	6,235	7,226
Walgreens – Worcester, MA	ARC	November-07	1	13,354	8,500	9,812
Walgreens – Brockton, MA	ARC	November-07	1	13,204	8,571	9,743
Walgreens – Providence, RI	ADVISOR	November-07	1	14,491	4,182	4,899
Walgreens – Newcastle, OK	ADVISOR	December-07	1	14,820	3,910	4,428
Walgreens – Branford, CT	ARC	December-07	1	13,548	7,310	8,286
Walgreens – Londonderry, NH	ADVISOR	December-07	1	12,303	6,666	7,578
BOA – Londonderry, NH	ARC	December-07	1	2,812	861	980
Harleysville Bank Portfolio – PA	ARC	December-07	15	178,000	31,000	41,000
Total 12/2006 and 2007 (As Of 12/31/2007)			92	1,983,113	$421,813	$506,626

(1)	Purchase price includes the cost of the property, closing costs and acquisition fees if applicable.

ARC-JV –	American Realty Capital acted as advisor and American Realty Capital or its principals acted as investor(s) alongside a JV partner
ARC-ADVISOR –	American Realty Capital acted as advisor and neither it nor its principals invested alongside the equity
ARC –	American Realty Capital acted as advisor and sole investor with no JV partners

Information on properties sold by American Realty Capital, LLC during the nine months ended December 31, 2007 (dollar amounts in thousands):

Property	Date Acquired	Date of Sale	Selling Price Net of Closing Costs (1)	Cost of Properties Including Closing and Soft Costs	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total
Walgreens – Windham	April-07	July-07	7,843	7,392	37	1,008	6,596	7,641	6,596	796	7,392
Walgreens – Hampstead	July-07	July-07	6,794	6,601	22	968	5,804	6,794	5,804	797	6,601
Logans – Murfreesboro	April-07	Dec-07	4,247	3,883	132	1,025	3,090	4,247	3,090	793	3,883
Logans – Beaver Creek	April-07	Dec-07	5,254	4,808	122	1,302	3,830	5,254	3,830	978	4,808

(1)	Windham balance includes a $202,000 tax withholding for the state of Maine. These monies will be returned upon filing of state tax returns.

Nicholas S. Schorsch

During the period 1998-2002, our sponsor, Nicholas S. Schorsch, sponsored 7 private programs which raised approximately $38,300,000 from 93 investors that acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs (“Predecessor Entities”) financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
PA	34	1,193,741
NJ	38	149,351
SC	3	65,992
KS	1	17,434
FL	4	16,202
OK	2	13,837
MO	1	9,660
AR	4	8,139
NC	2	7,612
TX	1	6,700

AFR

In 2002, American Financial Realty Trust (“AFR”) was founded by Nicholas S. Schorsch. In September and October 2002, AFR sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFR acquired the Predecessor Entities for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the President, CEO and Vice-Chairman of AFR. Mr. Kahane was the Chairman of the Finance Committee of AFR’s Board of Trustees. AFR went public in June 2003 in what was at the time the second largest real estate investment trust initial public offering in U.S. history, raising over $800 million. Three years after AFR was an industry leader, with over $4.3 billion in assets, over 1,110 properties in more than 37 states, over 35.0 million square feet, 175 employees and a well diversified portfolio of bank tenants.

The following information has been obtained from AFR’s public documents filed with the Securities and Exchange Commission.

AFR is a self-managed, publicly traded REIT and as such does not have the same fee structure as American Realty Capital Trust, Inc. does and being self-managed does not have an external advisor that receives fees. Therefore AFR is not subject to the same types of fees and expenses that American Realty Capital Trust, Inc. pays to our advisor and its affiliates.

Three Year Summary of Operations of AFR(1)

The following table summarizes the operations of AFR during the last three full years (amounts in thousands other than number of properties). Messrs. Schorsch and Kahane were at AFR through August, 2006.

	December 31,
	2006	2005	2004
Total number of properties	1,148	1,107	959
Total real estate investments, at cost(1)	2,617,971	3,556,878	3,054,532
Total debt	2,216,265	3,084,995	2,724,480
Total shareholder's equity	785,964	907,843	869,959
Leverage ratio(1)	54.6%	71.9%	73.5%

(1)	Leverage ratio is defined as total debt divided by total real estate investments, at cost. Acquisition costs are included in total real estate investments.

Three Year Summary of Funds Raised by AFR

The following table presents information of fund raising by AFR during the years ended December 31, 2006, 2005 and 2004. Messrs. Schorsch and Kahane were at AFR through August, 2006.

	Year Ended December 31,
Financing Activities – Sources	2006	2005	2004
Proceeds from share issuances, gross	—	$246,421,000.00	$7,554,000.00
Proceeds from exercise of common share options	—	—	—
Proceeds from issuance of convertible senior notes	—	—	445,926,000.00
Contributions by limited partners(2)	—	353,000.00
Gross Proceeds	—	246,774,000.00	453,480,000.00
Offering Expenses
Stock	—	(1,979,000.00)	(2,000.00)
Unsecured Senior Debt	—		(11,896,000.00)
Paid to AFR Affiliates	—	N/A	N/A
Net Proceeds(1)	0	$244,795,000	$441,582,000
Total Debt	2,216,265	3,084,995.00	2,724,480.00
Leverage Ratio	54.60%	71.90%	73.50%

(1)	Net proceeds from the issuance of common shares and unsecured convertible senior notes were used to fund a portion of the purchase price relating to the investment properties acquired in such years as outlined in the above asset acquisition tables and for general working capital purposes. Acquisition costs are included in the purchase price of the assets acquired.
(2)	Contributions by limited partners relate to capital provided by a third-party joint venture partner in connection with certain expenditures that were the sole responsibility of the joint venture partner.

Three Year Summary of Acquisitions by AFR

The following table presents information regarding property and leasehold interests acquired by AFR during the years ended December 31, 2006, 2005 and 2004 (purchase price and initial mortgage balance in thousands). Messrs. Schorsch and Kahane were at AFR through August 2006.

Property/Seller	Date	Number of Buildings(1)	Purchase Price(2)		Gross Leasable Space	Initial Mortgage Balance
Washington Mutual Bank	Feb. 2006	1	$1,738		N/A	$	N/A
National City	March 2006	16	35,241		N/A		N/A
Hinsdale	March 2006	1	5,383		12,927		3,360
Dripping Springs – Franklin Bank	April 2006	1	3,039		11,344		—
Meadowmont – Wachovia Securities	June 2006	2	3,443		12,816		—
Western Sierra	June 2006	8	14,136		51,103		—
Regions repurchase	July 2006	3	1,900		N/A		N/A
Amsouth Bank Formulated Price Contracts	August 2006	7	3,512		N/A		—
First Charter Bank	August 2006	1	635		N/A		—
Sterling Bank	Dec. 2006	16	28,806		N/A		—
Bank of America Formulated Price Contracts	Various	20	5,136		N/A		—
Wachovia Bank Formulated Price Contracts	Various	80	91,719	(3)	N/A		—
Total 2006		156	$194,688		88,190		$3,360
Koll Development Company, LLC	Jan. 2005	3	$89,224		530,032		$66,912
National City Bank Building	Jan. 2005	1	9,506		160,607		6,491
Bank of America – West	March 2005	1	24,033		82,255		17,000
One Montgomery Street	April 2005	1	37,346		75,880		19,000
801 Market Street	April 2005	1	68,078		365,624		42,814
Bank of Oklahoma	May 2005	1	20,328		234,115		—
First Charter Bank	May 2005	1	558		2,160		—
Regions Bank	June 2005	111	111,645		2,986,298		—
Charter One Bank	Various	35	40,714		569,504		—
Household	July 2005	1	24,660		158,000		15,709
Fireman’s Fund Insurance Company	Aug. 2005	1	283,653		710,330		190,688
One Citizens Plaza	Oct. 2005	1	60,082		224,089		51,255
One Colonial Plaza	Nov. 2005	1	25,267		163,920		21,250
Bank of America Formulated Price Contracts	Various	26	16,047		N/A		—
Wachovia Bank Formulated Price Contracts	Various	101	108,172	(3)	N/A		—
Land	Various	—	480		—		—
Total 2005		286	$919,793		6,262,814		$431,119

Property/Seller	Date	Number of Buildings(1)	Purchase Price(2)	Gross Leasable Space	Initial Mortgage Balance
State Street Financial Center	Feb. 2004	1	$706,898	1,024,998	$520,000
Potomac Realty – Bank of America	Feb. 2004	5	9,557	50,982	—
215 Fremont Street and Harborside	June 2004	2	135,806	661,308	133,900
101 Independence Center	July 2004	1	106,196	526,205	80,000
Wachovia Bank, N.A.	Sept. 2004	140	510,409	7,441,850	234,000
Bank of America, N.A.	Oct. 2004	250	575,776	7,071,825	270,000
Bank of America Formulated Price Contracts	Various 2004	12	2,184	N/A	—
Wachovia Formulated Price Contracts	Various 2004	18	11,120	N/A	—
Other	Various 2004	7	6,216	N/A	—
Total 2004		436	$2,064,162	16,777,168	$1,237,900

(1)	Includes the assumption of leasehold interests and parking facilities.
(2)	Includes all acquisition costs and the value of acquired intangible assets and assumed liabilities. Excludes non-real estate assets acquired.
(3)	Includes the cash paid for land parcels.

Three Year Summary of Sales by AFR

The following table presents information regarding property dispositions, including land parcels and leasehold interests, completed by AFR during the years ended December 31, 2006, 2005 and 2004. Messrs. Schorsch and Kahane were at AFR through August 2006.

	Number of Buildings and Land Parcels(1)	Sale Proceeds, Net	Gain(2)
Total 2006	154	$1,421,501	$239,599
Total 2005	143	124,643	21,790
Total 2004	57	185,898	11,488

(1)	Includes the sale of five parcels of land and eight leasehold interest terminations during the year ended December 31, 2005, the sale of two parcels of land and seven leasehold terminations during the year ended December 31, 2004 and seven leasehold terminations during the year end December 31, 2003.
(2)	Net of provision for income taxes and allocation of minority ownership interest.

Three Year Summary of AFR Dividends

	Year Ended December 31,
	2006	2005	2004
Cash dividends paid per share(1)	$0.92	$1.08	$1.02
Dividend yield(2)	8.1%	7.5%	6.7%

(1)	Based on the declaration date.
(2)	Based on the average closing share price during each respective calendar year.

Adverse Business Developments and Conditions

AFR maintained a highly leveraged balance sheet. Net debt to total assets as of June 30, 2006 was approximately 70%, with $368.7 million of floating rate debt. As of June 30, 2007, according to published information provided by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), the debt ratio of all office REITs covered by the NAREIT’s REIT WATCH was approximately 44%. AFR has noted that cash from operations is insufficient to repay all of their indebtedness prior to maturity. Accordingly, AFR expected that they would be required to repay debt through refinancings, financing of unencumbered properties, sale of properties or the sale of additional equity. The amount of indebtedness may adversely affect their ability to repay debt through refinancings. If they are unable to refinance indebtedness on acceptable terms, or at all, they might be forced to dispose of one or more of their properties on unfavorable terms, which might result in losses to them and which might adversely affect cash available for distributions to shareholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, interest expense would increase, which could have a material adverse effect on their operating results and financial condition and their ability to pay dividends to shareholders at historical levels or at all.

The Company’s substantial debt and any increases in its debt may harm the business and its financial results by, among other things, requiring AFR to use a substantial portion of its cash flows from operations to pay interest, which reduces the amount available for operation of their properties or for the payment of dividends; resulting in violation of restrictive covenants in their loan documents, which would entitle the lenders to accelerate their debt obligations; placing AFR at a competitive disadvantage compared to their competitors that have less debt; making AFR more vulnerable to economic and industry downturns and reducing their flexibility in responding to changing business and economic conditions; requiring AFR to sell one or more properties, possibly on unfavorable terms; and limiting their ability to borrow funds for operations or to finance acquisitions in the future or to refinance existing indebtedness at maturity on terms as or more favorable than the terms of the original indebtedness.

Attached hereto as Appendices C and C-2 is further prior performance information on AFR and Nicholas S. Schorsch, respectively.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. However, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Proskauer Rose LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that (i) we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2008, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations and (ii) that American Realty Operating Partnership, L.P., our operating partnership, will be treated as a partnership for federal income tax purposes beginning with its first taxable year. We must emphasize that all opinions issued by Proskauer Rose LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Proskauer Rose LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Proskauer Rose LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2008. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

If we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we are taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;
•	under some circumstances, we will be subject to alternative minimum tax;
•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;
•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;
•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;
•	if we fail to distribute during each year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and
•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to qualify, and to continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;
•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;
•	be managed by one or more trustees or directors;

•	have transferable shares;
•	not be a financial institution or an insurance company;
•	use a calendar year for federal income tax purposes;
•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and
•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We currently do not meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2008 taxable year. In addition, our charter provides for restrictions regarding the restrictions on ownership and transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code. The Operating Partnership will be treated as a partnership for federal income tax purposes.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;
•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);
•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and
•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;
•	we attach a schedule of our income sources to our federal income tax return; and
•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.
•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.
•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (a) they are declared before we timely file our federal income tax return for the taxable year in question, and (b) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;
•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and
•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (a) the actual receipt of income and payment of deductible expenses, and (b) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;
•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and
•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to American Realty Capital Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;
•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;
•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share repurchase program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;
•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or
•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (a) one employee pension benefit trust owns more than 25% in value of our shares, or (b) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and
•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, American Realty Capital OP II, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in American Realty Capital Operating Partnership, L.P., our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of American Realty Capital Operating Partnership, L.P.’s income and to deduct our distributive share of American Realty Capital Operating Partnership, L.P.’s losses only if American Realty Capital Operating Partnership, L.P. is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. American Realty Capital Operating Partnership, L.P. intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though American Realty Capital Operating Partnership, L.P. will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income.”

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (a) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (b) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. American Realty Capital Operating Partnership, L.P. qualifies for the Private Placement Exclusion. Moreover, even if American Realty Capital Operating Partnership, L.P. were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe American Realty Capital Operating Partnership, L.P. should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that American Realty Capital Operating Partnership, L.P. will be classified as a partnership for federal income tax purposes. Proskauer Rose LLP is of the opinion, however, that based on certain factual assumptions and representations, American Realty Capital Operating Partnership, L.P. will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of American Realty Capital Operating Partnership, L.P. as a partnership for federal income tax purposes. If such challenge were sustained by a court, American Realty Capital Operating Partnership, L.P. would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Proskauer Rose LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason American Realty Capital Operating Partnership, L.P. were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in American Realty Capital Operating Partnership, L.P.’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of American Realty Capital Operating Partnership, L.P. would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, American Realty Capital Operating Partnership, L.P. would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing American Realty Capital Operating Partnership, L.P.’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in American Realty Capital Operating Partnership, L.P., we will be required to take into account our allocable share of American Realty Capital Operating Partnership, L.P.’s income, gains, losses, deductions and credits for any taxable year of American Realty Capital Operating Partnership, L.P. ending within or with our taxable year, without regard to whether we have received or will receive any distribution from American Realty Capital Operating Partnership, L.P.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. American Realty Capital Operating Partnership, L.P.’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for American Realty Capital Operating Partnership, L.P., depreciation or amortization deductions of American Realty Capital Operating Partnership, L.P. generally will be allocated among the partners in accordance with their respective interests in American Realty Capital Operating Partnership, L.P., except to the extent that American Realty Capital Operating Partnership, L.P. is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution if we acquire properties in exchange for units of the American Realty Capital Operating Partnership, L.P. than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in American Realty Capital Operating Partnership, L.P. generally is equal to (a) the amount of cash and the basis of any other property contributed to American Realty Capital Operating Partnership, L.P. by us, (b) increased by (i) our allocable share of American Realty Capital Operating Partnership, L.P.’s income and (ii) our allocable share of indebtedness of American Realty Capital Operating Partnership, L.P., and (c) reduced, but not below zero, by (i) our allocable share of

American Realty Capital Operating Partnership, L.P.’s loss and (ii) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of American Realty Capital Operating Partnership, L.P.

If the allocation of our distributive share of American Realty Capital Operating Partnership, L.P.’s loss would reduce the adjusted tax basis of our partnership interest in American Realty Capital Operating Partnership, L.P. below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from American Realty Capital Operating Partnership, L.P. or a reduction in our share of American Realty Capital Operating Partnership, L.P.’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in American Realty Capital Operating Partnership, L.P. has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

American Realty Capital Operating Partnership, L.P. will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that American Realty Capital Operating Partnership, L.P. acquires properties for cash, American Realty Capital Operating Partnership, L.P.’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by American Realty Capital Operating Partnership, L.P. American Realty Capital Operating Partnership, L.P. plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, American Realty Capital Operating Partnership, L.P. generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that American Realty Capital Operating Partnership, L.P. acquires properties in exchange for units of American Realty Capital Operating Partnership, L.P., American Realty Capital Operating Partnership, L.P.’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by American Realty Capital Operating Partnership, L.P. Although the law is not entirely clear, American Realty Capital Operating Partnership, L.P. generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by American Realty Capital Operating Partnership, L.P. on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by American Realty Capital Operating Partnership, L.P. upon the disposition of a property acquired by American Realty Capital Operating Partnership, L.P. for cash will be allocated among the partners in accordance with their respective interests in American Realty Capital Operating Partnership, L.P.

Our share of any gain realized by American Realty Capital Operating Partnership, L.P. on the sale of any property held by American Realty Capital Operating Partnership, L.P. as inventory or other property held primarily for sale to customers in the ordinary course of American Realty Capital Operating Partnership, L.P.’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow American Realty Capital Operating Partnership, L.P. to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or American Realty Capital Operating Partnership, L.P.’s trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors —  Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on the New York Stock Exchange or NASDAQ Stock Market it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two full fiscal years after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). As soon as possible after the last offering of our shares, our board of directors will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (a) to IRA trustees and custodians not later than January 15 of each year, and (b) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006 (the “PPA”), neither ERISA nor the Internal Revenue Code contained a definition of Plan Assets. After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (a) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (a) “directly” into real estate, (b) through wholly-owned subsidiaries, or (c) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves in a manner in that should enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, held by one stockholder, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of repurchase of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. We will not offer preferred stock to promoters except on the same terms as it is offered to all other existing stockholders or to new stockholders.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to an Investment in American Realty Capital Trust, Inc.”

Pursuant to the NASAA REIT Guidelines, at, or before, the first meeting of the stockholders, the charter shall be reviewed and ratified by a majority vote of the directors and independent directors.

To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporations Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of our stock, the holders of common stock are entitled to such dividends or other distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

In order to ensure adherence to the suitability standards, requisite criteria must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix A. In addition, our advisor and dealer manager must make every reasonable effort to determine that the purchase of our shares (including the purchase of our shares through the automatic purchase plan) is a suitable and appropriate investment for an investor. In making this determination, our advisor and dealer manager will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed Subscription Agreements will be maintained in our records for six years.

Preferred Stock

Our charter authorizes our board of directors to, without stockholder approval, designate and issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series of preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of stock is entitled at each meeting of stockholders to cast one vote per share owned by such stockholder on those matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote in the election of directors generally can elect all of the directors then standing for election and the holders of the remaining shares of stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or by our secretary upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting. The presence of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests unrelated to the stockholder’s interests in his or her stock.

If we do not list shares of our common stock on the New York Stock Exchange or NASDAQ Stock Market by December 1, 2018, our charter requires that we either (a) seek stockholder approval of an extension or amendment of this listing deadline, or (b) seek stockholder approval of the liquidation of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, our charter requires our board of directors to adopt a plan of liquidation and begin the orderly liquidation of our assets pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% of the number or value (whichever is more restrictive) of the outstanding shares of any class or series of our stock, which we refer to as the “ownership limit.”

Our board of directors, in its sole discretion, may exempt a person from the ownership limit prospectively or retroactively if our board of directors receives evidence satisfactory to it that such ownership will not then or in the future jeopardize our status as a REIT and the person seeking such exemption provides us with certain representations and undertakings. Also, the restrictions on transferability and ownership in our charter will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or ownership of our stock if such transfer or ownership:

•	with respect to transfers only, results in our stock being owned by fewer than 100 persons;
•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or
•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock or other event which, if effective, would result in (a) violation of the ownership limit discussed above, or (b) in our being “closely held” under Section 856(h) of the Internal Revenue Code or our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the ownership limit or the other restrictions on ownership and transfer of our stock. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the ownership limit or the other restrictions on ownership and transfer of our stock) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the attempted transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (a) the price per share paid in the attempted transfer that created the Excess Securities, or (b) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter.

Any person who (a) acquires or attempts to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted from the ownership limit by our board of directors. Any person who owns 5% or more of the outstanding shares during any taxable year must deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Automatic Purchase Plan

Investors who desire to purchase shares in this offering at regular intervals during the offering period may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic purchase plan enrollment form. Participation in the automatic purchase plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000 or the amount required by your state of residence, if higher. The minimum periodic investment is $100 per period. The shares will not be issued on a deferred payment basis. You may elect to make such automatic purchases on a monthly, quarterly, semi-annual or annual basis. You may elect to have the money drawn from your account on the 1st or 15th of the month prescribed based on your periodic purchase election.

We will provide a confirmation of your purchases under the automatic purchase plan within five business days after the end of each period in which your investment is admitted. The confirmation will disclose the following information:

•	the amount of the investment;
•	the admit date of the investment; and
•	the number and price of the shares purchased by you.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic purchase plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic purchase plan.

You may terminate your participation in the automatic purchase plan at any time by providing us with written notice. If you elect to participate in the automatic purchase plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. In addition, our advisor and dealer manager must make every reasonable effort to determine that the purchase of our shares (including the purchase of our shares through the automatic purchase plan) is a suitable and appropriate investment for an investor. In making this determination, our advisor and dealer manager will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed Subscription Agreements will be maintained in our records for six years. See the “Investor Suitability Standards” section of our Prospectus.

Distribution Policy and Distributions

As we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders as described below in this section. As of the date of this prospectus, other than as disclosed in the “Investment Objectives and Policies” section herein, we have no real estate investments. We currently have not identified any additional probable real estate investments. We will not make additional real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. Because all of our operations will be performed indirectly through American Realty Capital Operating Partnership, L.P., our operating partnership, our ability to pay distributions depends on American Realty Capital Operating Partnership, L.P.’s ability to pay distributions to its partners, including to us. In the event that in the future we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.

Distributions will be paid to our stockholders when as and if authorized by our board of directors and declared by us as legally available funds as of the record date selected by our board of directors. We expect to declare and pay distributions at least quarterly. Once we have sufficient cash flow, we may pay distributions monthly or more frequently. We expect to regularly pay monthly distributions with daily record and declaration dates unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT —  Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

On February 25, 2008, our Board of Directors declared a distribution for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate in investments, payable in cash on the 21st day following each month end to stockholders of record at the close of business each day during the applicable period. The distribution will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on the share price of $10.00.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. As a result, American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in the election of directors, generally, within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the a majority of the remaining directors and any director elected to fill a vacancy may serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors, or (c) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares to us in limited circumstances. Our share repurchase program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may present all or a portion consisting of the holder’s shares to us for repurchase at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share repurchase program.

During the term of this offering and any subsequent public offering of our shares, the purchase price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 95% of the amount you paid for each share; and after two years from the purchase date — 96.25% of the amount you actually paid for each share; and after three years from the purchase date — 97.5% of the amount you actually paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our repurchase plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share purchase price will be based on the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Our board of directors shall use the following criteria for determining the net asset value of the shares: value of our assets (estimated market value) less the estimated market value of our liabilities, divided by the number of shares. The Board, with advice from the Advisor, (i) will make internal valuations of the market value of its assets based upon the current capitalization rates of similar properties in the market, recent transactions for similar properties acquired by the Company and any extensions, cancellations, modifications or other material events affecting the leases, changes in rents or other circumstances related to such properties, (ii) review internal appraisals prepared by the Advisor following standard commercial real estate appraisal practice and (iii) every three years or earlier, in rotation will have all of the properties appraised by an external appraiser. Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering the current net asset value of the shares if higher. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

During any calendar year, the number of shares we will repurchase will be limited to the proceeds in the distribution reinvestment plan; provided, however, that shares subject to a repurchase requested upon the death or disability of a stockholder will not be subject to this cap. The cash available for repurchase of our shares will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan legally available for the repurchase of our stock.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for repurchases must be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares repurchased at any time prior to the last day of the applicable quarter. Shares presented for repurchase will continue to earn daily distributions up to and including the repurchase date.

If we could not purchase all shares presented for repurchase in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor repurchase requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased or disabled stockholder’s shares. We will treat the unsatisfied portion of the repurchase request as a request for repurchase the following quarter. At such time, you may then (1) withdraw your request for repurchase at any time prior to the last day of the new quarter or (2) without instructions to withdraw your request we will honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share repurchase program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of January 25, 2011, which is three years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the repurchase of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to purchase shares under the share repurchase program. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as listing of the shares on the New York Stock Exchange or NASDAQ Stock Market, or our merger with a listed company. The share repurchase program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we purchase under our share repurchase program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless such resale is first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise conducted in compliance with such laws.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to American Realty Capital Advisors, LLC, American Realty Capital II, LLC or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as stockholders and preserving their interests therein on the same terms and conditions as existed previously, or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;
•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, may elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under the this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another American Realty Capital-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent American Realty Capital-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;
•	a registration statement covering the interests in the subsequent American Realty Capital-sponsored program has been declared effective under the Securities Act;
•	the offer and sale of such interests are qualified for sale under applicable state securities laws;
•	the participant executes the subscription agreement included with the prospectus for the subsequent American Realty Capital-sponsored program; and
•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent American Realty Capital-sponsored program.

Stockholders who invest in subsequent American Realty Capital-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent American Realty Capital-sponsored program and, as such, will receive the same reports as other investors in the subsequent American Realty Capital-sponsored program.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on the New York Stock Exchange or NASDAQ Stock Market which we have no intent to do at this time and which may never occur will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See “Risk Factors — Federal Income Tax Risks.” In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (a) we will sell shares under the distribution reinvestment plan at $9.50 per share, (b) no secondary trading market for our shares will develop and (c) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants. Our authority to amend the distribution reinvestment plan will not revoke your ability to withdraw from the plan.

OUR OPERATING PARTNERSHIP AGREEMENT

General

American Realty Capital Operating Partnership, L.P. was formed on August 17, 2007 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as American Realty Capital Operating Partnership, L.P., are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, American Realty Capital Operating Partnership, L.P. is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in American Realty Capital Operating Partnership, L.P. may later exchange his or her limited partnership units in American Realty Capital Operating Partnership, L.P. for shares of our common stock in a taxable transaction.

The partnership agreement for American Realty Capital Operating Partnership, L.P. contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of American Realty Capital Operating Partnership, L.P. In the event of such a merger, exchange or conversion, American Realty Capital Operating Partnership, L.P. would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of American Realty Capital Operating Partnership, L.P. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through American Realty Capital Operating Partnership, L.P. We are the sole general partner of American Realty Capital Operating Partnership, L.P., and our advisor, American Realty Capital Advisors, LLC, is the only limited partner of American Realty Capital Operating Partnership, L.P. American Realty Capital II, LLC is the special limited partner of American Realty Capital Operating Partnership, L.P. As the sole general partner of American Realty Capital Operating Partnership, L.P., we have the exclusive power to manage and conduct the business of American Realty Capital Operating Partnership, L.P.

The following is a summary of certain provisions of the partnership agreement of American Realty Capital Operating Partnership, L.P. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to American Realty Capital Operating Partnership, L.P. as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. American Realty Capital Operating Partnership, L.P. will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If American Realty Capital Operating Partnership, L.P. requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to American Realty Capital Operating Partnership, L.P. on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause American Realty Capital Operating Partnership, L.P. to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of American Realty Capital Operating Partnership, L.P. and us.

Operations

The partnership agreement requires that American Realty Capital Operating Partnership, L.P. be operated in a manner that will enable us to (a) satisfy the requirements for being classified as a REIT for tax purposes, (b) avoid any federal income or excise tax liability, and (c) ensure that American Realty Capital Operating Partnership, L.P. will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in American Realty Capital Operating Partnership, L.P. being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations —  Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

The partnership agreement provides that American Realty Capital Operating Partnership, L.P. will distribute cash flow from operations as follows:

•	regular distributions will be made initially to us, which we will distribute to the holders of our common stock until these holders have received distributions equal to a cumulative non-compounded return of 6% per year on their net investment. “Net investment” refers to $10.00 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Similarly, the partnership agreement of American Realty Capital Operating Partnership, L.P. provides that taxable income is allocated to the limited partners of American Realty Capital Operating Partnership, L.P. in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in American Realty Capital Operating Partnership, L.P. will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in American Realty Capital Operating Partnership, L.P.

Upon the liquidation of American Realty Capital Operating Partnership, L.P., after payment of debts and obligations, any remaining assets of American Realty Capital Operating Partnership, L.P. will be distributed to partners according to the following (The return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to its Special Limited Partner and to us, which we will then distribute to our stockholders.):

•	first, distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 6% per year on their net investment. “Net investment” refers to $10.00 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.
•	after this 6% threshold is reached, 85% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 15% of such amount will be payable by our operating partnership to its Special Limited Partner.

In addition to the administrative and operating costs and expenses incurred by American Realty Capital Operating Partnership, L.P. in acquiring and operating real properties, American Realty Capital Operating Partnership, L.P. will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of American Realty Capital Operating Partnership, L.P. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;
•	all expenses relating to the public offering and registration of securities by us;
•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or repurchase of partnership interests or shares of our common stock; and
•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of American Realty Capital Operating Partnership, L.P.

All claims between the partners of American Realty Capital Operating Partnership, L.P. arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of American Realty Capital Operating Partnership, L.P., including American Realty Capital Advisors, LLC, have the right to cause their limited partnership units to be redeemed by American Realty Capital Operating Partnership, L.P. or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (a) result in any person owning shares in excess of our ownership limits, (b) result in shares being owned by fewer than 100 persons, (c) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (d) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (e) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of American Realty Capital Operating Partnership, L.P. may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of American Realty Capital Operating Partnership, L.P. in exchange for their limited partnership units. Rather, in the event a limited partner of American Realty Capital Operating Partnership, L.P. exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of American Realty Capital Operating Partnership, L.P., is required for any amendment to the partnership agreement. We, as the general partner of American Realty Capital Operating Partnership, L.P., and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for any amendment that:

•	alters or changes the distribution and liquidation rights of limited partners, except as otherwise permitted in the partnership agreement;
•	alters or changes their exchange rights;
•	imposes on the limited partners any obligation to make additional capital contributions to American Realty Capital Operating Partnership, L.P.; and
•	alters the terms of the partnership agreement regarding the rights if the limited partners with respect to extraordinary transactions.

Termination of the Partnership

The operating partnership will continue in full force and effect until December 31, 2099, or until sooner dissolved and terminated upon (a) election by us and with the consent of the limited partners holding a majority interest, (b) our dissolution, bankruptcy, insolvency or termination, (c) the sale or other disposition of all or substantially all of the assets of the operating partnership, or (d) by operation of law.

Transferability of Interests

We may not (a) voluntarily withdraw as the general partner of American Realty Capital Operating Partnership, L.P. (except with the consent of two-thirds of the limited partner interests), (b) engage in any merger, consolidation or other business combination, or (c) transfer our general partnership interest in American Realty Capital Operating Partnership, L.P. (except to (i) a wholly-owned subsidiary or (ii) with the consent of two-thirds of the limited partner interests), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to American Realty Capital Operating Partnership, L.P. in return for an interest in American Realty Capital Operating Partnership, L.P. and agrees to assume all obligations of the general partner of American Realty Capital Operating Partnership, L.P. With certain exceptions, a limited partner may not transfer its interests in American Realty Capital Operating Partnership, L.P., in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 150,000,000 shares of our common stock to the public through Realty Capital Securities, LLC, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 150,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below.

Our board of directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 95% of the estimated value of a share of common stock, as estimated by our board of directors, and $9.50 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan. The offering of shares of our common stock will terminate on or before 2011, which is three years after the effective date of this offering, unless the offering is extended. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Realty Capital Securities, LLC

Realty Capital Securities, LLC, our dealer manager, was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital II, LLC, its affiliates and its predecessors. For additional information about Realty Capital Securities, LLC, including information relating to Realty Capital Securities, LLC’s affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we will pay our dealer manager selling commissions of 7% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 3% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. See the “Summary of Amended and Restated Distribution Reinvestment Plan — Investment of Distributions” section of this prospectus.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share	Total Maximum
Primary Offering
Price to Public	$10.00	$1,500,000,000
Selling Commissions	0.70	105,000,000
Dealer Manager Fees	0.30	45,000,000
Proceeds to American Realty Capital Trust, Inc.	$9.00	$1,350,000,000
Distribution Reinvestment Plan
Price to Public	$9.50	$237,500,000
Distribution Selling Commissions	—	—
Dealer Manager Fees	—	—
Proceeds to American Realty Capital Trust, Inc.	$9.50	$237,500,000

No selling commissions or dealer manager fees are payable in connection with the distribution reinvestment plan or the share repurchase plan.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquires by such investors. Further, the dealer manager may pay up to 0.25% of the amount it receives from the sale of the shares in commissions to such an investment advisor.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by the FINRA. In accordance with the rules of the FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by the FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees;
•	the purchase of common stock under the distribution reinvestment program;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and
•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

If, in connection with your purchase of our shares, you have engaged the services of a registered investment advisor to whom you have agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold, you may agree with the participating broker-dealer selling such shares and Realty Capital Securities, LLC to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of American Realty Capital Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. Friends of American Realty Capital Advisors, LLC means service vendors who have a prior business relationship with the sponsors, including but not limited to real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals; and individuals who have a prior personal relationship with the sponsors from their association with AFR or with American Realty Capital. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by American Realty Capital Advisors, LLC or its affiliates will not be entitled to vote on matters presented to the stockholders for a vote relating to the removal of American Realty Capital, LLC as our advisor, the removal of any director that is an affiliate of American Realty Capital, LLC or any transaction between us and American Realty Capital, LLC or any of its affiliates. Further, from and after the commencement of this offering, our directors, officers, advisor and their respective affiliates are subject to the restrictions on ownership and transfer of our stock, including the restriction that prohibits any person from owning more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our stock.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to Realty Capital Securities, LLC and participating broker-dealers will be reduced by the amount of the share purchase price discount. The total share purchase price will be cumulatively reduced for each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Cumulative Purchase Price per Share in Volume Discount Range	Cumulative Selling Commission per Share in Volume Discount Range
$ 1,000 – $ 250,000	$10.00	$0.70
250,001 – 500,000	9.90	0.60
500,001 – 750,000	9.75	0.45
750,001 – 1,000,000	9.65	0.35
1,000,001 – 5,000,000+	9.55	0.25

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 51,282,153.8 shares rather than 50,000 shares for an investment of $500,001 and the selling commission would be $23,076.96. The discount would be calculated as follows: The purchaser would acquire all shares at a cost of $9.75 per share and would pay commissions of $0.45 per share.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less, but in no event will the proceeds to us be less than $9.20 per share. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in (a) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity; and
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix A. Non-Pennsylvania and non-Massachusetts residents should pay for their shares by delivering a check for the full purchase price of the shares, payable to “American Realty Capital Trust, Inc..” Pennsylvania and Massachusetts residents should pay for their shares by delivering a check for the full purchase price of the shares, payable to “American Realty Capital Trust, Inc., Boston Private Bank & Trust Company, Escrow Agent” or “ARC Trust, Inc., BPB & TC, Escrow Agent.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the suitability standards described in this prospectus and agree to be bound by all of the terms of the subscription agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check no later than the business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

After we have received subscriptions for at least 750,000 shares of our common stock, we will accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest, or reductions for offering expenses, commissions or fees will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold at least 750,000 shares of our common stock, we may admit new investors at least monthly and we may admit new investors more frequently. It is our intention to admit investors weekly. The escrow agent will not release your funds to us until we admit you as a stockholder.

Minimum Offering

Subscription proceeds were placed in escrow until March 11, 2008, when as subscriptions aggregating at least the minimum offering of 750,000 shares of our common stock were received and accepted. Any shares purchased by our advisor or its affiliates, including our affiliates’ executive officers and directors will not be counted in calculating the minimum offering. We will not sell any shares to Pennsylvania or Massachusetts residents unless we sell a minimum of 4,500,000 shares, to the public by January 25, 2009, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania or Massachusetts residents will be placed in an account held by the escrow agent Boston Private Bank and Trust Company, in trust for subscriber’s benefit, pending release to us. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow for more than 35 days, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

As of the date of this prospectus, we have acquired the properties described in the “Investment Objectives and Policies” section. As of August 31, 2007, the only asset we held was cash of $200,000. The valuation of this amount does not require estimates or judgment by management. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to American Realty Capital II, LLC for an aggregate purchase price of $200,000 and intend to contribute the proceeds from that sale to the operating partnership, for which we intend to acquire 20,000 general partnership units of the operating partnership. A portion of these proceeds were used to directly fund organization costs that have since been reimbursed by our advisor. See “Management’s Discussion and Analysis of Financial Condition and Operations,” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.
(2)	Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this prospectus as Appendix A.
(3)	For Pennsylvania and Massachusetts residents, deliver a check to American Realty Capital Trust, Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204, for the full purchase price of the shares being subscribed for, payable to “American Realty Capital Trust, Inc., Boston Private Bank & Trust Company Escrow Agent” or “ARC Trust, Inc., BPB & TC Escrow Agent” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to ACS Securities Services, Inc. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.
(4)	For non-Pennsylvania and non-Massachusetts residents, deliver a check to American Realty Capital Trust, Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204, for the full purchase price of the shares being subscribed for, payable to “American Realty Capital Trust, Inc.” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to ACS Securities Services, Inc. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.
(5)	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of American Realty Capital Advisors, LLC, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Proskauer Rose LLP, New York, New York, will pass upon legal matters in connection with our status as a REIT and the Operating Partnership’s status as a partnership for federal income tax purposes. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to American Realty Capital Advisors, LLC, our advisor, as well as affiliates of American Realty Capital Advisors, LLC, and may continue to do so in the future.

EXPERTS

The Financial Statements as of December 31, 2007 and for the period from August 17, 2007 (date of inception) to December 31, 2007, which are included in this registration statement and prospectus, and have been audited by Grant Thornton LLP, an independent registered public accounting firm as indicated in their report which is included in this registration statement and prospectus and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following addresses:

American Realty Capital Trust, Inc.
Three Copley Place
Suite 3300
Boston, MA 02116
1-866-771-2088
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

We will deliver electronically all available documents relating to an investment in our company to all stockholders who consent to electronic delivery of such documents by checking the applicable box in the subscription agreement. However, a stockholder may revoke consent to electronic delivery at any time by contacting American Realty Capital Trust, Inc., Three Copley Place, Boston, MA 02116 (Phone: 866-771-2088, Fax: 857-350-9597). If the stockholder revokes such consent, the stockholder will subsequently receive all such documents in paper format. In addition, a stockholder may request paper copies of any documents delivered electronically by contacting American Realty Capital Trust, Inc. A stockholder’s consent to electronic delivery is effective until revoked and relates to all documents relating to the stockholders’ investment.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits related thereto as filed with the Securities and Exchange Commission, reference to which is hereby made.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders
American Realty Capital Trust, Inc.

We have audited the balance sheet of American Realty Capital Trust, Inc. (a Maryland Corporation in the Developmental Stage) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from August 17, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of American Realty Capital Trust, Inc. (a Maryland Corporation in the Developmental Stage) as of December 31, 2007, and the results of its operations and its cash flows for the period from August 17, 2007 (date of inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 16, 2008

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)
BALANCE SHEET
December 31, 2007

ASSETS
Cash	$—
Other assets, deferred offering costs	938,157
Total assets	$938,157
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses	$453,832
Due to affiliated entity	284,825
Total liabilities	738,657
Stockholders' equity
Preferred stock, 10,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value, 240,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid in capital	199,800
Accumulated deficit	(500)
Total stockholders' equity	199,500
Total liabilities and stockholders’ equity	$938,157

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)
STATEMENT OF OPERATIONS
For the Period from August 17, 2007 (date of inception) to December 31, 2007

Revenues	$—
Operating expenses	500
Total operating expenses	500
Net loss	$(500)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF STOCKHOLDER'S EQUITY
For the Period from August 17, 2007 (date of inception) to December 31, 2007

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, August 17, 2007	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	—	200,000
Net loss	—	—	—	(500)	(500)
Balance, December 31, 2007	20,000	$200	$199,800	$(500)	$199,500

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF CASH FLOWS
For the Period from August 17, 2007 (date of inception) to December 31, 2007

Cash Flows from Operating Activities
Net loss	$(500)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Other assets, deferred offering costs	(938,157)
Accrued expenses	453,832
Due to affiliated entity	284,825
Net cash used in operating activities	(200,000)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	200,000
Net cash provided by financing activities	200,000
Net change in cash	—
Cash, Beginning of Period	—
Cash, End of Period	$—

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 1 — Organization

American Realty Capital Trust, Inc. (the “Company”), incorporated on August 17, 2007, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that will end December 31, 2008. The Company intends to offer for sale a maximum of 150,000,000 (exclusive of 25,000,000 shares available pursuant to the Company’s dividend reinvestment plan) common shares at a price of $10.00 per share. The Company sold 20,000 shares to American Realty Capital II, LLC as of August 17, 2007, at $10.00 per share.

American Realty Capital Advisors, LLC (the “Advisor”) is the Company’s advisor. The Company will seek to acquire and operate commercial and residential properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of these financial statements, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. The Company may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

The management of the Company will be through the Advisor and American Realty Capital Properties, LLC, which will serve as the Company’s property manager (“Property Manager”). Realty Capital Securities, LLC (“Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are discussed in Note 3 — Related Party Transactions.

American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”) expects to issue to the Company 20,000 Operating Partnership units in exchange for $200,000. The Company will be the sole general partner and holder of 99.01% of the units of the Operating Partnership. Additionally, the Advisor expects to contribute $2,000 to the Operating Partnership in exchange for a 0.99% limited partner interest in the Operating Partnership. The limited partner interests have the right to convert Operating Partnerships units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

American Realty Capital II, LLC has committed up to $10.0 million relating to the execution of the Company’s business plan.

Note 2 — Summary of Significant Accounting Policies

Investment in Real Estate Assets

The Company makes subjective assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in intangible lease assets in the balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income.

Valuation of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Deferred Offering Costs

The Company has incurred certain expenses in connection with registering to sell common shares as discussed in Note 1 — Organization. These costs principally relate to professional and filing fees. As of December 31, 2007, such costs totaled $938,157 and are included in other assets, deferred offering costs in the accompanying balance sheet. Simultaneous with selling common shares, the deferred offering costs will be charged to stockholders’ equity upon the completion of the offering or to expense if the offering is not completed.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Loan Loss Provisions

The Company may purchase or originate commercial mortgages and mezzanine loans to be held as long-term investments. The loans will be evaluated for possible impairment on a quarterly basis. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 114, “Accounting by Creditors for Impairment of a Loan”, impairment occurs when it is deemed the Company will not be able to collect all amounts due according to the contractual terms of the loan. Upon determination of impairment, management will establish a reserve for loan losses and a corresponding charge to earnings through the provision for loan losses. Significant judgments are required in determining impairment, which include making assumptions regarding the value of the loan, the value of the real estate or partnership interests that secure the loan, and any other applicable provisions, including guarantees and cross-collateralization features, if any.

Share-Based Compensation

The Company will follow SFAS No. 123R, “Share-Based Payments” (“SFAS No. 123(R)”), with regard to its stock option plan. SFAS 123 (R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123 (R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

The Company intends to adopt a stock option plan under which its independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. The Company has authorized and reserved 1,000,000 shares of common stock for issuance under the stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the stock option plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets.

The stock option plan provides for the automatic grant of a nonqualified stock option to each independent director, without any further action by the board of directors or the stockholders, to purchase 3,000 shares of the Company’s common stock on the date of each annual stockholder’s meeting. The total number of options

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

granted will not exceed 10% of the total outstanding shares at the time of grant. The exercise price for all stock options granted under the stock option plan will be fixed at $10 per share until the termination of the initial public offering, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which it distributes to its Stockholders provided that at least 90% of Taxable Income is distributed and provided that such income meets other conditions. Accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Note 3 — Related Party Transactions

As of December 31, 2007, the Company had a balance due to an affiliated entity of $284,825. This affiliated entity, American Realty Capital Advisors, LLC, paid various organization and offering expenses on behalf of the Company. The Company will reimburse American Realty Capital Advisors, LLC as outlined in the below compensation table.

The Company expects to pay the following fees to its Advisor and its affiliates during its operational stage:

Type of Compensation	Determination of Amount
Selling Commission	The Company will pay to Realty Capital Securities, LLC 7.0% of the gross proceeds of the primary offering; the Company will not pay any selling commissions on sales of shares under the distribution reinvestment plan; Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers.
Dealer Manager Fee	The Company will pay to Realty Capital Securities, LLC 3.0% of gross proceeds of the primary offering; the Company will not pay a dealer manager fee with respect to sales under the distribution reinvestment plan; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.
Other Organization and Offering Expenses	The Company will reimburse American Realty Capital Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses.
Operational Stage
Acquisition Fees	The Company will pay to American Realty Capital Advisors, LLC 1% of the gross purchase price of each property acquired.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 3 — Related Party Transactions  – (continued)

Type of Compensation	Determination of Amount
Acquisition Expenses	The Company will reimburse American Realty Capital Advisors, LLC for acquisition expenses (including, personnel costs) incurred in acquiring property. The Company expects these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.
Asset Management Fees	The Company will pay American Realty Capital Advisors, LLC a fee equal to 1% of the contract purchase price of each property plus costs and expenses incurred by the Advisor in providing asset management services. This fee is payable quarterly in advance, on January 1, April 1, July 1 and October 1, based on assets held by the company on that date, adjusted for appropriate closing dates for individual property acquisitions.
Property Management and Leasing Fees	For the management and leasing of the Company’s properties, the Company will pay to American Realty Capital Properties, LLC, an affiliate of the Advisor, a property management fee (a) 2% of gross revenues from single tenant properties and (b) 4% of gross revenues from multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company also will reimburse American Realty Capital Properties, LLC’s costs of managing the properties. American Realty Capital Properties, LLC or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. In the unlikely event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, the Company. This fee will not exceed 5% of the cost of the tenant improvements. The aggregate of all property management and leasing fees paid to the Company’s affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 3 — Related Party Transactions  – (continued)

Type of Compensation	Determination of Amount
Operating Expenses	The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions.
Financing Coordination Fee	If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains, and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.
Liquidation/Listing Stage
Real Estate Commissions	A brokerage commission paid on the sale of property, not to exceed the lesser of one-half of reasonable customary and competitive real estate commission or 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.
Subordinated Participation in Net Sale Proceeds (payable only if not listed on an exchange)	15% of remaining net sale proceeds after return of capital contributions plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors.
Subordinated Incentive Listing Fee (payable only if listed on an exchange)	15% of the amount by which the Company’s adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 6% cumulative, non-compounded annual return to investors.

Note 4 — Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 4 — Recent Accounting Pronouncements  – (continued)

No. 141(R) will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) No. 07-1, entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investment Companies.” This SOP, (1) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, (the “Guide”) (2) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company and applies the equity method of accounting to its investment in an investment company, or equity method investor, and (3) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. The company has not yet determined whether it is required to adopt this new SOP on January 1, 2008. On October 17, 2007, the FASB agreed to issue an exposure draft that would indefinitely delay the effective date of SOP 07-1 until the FASB can reassess SOP-07-1’s provisions.

In September 2006, the Financial Accounting Standards Board (“FASB”), issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Management is currently evaluating the impact that this statement may have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS No. 159”). This statement provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. The statement establishes presentation and measurement attributes for similar types of assets and liabilities. The statement is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on the financial statements.

APPENDIX A: SUBSCRIPTION AGREEMENT

American Realty Capital Trust, Inc.
Subscription Agreement

1. INVESTMENT

Amount of Subscription $________________________________________ This is an ☐ Initial Investment ☐ Additional Investment

State in which sale was made if other than state of residence _____________ ☐ Check enclosed ☐ Subscription amount wired

The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. Please see prospectus.

☐ Net Commission Purchases.  Please check this box if you are eligible for Net Commission Purchase. Net commission purchases are available to registered representatives, employees of soliciting broker-dealer, American Realty Capital Trust and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representative will not receive selling commission.

☐ Automatic Purchase Plan.  Please check this box if you wish to authorize additional investments in the Fund via automatic debits from your bank account. A separate registration form is required to participate.

Non-Pennsylvania and non-Massachusetts residents make check payable to: American Realty Capital Trust, Inc.

Pennsylvania and Massachusetts residents make check payable to: American Realty Capital Trust, Inc., Boston Private Bank & Trust Company Escrow Agent
Abbreviation: ARC Trust, Inc., BPB&TC Escrow Agent

2. TYPE OF OWNERSHIP (CHECK ONE)

☐	Individual	☐ Community Property	☐ Custodian: As Custodian for
☐	Joint Tenants With Right of Survivorship	☐ Partnership
☐	Tenants in Common	☐ A Married Person Separate Property	Under the Uniform Gift to Minors Act,
☐	Transfer on Death** (Provide Beneficiary(ies) in Section 3)	☐ IRA* Traditional ☐ IRA*Roth ☐ IRA*Rollover ☐ IRA*SEP ☐ IRA*Type:	State of
☐	Trust Type: (please specify, i.e., Family, Living, Revocable, etc.)	☐ Keogh* ☐ Qualified Pension Plan*	Under the Uniform Transfers to Minors Act, State of
		☐ Qualified Profit Sharing Plan*	☐ Limited Liability Company (LLC)
☐	Corporation	☐ Charitable Remainder Trust	☐ Other
☐	Company	☐ Non Profit Organization
*	Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.
**	Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

3. INVESTOR INFORMATION

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐ Mr. & Mrs.  ☐ Other

Name of Investor:

Tax ID/Social Security Number  Date of Birth/Incorporation

Name of Joint Owner:

Tax ID/Social Security Number  Date of Birth/Incorporation

Legal Address (cannot be a P.O. Box)

City:  State:  Zip Code:

Mailing Address

City:  State:  Zip Code:

Home Telephone:   Business Telephone:

E-Mail:

Mother's Maiden Name (requested for security purposes)

Transfer on Death Beneficiary Information (For Individual or Joint Accounts only)

Name:

Tax ID/Social Security Number  Primary  %

Name:

Tax ID/Social Security Number  Primary  %

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien
☐	Electronic Delivery: Check here if you consent, in the event that American Realty Capital Trust, Inc. elects to deliver any shareholder communications electronically in lieu of mailing paper documents, to receiving such communications via e-mail notice that such communications are available on American Realty Capital Trust, Inc. website.

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement Plan)

Name of Institution

Street Address

City:   State:   Zip Code:

Account Number:  Tax ID:  Phone:

4. DISTRIBUTION OPTIONS

You may choose to have your distribution applied in up to three different ways. Please indicate your preference(s) below. If this is an additional purchase, and you have selected a new distribution allocation, this new allocation will be retroactive to all previous shares and will affect all future distributions.

Allocation %
%	☐	I would like to participate in the Distribution Reinvestment Plan.
%	☐	I would like to receive a distribution check mailed to my mailing address listed in Section 3.
%	☐	I would like for my distribution to be deposited into a third-party account.*
100%		Distribution preference(s) must be made in whole percentages equaling 100%

Institution Name:   Account Name:

Institution ABA#:   Account Number:

Street/P.O. Box:

City:  State:  Zip Code:

*	I authorize American Realty Capital Trust, Inc. REIT or its agent to deposit my distribution into the provided third party account listed above. This authority will remain in force until I notify American Realty Capital Trust, Inc. REIT in writing to cancel it. In the event that American Realty Capital Trust, Inc. REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

5. SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following (ALL appropriate lines must be initialed):

Investor (Initials)	JOINT OWNER (Initials)
☐	☐	acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company (Minnesota and Massachusetts residents do not initial);
☐	☐	represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;
☐	☐	represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);
☐	☐	acknowledges that the Shares are not liquid (Massachusetts residents do not initial); and
☐	☐	if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.
☐	☐	For residents of Kentucky only — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.
☐	☐	For residents of Michigan, Massachusetts, Ohio, Iowa and Pennsylvania — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Michigan, Massachusetts, Ohio or Pennsylvania resident’s net worth.
☐	☐	For residents of Kansas, Missouri, California and Tennessee — In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐	For residents of Alabama and Mississippi only — In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

Signature of Investor	Print Name Date

Signature of Joint Owner, if applicable	Print Name Date
6.	BROKER-DEALER AND REGISTERED REPRESENTATIVE (to be completed by selling registered representative)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the FINRA Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name:  Phone

Broker-Dealer Mailing Address:

City:   State:   Zip Code:

Registered Principle, Signature, if required:

Registered Representative Name:

Registered Representative Mailing Address:

City:   State:   Zip Code:

Registered Representative Signature:

Registered Representative E-mail address: American Realty Capital Trust, Inc. may use this e-mail address to provide an e-mail notification receipt of this subscription and additional information from American Realty Capital Trust, Inc.

☐  Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

Non-Pennsylvania and non-Massachusetts residents please complete a Subscription Agreement (with all signatures) and check made payable to American Realty Capital Trust, Inc.

Pennsylvania and Massachusetts residents, please complete a Subscription Agreement (with all signatures) and check made payable to American Realty Capital Trust, Inc., Boston Private Bank & Trust Company Escrow Agent or
ARC Trust, Inc., BPB&TC Escrow Agent

Please mail a completed Subscription Agreement and check to:
American Realty Capital Trust, Inc.,
c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204

Amount	Date
Check/Wire #	Account #
Registered Representative #	Firm #	Custodian ID #
Transfer Agent Reviewer

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:
(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
(4)	to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
(5)	to holders of securities of the same class of the same issuer;
(6)	by way of gift or donation inter vivos or on death;
(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
(10)	by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (a) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (b) delivers to each purchaser a copy of this rule, and (c) advised the commissioner of the name of each purchaser;
(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;
(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the company within five days of the date of subscription.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO AMERICAN
REALTY CAPITAL TRUST, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS	Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1. INVESTMENT	Please mark if this is an initial investment or additional investment. All additional investments must be in increments of at least $1000. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the company. If additional investments in the company are made, the investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for certain states which require a higher minimum investment. Certain States may vary. See Prospectus. If the purchase is eligible for a Net Commission Purchase, please check the appropriate box. Representative will not receive selling commission. Non-Pennsylvania and non-Massachusetts residents should make A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR PAYABLE TO THE ORDER OF “American Realty Capital Trust, Inc.”. Pennsylvania and Massachusetts residents should make a check payable to “Åmerican Realty Capital Trust, Inc., Boston Private Bank & Trust Company Escrow Agent” or“ÅRC Trust, Inc., BPB&TC Escrow Agent'’. Shares may be purchased only by persons meeting the standards set forth under the “Investor Suitability Standards” section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.
2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
3. REGISTRATION NAMES AND CONTACT INFORMATION	Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DISTRIBUTION OPTIONS	An investor may choose to have their dividend distribution applied in up to three different ways. Dividend distribution(s) must be made in whole percentages equaling 100%.
a. DISTRIBUTION REINVESTMENT PLAN: An investor can elect to select a percentage (in whole percentages) of their dividend to participate in the Distribution Reinvestment Plan payable to such investor in Shares of the company. The investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.
b. CHECK TO ADDRESS OF RECORD: An investor can elect to receive a percentage (in whole percentages) of their distribution mailed to their address of record provided in Section 3.
c. DISTRIBUTION ADDRESS: An investor can elect to have a percentage (in whole percentages) of cash distribution sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
5. SUBSCRIBER SIGNATURES	Each investor must initial each representation in this Section, and then sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
6. BROKER-DEALER	This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to American Realty Capital Trust, Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th floor, Dallas, TX 75204. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 877-373-2522

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL TRUST, INC.
EFFECTIVE AS OF JANUARY 25, 2008

American Realty Capital Trust, Inc., a Maryland corporation (the “company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may allocate a whole percentage of or the full amount as desired with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The company intends to offer Shares pursuant to the Plan at the higher of 95% of the then current net asset value as estimated by the company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the company and will become property of the company.

(f) Participants may acquire fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the company or its transfer agent.

4. Absence of Liability.  Neither the company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the company’s initial public offering of Shares pursuant to the company’s prospectus dated January 25, 2008 (the “Initial Offering”), the company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the company or an Affiliated Program (a “Subsequent Program”). If the company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on the New York Stock Exchange or the Nasdaq Stock Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant. The company’s authority to amend the Plan will not revoke the ability of the Participants to invest or withdraw from the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, Realty Capital Securities, LLC, Three Copley Place, Suite 3300 Boston, MA, 02116 1-866-771-2088 or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

APPENDIX C: PRIOR PERFORMANCE OF AMERICAN FINANCIAL REALTY TRUST

AMERICAN FINANCIAL REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004
(In thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2006	2005	2004
Revenues:
Rental income	$253,485	$329,865	$223,160
Operating expense reimbursements	166,712	185,244	93,520
Interest and other income, net	6,425	5,240	3,195
Total revenues	426,622	520,349	319,875
Expenses:
Property operating	229,014	258,414	139,905
Property writedown — hurricane	—	949	—
Property damage recoverable — hurricane	—	(949)	—
Marketing, general and administrative	24,934	24,144	23,888
Broken deal costs	176	1,220	227
Repositioning	9,065
Amortization of deferred equity compensation	8,687	10,411	9,078
Outperformance plan — cash component	—	—	—
Outperformance plan — contingent restricted share component	—	—	(5,238)
Severance and related accelerated amortization of deferred compensation	21,917	4,503	1,857
Interest expense on mortgages and other debt	142,432	157,608	89,417
Depreciation and amortization	126,307	163,923	103,808
Total expenses	562,532	620,223	362,942
Loss before net gain on sale of land and minority interest in a property, net interest income on residential mortgage-backed securities, net loss on investments, minority interest and discontinued operations	(135,910)	(99,874)	(43,067)
Gain on sale of land and minority interest in a property, net	2,043	1,596	17,773
Equity in loss from joint venture	(1,397)	—	—
Interest income from residential mortgage-backed securities, net of interest expense on reverse repurchase agreements of $4,355 for the year ended December 31, 2003	—	—	—
Net loss on investments	—	(530)	(409)
Loss from continuing operations before minority interest	(135,264)	(98,808)	(25,703)
Minority interest	2,686	4,518	1,192
Loss from continuing operations	(132,578)	(94,290)	(24,511)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $1850, $528, $197 and $98 for the years ended December 31, 2006, 2005, 2004 and 2003, respectively	(79,174)	(18,952)	(6,084)
Yield maintenance fees, net of minority interest of $15,564, $16 and $103 for the years ended December 31, 2006, 2005, and 2004, respectively	(46,402)	(567)	(3,060)
Net gains on disposals, net of minority interest of $74,046, $562, $374 and $382 for the years ended December 31, 2005, 2004 and 2003, respectively; net of income taxes	237,556	20,194	11,410
Income from discontinued operations	111,980	675	2,266
Net loss	$(20,598)	$(93,615)	$(22,245)
Basic and diluted income (loss) per share:
From continuing operations	$(1.04)	$(0.79)	$(0.24)
From discontinued operations	0.87	0.01	0.02
Total basic and diluted loss per share	$(0.17)	$(0.78)	$(0.22)

AMERICAN FINANCIAL REALTY TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004
(In thousands)
(unaudited)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net loss	$(20,598)	$(93,615)	$(22,245)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	137,420	138,990	93,241
Minority interest	53,946	(4,500)	(1,118)
Amortization of leasehold interests and intangible assets	36,351	38,887	18,145
Amortization of above- and below-market leases	1,160	(120)	1,539
Amortization of deferred financing costs	13,708	12,656	5,006
Amortization of deferred compensation	13,031	13,440	10,273
Amortization of discount on pledged treasury securities	(359)	—	—
Non-cash component of Outperformance Plan	—	—	(5,238)
Non-cash compensation charge	273	262	244
Impairment charges	65,116	3,581	4,060
Net equity in loss from joint venture	1,397	—	—
Net gain on sales of properties and lease terminations	(315,077)	(23,006)	(30,076)
Net loss on sales of investments	—	530	409
Premium amortization on residential mortgage-backed securities	—	—	—
Leasing costs	(18,154)	(8,404)	(17,349)
Payments received from tenants for lease terminations	1,947	440	2,061
Decrease (increase) in operating assets:
Tenant and other receivables, net	(23,405)	(19,601)	(22,055)
Prepaid expenses and other assets	(2,777)	(81)	(16,466)
Increase (decrease) in operating liabilities:
Accounts payable	4,447	(709)	3,138
Accrued expenses and other liabilities	(3,034)	(10,469)	44,972
Deferred revenue and tenant security deposits	31,711	50,002	71,325
Net cash provided by operating activities	(22,897)	98,283	139,866
Cash flows from investing activities:
Payments for acquisitions of real estate investments, net of cash acquired	(192,669)	(806,951)	(2,006,703)
Capital expenditures and leasehold termination costs	(50,043)	(41,559)	(15,786)
Proceeds from sales of real estate and non-real estate assets	1,421,613	125,583	187,016
Investment in joint venture	(23,300)	—	—
Proceeds from sale of minority interest in a property	—	—	58,974
Sales of residential mortgage-backed securities	—	—	—
Receipt of principal payments on residential mortgage-backed securities	—	—	—
Decrease (increase) in accrued interest income	—	(89)	99
Sales of marketable investments	1,116	21,240	52,880
Purchases of marketable investments	(33,082)	(570)	(10,131)
Net cash used in investing activities	1,123,635	(702,346)	(1,733,651)
Cash flows from financing activities:
Borrowing under (repayments of) reverse repurchase agreements	—	—	—
Repayments of mortgages, bridge notes payable and credit facilities	(1,207,580)	(594,063)	(274,398)
Increase in restricted cash	(3,202)	(16,045)	(31,707)
Proceeds from mortgages, bridge notes payable and credit facilities	327,878	1,108,652	1,531,425
Proceeds from issuance of convertible senior notes, net	—	—	434,030
Payments for deferred financing costs, net	(2,118)	(838)	(25,758)
Proceeds from common share issuances, net	1,185	244,442	7,552
Redemption of Operating Partnership units	—	(4,405)	(31,112)
Contributions by limited partners	—	353	—

APPENDIX C-2: RESULTS OF NICHOLAS S. SCHORSCH’S COMPLETED PROGRAMS
(unaudited)

Year	Number of Properties Acquired	Aggregate Purchase Price of Properties Acquired	Number of Properties Sold	Aggregate Gross Proceeds from Sale of Properties	Aggregate Net Gain on Sales	Number of Properties Sold to AFR	Aggregate Gross Proceeds from Sale of Properties to AFR	Aggregate Net Gain on Sales to AFR
1998	105	$22,373,000	15	$8,054,000	$4,227,000	—	$—	$—
1999	33	18,825,000	16	8,418,000	4,468,000	—	—	—
2000	8	142,931,000	33	21,871,000	8,934,000	—	—	—
2001	71	24,126,000	45	22,921,000	4,107,000	—	—	—
2002	59	64,030,000	63	32,130,000	11,377,000	93	230,500,000	N/A	(1)
2003	—	—	11	54,347,000	2,567,000	—	—	—
Total	276	$272,285,000	183	$147,741,000	$35,680,000	93	$230,500,000	$—

(1)	“The consideration received was principally limited partnership units in AFR’s operating partnership and some cash. The net aggregate gain on the sale to AFR can not be determined since the registrant has no information as to what each investor did with his or her limited partnership units after the initial transfer to AFR in 2002.”

C-2-1

AMERICAN REALTY CAPITAL TRUST, INC.

Common Stock

150,000,000 SHARES – MAXIMUM OFFERING

P R O S P E C T U S

March 18, 2008

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.